UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

IMPRIVATA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Imprivata, Inc. (the “Imprivata common stock”)
(2)

Aggregate number of securities to which transaction applies:

As of July 11, 2016, 25,383,077 shares of Imprivata common stock, 5,643,564 shares of Imprivata common stock issuable upon the exercise of stock options and 25,825 shares of Imprivata common stock subject to outstanding restricted stock units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value was determined based upon the sum of: (A) 25,383,077 shares of Imprivata common stock multiplied by $19.25 per share; (B) options to purchase 5,643,564 shares of Imprivata common stock with exercise prices less than $19.25 per share multiplied by $9.68 (which is the difference between $19.25 and the weighted average exercise price of $9.57 per share); and (C) 25,825 shares of Imprivata common stock subject to outstanding restricted stock units multiplied by $19.25 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by .0001007.

	(4)	Proposed maximum aggregate value of transaction: $543,751,063.02
	(5)	Total fee paid: $54,755.74

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED JULY 28, 2016 – SUBJECT TO COMPLETION

NOTICE OF MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2016

To Imprivata Stockholders:

A meeting of stockholders of Imprivata, Inc., a Delaware corporation (“Imprivata”), will be held on [●], 2016, at [●], Eastern time, at [●], for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of July 13, 2016, by and among Project Brady Holdings, LLC (“Parent”), a Delaware limited liability company, Project Brady Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned direct subsidiary of Parent, and Imprivata. Parent and Merger Sub were formed by an affiliate of the private equity investment firm Thoma Bravo, LLC (“Thoma Bravo”). Pursuant to the terms of the merger agreement, Merger Sub will be merged with and into Imprivata with Imprivata surviving the merger as a wholly-owned subsidiary of Parent;

2. To consider and vote on a proposal to approve one or more adjournments of the stockholders meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if Imprivata has not obtained sufficient affirmative stockholder votes to adopt the merger agreement; and

3. To transact such other business as may properly come before the stockholders meeting or any adjournment of the stockholders meeting.

Our board of directors (the “Board”) has fixed the close of business on [●], 2016 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the stockholders meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the stockholders meeting and at any adjournment of that meeting. Each stockholder is entitled to one vote for each share of Imprivata common stock held on the record date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT PROPOSAL.

Whether or not you plan to attend the stockholders meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the stockholders meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

By Order of the Board of Directors,

Omar Hussain

President and Chief Executive Officer

This proxy statement is dated [●], 2016 and is first being mailed to stockholders on or about [●], 2016.

YOUR VOTE IS IMPORTANT

Whether or not you are able to attend the stockholders meeting in person, please follow the instructions included on the enclosed proxy card and submit your proxy via the Internet, by telephone, or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the stockholders meeting. If you abstain from voting, it will have the same effect as a vote against the proposal to adopt the merger agreement and it will have no effect on the proposal to adjourn the stockholders meeting. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement and it will have no effect on the proposal to adjourn the stockholders meeting. If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the stockholders meeting.

ADDITIONAL INFORMATION

For additional questions about the merger, assistance in submitting proxies or voting shares of Imprivata common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect (212) 750-5833

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON [●], 2016.

These proxy materials are being made available to stockholders on or about [●], 2016 at the following URL: http://[●].

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements represent Imprivata’s expectations or beliefs concerning future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “projections,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

•	the possibility that all of the closing conditions to the consummation of the merger will not be satisfied and the merger will not be completed;

•	the possibility that Imprivata stockholders will not provide sufficient votes to adopt the merger agreement under applicable law and the merger agreement;

•	the failure by Parent to consummate the necessary equity financing set forth in the commitment entered into in connection with the merger;

•	the inability to obtain regulatory approvals required for the merger or the imposition of burdensome conditions in connection with such approvals;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the impact of the announcement of the merger on Imprivata’s operating results and relationships with its employees, partners and customers;

•	the impact of the pending merger on Imprivata’s strategic plans and operations and Imprivata’s ability to respond effectively to competitive pressures, industry developments and future opportunities;

•	Imprivata’s performance, the marketplace for its products and services, industry performance, general business and economic conditions, vendor requirements, competition, Imprivata’s ability to successfully manage costs in the future, and adverse changes in applicable laws, regulations or rules; and

•	other risks and uncertainties detailed in Imprivata’s filings with the Securities and Exchange Commission, or “SEC,” including our final prospectus related to our initial public offering filed pursuant to Rule 424(b) under the Securities Act with the SEC on June 25, 2014, our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016. See “Where You Can Find More Information” on page 88 of this proxy statement.

You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made in this proxy statement remain accurate as of any future date. Moreover, except as required by law, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

PRELIMINARY PROXY STATEMENT DATED JULY 28, 2016 – SUBJECT TO COMPLETION

SUMMARY TERM SHEET

The following summary highlights information in this proxy statement related to the merger of Project Brady Merger Sub, Inc. with and into Imprivata, Inc., which we refer to as the “merger,” and the “proposed transaction” and may not contain all the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

In this proxy statement, the terms “we,” “us,” “our,” the “Company,” and “Imprivata” refer to Imprivata, Inc., the term “Parent” refers to Project Brady Holdings, LLC, the term “Merger Sub” refers to Project Brady Merger Sub, Inc., and the term “merger agreement” refers to the Agreement and Plan of Merger, dated as of July 13, 2016, by and among Parent, Merger Sub and Imprivata.

The Companies (Page 25)

Imprivata, Inc. Imprivata is a healthcare IT security company that enables healthcare organizations globally to access, communicate, and transact patient information securely and conveniently. The Imprivata platform addresses critical compliance and security challenges while improving productivity and the patient experience.

Imprivata, Inc.

10 Maguire Road, Building 1, Suite 125

Lexington, MA 02421

(781) 674-2700

www.imprivata.com

Project Brady Holdings, LLC. Parent was formed on July 6, 2016, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing in connection with the merger.

Project Brady Holdings, LLC

c/o Thoma Bravo, LLC

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

Project Brady Merger Sub, Inc. Merger Sub is a wholly-owned direct subsidiary of Parent, and was formed on July 6, 2016, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing in connection with the merger.

Project Brady Merger Sub, Inc.

c/o Thoma Bravo, LLC

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

Parent and Merger Sub are each affiliated with Thoma Bravo Fund XII, L.P. (the “Thoma Bravo Fund”). In connection with the transactions contemplated by the merger agreement, (1) the Thoma Bravo Fund has provided to Parent an equity commitment of up to $548,148,554 plus, solely and to the extent necessary in order to pay any additional fees and expenses required by the merger agreement to be paid by Parent after taking into account the amount of available cash of Imprivata at the closing, up to an additional $20,000,000 in the aggregate, solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate merger consideration and (2) under the merger agreement, Parent and/or Merger Sub may obtain debt financing to offset a portion of the funds required to consummate the transactions contemplated by the merger agreement, but the merger is not conditioned on Parent’s ability to obtain debt financing (in each case, pursuant to the terms and conditions as described further under the caption “The Merger – Financing of the Merger”).

Parent, Merger Sub and the Thoma Bravo Fund are affiliated with Thoma Bravo, LLC (“Thoma Bravo”). Thoma Bravo is a leading private equity investment firm building on a 30+ year history of providing equity and strategic support to experienced management teams and growing companies.

Thoma Bravo, LLC

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

The Stockholders Meeting (Page 20)

Date, Time and Place. The stockholders meeting will be held on [●], [●], 2016, starting at [●], Eastern time, at [●].

Purpose. At the stockholders meeting, you will be asked to consider and vote upon (1) a proposal to adopt the merger agreement, (2) a proposal to approve one or more adjournments of the stockholders meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if Imprivata has not obtained sufficient affirmative stockholder votes to adopt the merger agreement and (3) such other business as may properly come before the stockholders meeting or any adjournments of the stockholders meeting. We are currently not aware of any other business to come before the stockholders meeting.

Record Date and Quorum. You are entitled to vote at the stockholders meeting if you owned shares of Imprivata common stock at the close of business on [●], 2016, the record date for the stockholders meeting. You will have one vote for each share of Imprivata common stock that you owned on the record date. As of [●], 2016, there were [●] shares of Imprivata common stock issued and outstanding and entitled to vote. A majority of Imprivata common stock entitled to vote at the stockholders meeting, present in person or represented by proxy will constitute a quorum for the purpose of the stockholders meeting. In the event that a quorum is not present at the stockholders meeting, the meeting may be adjourned pursuant to the terms of the merger agreement.

Voting and Proxies. Any stockholder of record entitled to vote at the stockholders meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail, or by voting in person at the stockholders meeting. If you intend to submit your proxy by telephone or via the Internet, you must do so no later than the date and time indicated on the applicable proxy card(s). Even if you plan to attend the stockholders meeting, if you hold shares of Imprivata common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you give your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adjournment proposal.

If your shares of Imprivata common stock are held in “street name,” you should instruct your brokerage firm, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker or nominee. If your shares of Imprivata common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote in person at the stockholders meeting. If you fail to provide your nominee with instructions on how to vote your shares of Imprivata common stock, your nominee will not be able to vote such shares at the stockholders meeting.

Vote Required. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Imprivata common stock entitled to vote at the stockholders meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The approval of the proposal to adjourn the stockholders meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if Imprivata has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, requires the affirmative vote of a majority of the votes properly cast for and against such matter. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the stockholders meeting.

Concurrently with the execution of the merger agreement, Parent entered into voting agreements with each director and executive officer of Imprivata (and parties related to or affiliated with such directors). As of [•], 2016, the record date for the stockholders meeting, these directors, executive officers and stockholders collectively hold approximately 27% of the outstanding Imprivata common stock entitled to vote at the stockholders meeting.

A list of Imprivata stockholders entitled to vote at the stockholders meeting will be available for inspection at the stockholders meeting and at 10 Maguire Road, Building 1, Suite 125, Lexington, MA 02421, during ordinary business hours, for ten days prior to the stockholders meeting.

Revocability of Proxy. Any holder of record of Imprivata common stock may revoke his or her proxy at any time, unless noted below, before it is voted at the stockholders meeting by any of the following actions:

•	delivering to Imprivata’s secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the stockholders meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy relating to the same shares of Imprivata common stock and bearing a later date; or

•	submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Imprivata, Inc.

10 Maguire Road, Building 1, Suite 125

Lexington, MA 02421

(781) 674 2700 Attn: John Milton, General Counsel and Corporate Secretary

If you are a “street name” holder of Imprivata common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

The Merger (Page 26)

The merger agreement provides that Merger Sub will merge with and into Imprivata. Imprivata will be the surviving corporation (which we refer to as the “surviving corporation”) in the merger and will continue as a wholly-owned subsidiary of Parent.

If the merger is completed, at the effective time of the merger, each outstanding share of Imprivata common stock (other than shares held in treasury or held by Parent or any subsidiary of Imprivata or Parent or shares as to which appraisal rights under Delaware law have been perfected) will be automatically converted into the right to receive $19.25 in cash, without interest and less applicable withholding taxes. We refer to this amount as the “merger consideration.”

The merger consideration of $19.25 per share to be received by Imprivata stockholders represents:

•	a 32.8% premium to the closing price of our common stock on July 12, 2016 (the date preceding the public announcement of the merger);

•	a 49.0% premium to the 90-trading day average closing price of our common stock as of July 12, 2016; and

•	a 28.3% premium to the price of our common stock in our June 2014 initial public offering.

The closing sale price of a share of Imprivata common stock on the New York Stock Exchange on [●], 2016 was $[●]. You are encouraged to obtain current market quotations for Imprivata common stock in connection with voting your shares.

Upon completion of the merger, shares of Imprivata common stock will no longer be listed on any stock exchange or quotation system. You will not own any shares of the surviving corporation. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

Recommendation of the Board and Reasons for the Merger (Page 37)

The Board unanimously (1) determined that the merger and the merger agreement are advisable and in the best interests of Imprivata and its stockholders, (2) approved and declared advisable the merger and the merger agreement and (3) recommends that Imprivata stockholders adopt the merger agreement. Accordingly, the Board unanimously recommends that holders of Imprivata common stock vote “FOR” the proposal to adopt the merger agreement at the stockholders meeting.

For the factors considered by our Board in reaching its decision to approve the merger agreement, see “The Merger – Recommendation of the Board and Reasons for the Merger” beginning on page 37 of this proxy statement.

The Board also unanimously recommends that holders of Imprivata common stock vote “FOR” the adjournment proposal.

Opinion of Imprivata’s Financial Advisor (Page 42 and Annex B)

Opinion of Barclays Capital Inc.

In connection with the merger, on July 12, 2016, at a meeting of the Special Committee and, following such meeting, at a meeting of the Board, the Company’s financial advisor, Barclays Capital Inc. (“Barclays”), rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, from a financial point of view, the merger consideration to be offered to the holders of the shares of Imprivata common stock (other than shares of Imprivata common stock owned by Parent or any of its affiliates or by Imprivata or any of its subsidiaries, or as to which appraisal rights have been properly asserted (the “Excluded Shares”)) was fair to such holders.

The full text of Barclays’ written opinion, dated as of July 12, 2016, is attached as Annex B to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. Barclays’ opinion is addressed to the Board, addresses only the fairness, from a financial point of view, of the merger consideration to be offered to the holders of shares of Imprivata common stock (other than the Excluded Shares) and does not constitute a recommendation to any stockholder of Imprivata as to how such stockholder should vote with respect to the proposed transaction or any other matter.

Conditions to the Merger (Page 73)

The obligations of Imprivata, Parent and Merger Sub, as applicable, to consummate the merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions) the following:

•	adoption of the merger agreement by an affirmative vote of the holders of a majority of the outstanding shares of Imprivata common stock entitled to vote on the adoption of the merger agreement;

•	the consummation of the merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction;

•	expiration or termination of the applicable waiting period under the HSR Act;

•	the accuracy of the representations and warranties of Imprivata, Parent and Merger Sub in the merger agreement, subject to materiality qualifiers (generally other than as would not constitute a material adverse effect on Imprivata and, in the case of the capitalization representations and warranties of Imprivata, other than as would not increase the aggregate merger consideration by more than $2,000,000), as of the date of the merger agreement and as of the closing date, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	Imprivata, Parent and Merger Sub having performed in all material respects their obligations under the merger agreement at or before the effective time of the merger;

•	receipt of certificates executed by executive officers of Imprivata, on the one hand, or Parent and Merger Sub, on the other hand, to the effect that the conditions described in the preceding two bullets have been satisfied; and

•	since the date of the merger agreement, there not having occurred or arisen any material adverse effect on Imprivata.

The merger is not conditioned on Parent’s ability to obtain debt financing.

Non-Solicitation; Competing Acquisition Proposals (Page 67)

Under the merger agreement, Imprivata, its subsidiaries and their respective representatives are not permitted to, among other things:

•	initiate, solicit, propose, knowingly encourage (including by providing information) or take any action to knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•	engage in, continue or otherwise participate in any discussions (other than to refer to the merger agreement) or negotiations regarding, or provide any non-public information or data concerning, or afford access to the business, properties, assets, books, records or personnel of, Imprivata or any of its subsidiaries to any person relating to, any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•	approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement (which, for the avoidance of doubt, excludes any acceptable confidentiality agreement) relating to an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal; or

•	resolve or agree to do any of the foregoing.

Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by Imprivata stockholders, Imprivata may (1) provide information or afford access to the business, properties, assets, books, records, or to any personnel of Imprivata in response to a request therefor to a third party (and its representatives and financing sources) who has made a bona fide written acquisition proposal after the date hereof that was not solicited in material violation of the merger agreement, if and only if, prior to providing such information, Imprivata has received from such third party so requesting such information an executed acceptable confidentiality agreement; provided that Imprivata shall promptly (and in any event within twenty-four (24) hours) make available to Parent any non-public information concerning Imprivata and its subsidiaries that is provided to such third party making such acquisition proposal that is given such access and that was not previously made available to Parent or its representatives or (2) engage or participate in any discussions or negotiations with a third party who has made such an unsolicited bona fide written acquisition proposal.

Termination of the Merger Agreement (Page 73)

Imprivata and Parent may terminate the merger agreement by mutual written consent, which consent shall have been approved by the action of their respective boards of directors, at any time before the consummation of the merger, notwithstanding any approval of the merger agreement by Imprivata stockholders. In addition, either Parent or Imprivata may terminate the merger agreement at any time before the consummation of the merger if:

•	any governmental entity of competent jurisdiction shall have issued an order or taken any other action, in either case permanently enjoining, restraining or otherwise prohibiting the merger, and such order or other action shall have become final and nonappealable; provided that the party seeking to terminate the merger agreement will not have initiated the proceeding with respect to such order, taken any action in support of such order or failed to use such efforts as required by the merger agreement to prevent and oppose such order or other action;

•	the stockholders meeting has been held and completed and the adoption of the merger agreement by Imprivata stockholders has not been obtained at the stockholders meeting or at any adjournment of that meeting; or

•	the merger has not been consummated on or before December 10, 2016 (which we refer to as the “termination date”).

Parent may also terminate the merger agreement if:

•	the Board or any committee thereof has effected an adverse recommendation change (as defined in the section entitled “The Merger Agreement – Imprivata Board Recommendation”);

•	(i) there has been a breach by Imprivata of any representation, warranty, covenant or agreement contained in the merger agreement that would, individually or in the aggregate, result in any of the conditions to Parent’s obligations to close not being satisfied if continuing on the closing date and (ii) such breach (A) is not cured before the termination date, (B) is not reasonably capable of being cured before the termination date or (C) Imprivata does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach, in which case Parent may not terminate the merger agreement if such breach is cured by Imprivata during such thirty (30) day period (provided further that Parent’s right to terminate the merger agreement will not be available to Parent if Parent or Merger Sub is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement); or

•	if Imprivata has breached any of its obligations with respect to no solicitation under the merger agreement (other than (y) any unauthorized or materially cured breaches thereof or (z) any immaterial or inadvertent breaches not intended to result in an acquisition proposal), and only if Parent and Merger Sub are not in material breach of their representations, warranties, covenants and agreements under the merger agreement.

Imprivata may also terminate the merger agreement if:

•	prior to the adoption of the merger agreement by Imprivata stockholders, in order to enter into an acquisition agreement for a superior proposal, if the Board (or a committee thereof), in compliance with the applicable terms of the merger agreement, has authorized Imprivata to enter into a specified definitive acquisition agreement and Imprivata enters into such binding definitive agreement and concurrently with the termination of the merger agreement pays the termination fee described in the section entitled “The Merger Agreement – Termination Fees and Expenses”; or

•	(i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in the merger agreement that would, individually or in the aggregate, result in any of the conditions to Imprivata’s obligations to close not being satisfied if continuing on the closing date and (ii) such breach (A) is not cured before the termination date, (B) is not reasonably capable of being cured before the termination date or (C) Parent or Merger Sub does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach, in which case Imprivata may not terminate the merger agreement if such breach is cured by Parent or Merger Sub during such thirty (30) day period (provided further that Imprivata’s right to terminate the merger agreement will not be available to Imprivata if Imprivata is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement).

Termination Fees and Expenses (Page 75)

Imprivata has agreed to pay Parent approximately $13.6 million in cash upon the termination of the merger agreement under certain circumstances (which we refer to as the “termination fee”).

Except as expressly set forth in the merger agreement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs and expenses; provided that Parent will pay all filing fees payable pursuant to the HSR Act or any applicable foreign antitrust or competition law. The applicable waiting period will expire on August 19, 2016 at 11:59 p.m., New York City time, unless otherwise terminated or extended by antitrust authorities.

The Voting Agreements (Page 76)

Concurrently with the execution of the merger agreement, Parent entered into voting agreements (which we refer to collectively as the “voting agreements”) with each director and executive officer of Imprivata (and parties related to or affiliated with such directors). Under the voting agreements, such directors, executive officers and affiliates agree, during the term of the voting agreements, to vote their shares of Imprivata common stock (i) in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby and (ii) against any alternative acquisition proposal, and not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of their shares, subject to certain limited exceptions. As of [●], 2016, the record date for the stockholders meeting, the directors, executive officers and stockholders of Imprivata that entered into the voting agreements collectively hold approximately 27% of the outstanding Imprivata common stock entitled to vote at the stockholders meeting.

If the merger agreement terminates in accordance with its terms, the voting agreements will also terminate. The form of voting agreement is provided as Exhibit A to the merger agreement, which is attached as Annex A to this proxy statement.

Regulatory Matters (Page 80)

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the United States Department of Justice (which we refer to as the “Antitrust Division”) and the Federal Trade Commission (which we refer to as the “FTC”) by Imprivata and

Parent, and the applicable waiting period has expired or been terminated. In addition, the expiration or termination of the applicable waiting period under the HSR Act is a condition to each of Parent’s and Imprivata’s obligation to consummate the merger. Each of Imprivata and Parent filed their notification and report forms with the Antitrust Division and the FTC under the HSR Act on July 20, 2016, and, in accordance with the merger agreement, each requested “early termination” of the waiting period.

Certain Material U.S. Federal Income Tax Considerations (Page 77)

The receipt of cash in exchange for shares of Imprivata common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, stockholders will recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis of the shares of Imprivata common stock surrendered. Imprivata stockholders who are U.S. Holders (as defined in the section entitled “Certain Material U.S. Federal Income Tax Considerations”) generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. Imprivata stockholders who are Non-U.S. Holders (as defined in the section entitled “Certain Material U.S. Federal Income Tax Considerations”) generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless the stockholder has certain connections to the United States. Imprivata stockholders should consult their own tax advisors to determine the tax consequences to them of the merger based on their particular circumstances.

Appraisal Rights (Page 80)

Under Delaware law, if the merger is completed, Imprivata stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they submit a written demand for such an appraisal prior to the vote on the merger agreement and perfect their appraisal rights by complying with all of the required Delaware law procedures, which are summarized in this proxy statement. Section 262 of the DGCL is attached as Annex C to this proxy statement. Please read it carefully.

Interests of Imprivata’s Directors and Executive Officers in the Merger (Page 52)

Imprivata’s directors and executive officers have economic interests in the merger that are different from, or in addition to, those of Imprivata stockholders generally. These interests include:

•	severance arrangements covering our executive officers;

•	acceleration of all unvested equity awards held by our directors and executive officers; and

•	indemnification of our directors and executive officers by the surviving corporation following the merger.

The Board was aware of and considered these interests, among other matters, in reaching its decision to approve and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Imprivata Stock Options and Stock-Based Awards (Page 70)

Cashed Out Stock Options. Pursuant to the terms of the merger agreement and consistent with the terms of Imprivata’s 2014 stock option and incentive plan, each unvested Imprivata stock option outstanding immediately prior to the effective time of the merger will immediately vest and become exercisable as of immediately prior to the effective time of the merger. Each outstanding Imprivata stock option immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount (subject to applicable tax withholding) in cash (without interest thereon) equal to the product of (1) the aggregate number of shares of Imprivata common stock subject to such cancelled Imprivata stock option immediately prior to the effective time of the merger and (2) $19.25 less the per share exercise price of such cancelled Imprivata stock option (provided that, if the exercise price of such cancelled Imprivata stock option equals or exceeds $19.25, then the amount payable with respect to such cancelled Imprivata stock option will be $0).

Cashed Out Restricted Stock and Restricted Stock Units. Pursuant to the terms of the merger agreement and consistent with the terms of Imprivata’s 2014 stock option and incentive plan, all unvested shares of Imprivata restricted stock and the unvested portion of each outstanding Imprivata restricted stock unit will immediately vest in full as of immediately prior to the effective time of the merger. Each outstanding restricted stock award and restricted stock unit award immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive an amount in cash (without interest thereon) equal to the product of (i) the total number of shares underlying such award and (ii) $19.25.

Employee Stock Purchase Plan. With respect to Imprivata’s employee stock purchase plan, or “ESPP,” our Board adopted resolutions and took other actions to (A) restrict participants in the ESPP from increasing their payroll deductions from those in effect on the date of the merger agreement or from making separate non-payroll contributions to the ESPP; (B) provide that no individual who is not participating in the ESPP as of the date of the merger agreement may commence participation in the ESPP; (C) provide that no offering period under the ESPP will be commenced after the date of the merger agreement; (D) provide that the offering period under the ESPP that is in effect as of the date of the merger agreement will end on the earlier of August 31, 2016 or the fifth calendar day immediately prior to the effective time of the merger and all amounts credited to the accounts of participants will be used to purchase shares of common stock in accordance with the terms of the ESPP as of such date (and such shares will be treated as other outstanding shares in accordance with the merger agreement); and (E) terminate the ESPP, effective as of the date immediately prior to the date of the effective time of the merger.

Consummation of the Merger

We currently expect the merger to be completed in the third quarter of 2016. However, we cannot predict the exact timing of the consummation of the merger or whether the merger will be consummated. In order to consummate the merger, Imprivata stockholders must adopt the merger agreement at the stockholders meeting and the other closing conditions under the merger agreement, including receipt of certain regulatory approvals, must be satisfied or, to the extent legally permitted, waived.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE STOCKHOLDERS MEETING

The following questions and answers address briefly some questions you may have regarding the merger agreement, the merger and the stockholders meeting. These questions and answers may not address all questions that may be important to you as a holder of shares of Imprivata common stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	What is the purpose of the merger?

A:	Imprivata, Parent, and Merger Sub have entered into a merger agreement. Subject to the terms and conditions of the merger agreement, Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into Imprivata. Imprivata will be the surviving corporation in the merger and will continue as a wholly-owned subsidiary of Parent.

Q:	What will happen to my Imprivata stock as a result of the merger?

A:	If the merger is completed, each share of Imprivata common stock that you hold at the effective time of the merger will be converted into the right to receive $19.25 in cash, without interest, less any applicable withholding taxes. This does not apply to shares of Imprivata common stock held by any Imprivata stockholders who have properly perfected their appraisal rights under Delaware law as more fully described below. The closing sale price of a share of Imprivata common stock on the New York Stock Exchange on [●], 2016 was $[●]. You are encouraged to obtain current market quotations for Imprivata common stock in connection with voting your shares.

Q:	What will happen to Imprivata generally as a result of the merger?

A:	If the merger is completed, Imprivata will cease to be an independent public company and will be wholly-owned by Parent. As a result, you will no longer have any ownership interest in Imprivata. Upon completion of the merger, shares of Imprivata common stock will no longer be listed on any stock exchange or quotation system, including the New York Stock Exchange. In addition, following the completion of the merger, the registration of Imprivata common stock and our reporting obligations under the Exchange Act will be terminated.

Q:	How does the merger consideration compare to the market price of Imprivata common stock?

A:	The merger consideration of $19.25 per share to be received by Imprivata stockholders represents:

•	a 32.8% premium to the closing price of our common stock on July 12, 2016 (the date preceding the public announcement of the merger);

•	a 49.0% premium to the 90-trading day average closing price of our common stock as of July 12, 2016; and

•	a 28.3% premium to the price of our common stock in our June 2014 initial public offering.

The closing sale price of a share of Imprivata common stock on the New York Stock Exchange on [●], 2016 was $[●]. You are encouraged to obtain current market quotations for Imprivata common stock in connection with voting your shares.

Q:	When do you expect the merger to be completed?

A:	We currently expect the merger to be completed in the third quarter of 2016. However, the merger is subject to various closing conditions, including Imprivata stockholder and regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could delay the completion of the merger. We cannot assure you that we will complete the merger on this schedule or at all.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you were a stockholder of Imprivata as of [●], 2016, the record date for the stockholders meeting. To complete the merger, Imprivata stockholders holding a majority of the outstanding shares of Imprivata common stock must vote to adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. Imprivata will submit the merger agreement to its stockholders for adoption at the stockholders meeting described in this proxy statement. You should read the section entitled “The Stockholders Meeting” beginning on page 67 of this proxy statement.

Q:	When and where will the stockholders meeting of stockholders be held?

A:	The stockholders meeting of Imprivata stockholders will be held on [●], 2016, starting at [●], Eastern time, at [●].

Q:	What are the proposals that will be voted on at the stockholders meeting?

A:	You will be asked to consider and vote on (1) a proposal to adopt the merger agreement with Parent and Merger Sub and (2) a proposal to approve one or more adjournments of the stockholders meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if Imprivata has not obtained sufficient affirmative stockholder votes to adopt the merger agreement.

Q:	How does the Board recommend that I vote on the proposals?

A:	The Board unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Imprivata and our stockholders and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. You should read the section entitled “The Merger – Recommendation of the Board and Reasons for the Merger” beginning on page 37 of this proxy statement. The Board also unanimously recommends that you vote “FOR” the adjournment proposal.

Q:	Who is entitled to attend and vote at the stockholders meeting?

A:	The record date for the stockholders meeting is [●], 2016. If you own shares of Imprivata common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the stockholders meeting or any adjournment of the stockholders meeting. As of the record date, there were approximately [●] shares of Imprivata common stock issued and outstanding held collectively by approximately [●] stockholders of record.

Q:	How many votes are required to adopt the merger agreement?

A:

Under applicable law, we must receive the affirmative approval of the holders of a majority of the outstanding shares of Imprivata common stock entitled to vote at the stockholders meeting in order to complete the merger. In connection with the execution of the merger agreement, each director and executive officer of Imprivata (and parties related to or affiliated with such directors and executive officers) entered into voting agreements in which they agreed to vote in favor of the adoption of the merger agreement. As of [●], 2016, the record date for the stockholders meeting, these directors, executive officers and stockholders collectively hold approximately 27% of the outstanding Imprivata common stock entitled to vote at the stockholders meeting. If the merger agreement is terminated in accordance with its terms, these voting agreements will also terminate.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election appointed for the stockholders meeting, who will separately count “FOR” and “AGAINST” votes and abstentions. The adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Imprivata common stock entitled to vote at the stockholders meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

Approval of the adjournment of the Imprivata stockholders meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement requires that the number of votes cast “FOR” the proposal by holders of shares of Imprivata common stock present, in person or by proxy, at the Imprivata stockholders meeting and entitled to vote thereon, exceeds the number of votes cast “AGAINST” the proposal by holders of shares of Imprivata common stock present, in person or by proxy, at the Imprivata stockholders meeting and entitled to vote thereon. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the outcome of any vote to adjourn the Imprivata stockholders meeting.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below. You have one vote for each share of Imprivata common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by using the telephone voting instructions printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage paid envelope; or

•	in person by appearing and casting your vote at the stockholders meeting.

If you are voting by telephone or via the Internet, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the stockholders meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the stockholders meeting in person, to ensure that your shares of Imprivata common stock are present in person or represented at the stockholders meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the stockholders meeting. With respect to any other matter that properly comes before the stockholders meeting, shares present in person or represented by all proxies received by Imprivata will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:	If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the stockholders meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct it to vote your shares. If you wish to vote in person at the stockholders meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the stockholders meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What does it mean if I receive more than one proxy?

A:	If you receive more than one proxy, it means that you hold shares that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of Imprivata common stock, you have the right to change or revoke your proxy at any time before the vote being taken at the stockholders meeting:

•	by delivering to Imprivata’s secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the stockholders meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy relating to the same shares of Imprivata common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Imprivata, Inc.

10 Maguire Road, Building 1, Suite 125

Lexington, MA 02421

Attn: John Milton, General Counsel and Corporate Secretary

If you are a “street name” holder of Imprivata common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:	The receipt of cash in exchange for shares of Imprivata common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of Imprivata common stock. If you are a U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Considerations”), you generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. If you are a Non U.S. Holder (as defined in the section entitled “Certain Material U.S. Federal Income Tax Considerations”), you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless you have certain connections to the United States. The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see “Certain Material U.S. Federal Income Tax Considerations” beginning on page 77 of this proxy statement.

Q:	What will the holders of Imprivata stock options, restricted stock units and restricted stock receive in the merger?

Pursuant to the merger agreement and consistent with the terms of Imprivata’s 2014 stock option and incentive plan, all stock options, restricted stock units and shares of restricted stock will become fully vested (and exercisable to the extent applicable) immediately prior to the effective time of the merger.

At the effective time, (i) each outstanding Imprivata stock option immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount (subject to applicable tax withholding) in cash (without interest thereon) equal to the product of (1) the aggregate number of shares of Imprivata common stock subject to such cancelled Imprivata stock option immediately prior to the effective time of the merger and (2) $19.25 less the per share exercise price of such cancelled Imprivata stock option (provided that, if the exercise price of such cancelled Imprivata stock option equals or exceeds $19.25, then the amount payable with respect to such cancelled Imprivata stock option will be $0) and (ii) each Imprivata restricted stock award and each Imprivata restricted stock unit award that is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive an amount in cash (without interest thereon) equal to the product of (1) the total number of shares underlying such award and (2) $19.25.

Q:	Am I entitled to appraisal rights?

A:

If the merger is completed, Imprivata stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Imprivata common stock, as determined by the Delaware Court of Chancery, but only if they properly perfect appraisal rights under Delaware law, as described in the section entitled “Appraisal Rights” beginning on page 80 of this proxy statement. A copy of the full text of Section 262 of the Delaware General Corporation Law, or the DGCL, is

included as Annex C to this proxy statement. Failure to strictly comply with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Imprivata common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES NOW.

Q:	What happens if I sell my shares of Imprivata common stock before the stockholders meeting?

A:	The record date for stockholders entitled to vote at the stockholders meeting is earlier than the date of the stockholders meeting and the expected closing date of the merger. If you transfer your shares of Imprivata common stock after the record date but before the stockholders meeting, you will, unless special arrangements are made, retain your right to vote at the stockholders meeting but will transfer the right to receive the merger consideration to the person or entity to whom you transfer your shares.

In addition, if you sell your shares prior to the stockholders meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” beginning on page 80 and Annex C of this proxy statement.

Q:	What happens if the merger is not completed for any reason?

A:	If the merger is not completed for any reason, Imprivata stockholders will not receive any payment for their shares in connection with the merger. Instead, Imprivata will remain a stand-alone public company, and Imprivata common stock will continue to be listed and traded on the New York Stock Exchange. Under specified circumstances, we may be required to pay to Parent a termination fee or expenses associated with the transaction, as described below under “The Merger Agreement – Termination Fees and Expenses” beginning on page 75 of this proxy statement.

Q:	Who can answer further questions?

A:	For additional questions about the merger, assistance in submitting proxies or voting shares of Imprivata common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect (212) 750-5833

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

THE STOCKHOLDERS MEETING

Date, Time, Place and Purpose of the Stockholders Meeting

This proxy statement is being furnished to Imprivata stockholders as part of the solicitation of proxies by Imprivata’s officers, directors and employees for use at the stockholders meeting to be held on [●], 2016, starting at [●], Eastern time, at [●], or at any adjournment of the stockholders meeting. The purpose of the stockholders meeting is for Imprivata stockholders to consider and vote on the following:

1.	a proposal to adopt the merger agreement;

2.	a proposal to approve one or more adjournments of the stockholders meeting, if necessary, to solicit additional proxies if Imprivata has not obtained sufficient affirmative stockholder votes to adopt the merger agreement; and

3.	such other business as may properly come before the stockholders meeting or any adjournment of the stockholders meeting.

Imprivata stockholders must adopt the merger agreement in order for the merger to occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement carefully in its entirety.

Record Date and Quorum

Our Board has fixed the close of business on [●], 2016 as the record date for the stockholders meeting, and only holders of record of Imprivata common stock on the record date are entitled to vote at the stockholders meeting. As of [●], 2016, there were [●] shares of Imprivata common stock outstanding and entitled to vote. Each share of Imprivata common stock entitles its holder to one vote on all matters properly coming before the stockholders meeting.

A majority of the shares of Imprivata common stock entitled to vote at the stockholders meeting, present in person or represented by proxy, constitutes a quorum for the purpose of considering the proposals. Shares of Imprivata common stock held by stockholders present in person or represented at the stockholders meeting but not voted, including shares of Imprivata common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the stockholders meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. If a quorum fails to attend the stockholders meeting, the presiding officer may adjourn the stockholders meeting. See “– Adjournments” below.

Vote Required for Approval

You may vote “FOR” or “AGAINST”, or you may “ABSTAIN” from voting on, each proposal to be considered and voted on at the stockholders meeting.

Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Imprivata common stock entitled to vote at the stockholders meeting. Therefore, if you abstain or fail to vote on the proposal to adopt the merger agreement, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the adoption of the merger agreement.

The approval of the proposal to adjourn the stockholders meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if Imprivata has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, requires the affirmative vote of a majority of the votes properly cast for and against such matter. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the stockholders meeting.

Concurrently with the execution of the merger agreement, Parent entered into voting agreements with each director and executive officer of Imprivata (and parties related to or affiliated with such directors). As of [●], 2016, the record date for the stockholders meeting, these directors, executive officers and stockholders collectively hold approximately 27% of the outstanding Imprivata common stock entitled to vote at the stockholders meeting.

Voting and Proxies

Holders of record of Imprivata common stock may vote their shares by attending the stockholders meeting and voting their shares of Imprivata common stock in person. Alternatively, you may vote your shares in one of the following three ways, whether or not you plan to attend the stockholders meeting:

•	by using the Internet voting instructions printed on your proxy card;

•	by using the telephone voting instructions printed on your proxy card; or

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage prepaid envelope.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the stockholders meeting. You are encouraged to submit a proxy via the Internet, by telephone or by mail, even if you plan to attend the stockholders meeting, to ensure that your shares of Imprivata common stock are represented at the stockholders meeting.

All shares of Imprivata common stock represented by properly signed and dated proxies received in time for the stockholders meeting will be voted at the stockholders meeting in the manner specified by the holder. If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the approval of the proposal to adjourn the stockholders meeting. With respect to any other matter that properly comes before the stockholders meeting, shares present in person or represented by all proxies received by Imprivata will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

If your shares of Imprivata common stock are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank, trust or other nominee, as the case may be. Brokers who hold shares of Imprivata common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as adoption of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the stockholders meeting are non-routine and non-discretionary, Imprivata anticipates that there will not be any broker non-votes in connection with any proposal. If your broker or other nominee holds your shares of Imprivata common stock in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote. Please follow the directions on the voting instruction form sent to you by your broker or other nominee with this proxy statement.

Revocation of Proxies

Proxies received by Imprivata at any time before the vote being taken at the stockholders meeting, which have not been revoked or superseded before being voted, will be voted at the stockholders meeting. If you are a stockholder of record of shares of Imprivata common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the stockholders meeting by any of the following actions:

•	delivering to Imprivata’s secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the stockholders meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of Imprivata common stock and bearing a date later than the date of the earlier proxy; or

•	submitting another proxy by Internet or telephone by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Imprivata, Inc.

10 Maguire Road, Building 1, Suite 125

Lexington, MA 02421

Attn: John Milton, General Counsel and Corporate Secretary

If you are a “street name” holder of Imprivata common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Adjournments

Imprivata is submitting a proposal for consideration at the stockholders meeting to authorize the named proxies to approve one or more adjournments of the stockholders meeting to the extent permitted by the merger agreement if there are not sufficient votes to adopt and approve the merger agreement at the time of the stockholders meeting. Even though a quorum may be present at the stockholders meeting, it is possible that we may not have received sufficient votes to adopt the merger agreement by the time of the stockholders meeting. In that event, we would expect to adjourn the stockholders meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the stockholders meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the merger agreement. Any other adjournment of the stockholders meeting to the extent permitted by the merger agreement, including an adjournment required because of the absence of a quorum, would be voted upon pursuant to the discretionary authority granted by the proxy.

The approval of a proposal to adjourn the stockholders meeting, if necessary, to solicit additional proxies if Imprivata has not obtained sufficient affirmative stockholder votes to adopt the merger agreement, requires a majority of the votes properly cast for such matter. The failure to vote shares of Imprivata common stock for this proposal would have no effect on the approval of the adjournment proposal.

The Board recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise noted on the proxies. If the stockholders meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting unless the adjournment is for more than 30 days or our board fixes a new record date for the stockholders meeting.

Solicitation of Proxies

Our directors, officers and employees may solicit proxies on our behalf in person, by telephone, email or facsimile. These persons will not be paid additional remuneration for their efforts. Imprivata has also retained Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies at a fee estimated not to exceed $15,000, plus reasonable out of pocket expenses. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Imprivata common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. Imprivata will pay all expenses of filing, printing and mailing this proxy statement, including solicitation expenses. Imprivata has also agreed to indemnify Innisfree against liabilities arising out of or relating to the rendering of services by Innisfree in connection with the proposed transaction.

Stockholder List

A list of Imprivata stockholders entitled to vote at the stockholders meeting will be available for inspection at our principal executive offices located at 10 Maguire Road, Building 1, Suite 125, Lexington, MA 02421 at least 10 days prior to the date of the stockholders meeting and continuing through the stockholders meeting for any purpose germane to the meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect (212) 750-5833

PROPOSALS SUBMITTED TO IMPRIVATA STOCKHOLDERS

The Merger Agreement Proposal

(Item 1 on the Proxy Card)

Imprivata is asking its stockholders to adopt the merger agreement that Imprivata has entered into with Parent and Merger Sub. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement carefully in its entirety.

For a summary and detailed information regarding this proposal, see the information about the merger agreement and the merger throughout this proxy statement, including the information set forth in the sections entitled “The Merger” beginning on page 26 of this proxy statement and “The Merger Agreement” beginning on page 60 of this proxy statement. A copy of the merger agreement is attached as Annex A to this proxy statement.

Under applicable law, we cannot complete the merger without the affirmative vote of a majority of the outstanding shares of Imprivata common stock entitled to vote at the stockholders meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

The Board unanimously determined that the merger and the merger agreement are advisable and in the best interests of Imprivata and its stockholders, approved the merger agreement and recommends that Imprivata stockholders adopt the merger agreement. Accordingly, the Board unanimously recommends that holders of Imprivata common stock vote “FOR” the proposal to adopt the merger agreement. See “The Merger – Recommendation of the Board and Reasons for the Merger” beginning on page 37 of this proxy statement.

The Adjournment Proposal

(Item 2 on the Proxy Card)

Imprivata is asking its stockholders to approve a proposal for one or more adjournments of the stockholders meeting, if necessary and to the extent permitted by the merger agreement, to solicit additional proxies if Imprivata has not obtained sufficient affirmative stockholder votes to adopt the merger agreement. If the Imprivata stockholders approve the adjournment proposal, Imprivata could adjourn the stockholders meeting, and any adjourned session of the stockholders meeting, and use the additional time to solicit additional proxies.

If, at the stockholders meeting, the number of shares of Imprivata common stock present in person or by proxy and voting in favor of the proposal to adopt the merger agreement is not sufficient to approve that proposal, Imprivata may move to adjourn the stockholders meeting in order to enable Imprivata’s directors, officers and employees to solicit additional proxies for the adoption of the merger agreement. In that event, Imprivata will ask its stockholders to vote only upon the adjournment proposal, and not the merger agreement proposal. The approval of the adjournment proposal requires the affirmative vote of a majority of the votes properly cast for and against the adjournment proposal at the stockholders meeting. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the stockholders meeting.

The adjournment proposal relates only to an adjournment of the stockholders meeting occurring for purposes of soliciting additional proxies for approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Imprivata retains full authority to the extent set forth in its bylaws and Delaware law (subject to the terms of the merger agreement) to adjourn the stockholders meeting for any other purpose without the consent of any Imprivata stockholders.

The Board unanimously recommends that holders of Imprivata common stock vote “FOR” the adjournment proposal.

THE COMPANIES

Imprivata, Inc. Imprivata is a healthcare IT security company that enables healthcare organizations globally to access, communicate, and transact patient information securely and conveniently. The Imprivata platform addresses critical compliance and security challenges while improving productivity and the patient experience.

Imprivata, Inc.

10 Maguire Road, Building 1, Suite 125

Lexington, MA 02421

(781) 674 2700

www.imprivata.com

Project Brady Holdings, LLC. Parent was formed on July 6, 2016, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing in connection with the merger.

Project Brady Holdings, LLC

c/o Thoma Bravo, LLC

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

Project Brady Merger Sub, Inc. Merger Sub is a wholly-owned direct subsidiary of Parent, and was formed on July 6, 2016, solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing in connection with the merger.

Project Brady Merger Sub, Inc.

c/o Thoma Bravo, LLC

600 Montgomery Street, 20th Floor

San Francisco, CA 94111

Parent and Merger Sub are each affiliated with Thoma Bravo Fund XII, L.P. (the “Thoma Bravo Fund”). In connection with the transactions contemplated by the merger agreement, (1) the Thoma Bravo Fund has provided to Parent an equity commitment of up to $548,148,554 plus, solely and to the extent necessary in order to pay any additional fees and expenses required by the merger agreement to be paid by Parent after taking into account the amount of available cash of Imprivata at the closing, up to an additional $20,000,000 in the aggregate, solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate merger consideration, and (2) under the merger agreement, Parent and/or Merger Sub may obtain debt financing to offset a portion of the funds required to consummate the transactions contemplated by the merger agreement, but the merger is not conditioned on Parent’s ability to obtain debt financing (in each case, pursuant to the terms and conditions as described further under the caption “The Merger – Financing of the Merger,” beginning on page 58 of this proxy statement.) After giving effect to the merger, Imprivata, as the surviving corporation will be affiliated with Thoma Bravo.

THE MERGER

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among the Board, the Special Committee (as defined below), members of Company management or the Company’s representatives and other parties.

The Board, together with Company management and with the assistance of the Company’s advisors, periodically reviews and considers various strategic and other opportunities available to the Company to enhance stockholder value, taking into consideration the Company’s performance, competitive dynamics, macroeconomic developments and industry trends. These reviews have included discussions as to whether the continued execution of the Company’s strategy as a standalone company (including possible operational and capital structure changes) or the possible sale of the Company to, or combination of the Company with, a third party offered the best avenue to enhance stockholder value, and the potential benefits and risks of any such course of action.

In June 2014, the Company completed the initial public offering of its common stock priced at $15.00 per share.

In early 2015, and again in June 2015, representatives of Thoma Bravo informally approached and had brief meetings with representatives of the Company, and expressed Thoma Bravo’s potential interest in exploring a possible business transaction with the Company. The Company indicated that it was focused on executing on its business plan and taking steps to enhance stockholder value. No specific proposals were made during these meetings.

From August 5, 2015 through October 22, 2015, private equity funds affiliated with Thoma Bravo acquired an aggregate of 1,213,066 shares of Imprivata common stock (representing less than 5% of the outstanding shares of Imprivata common stock) in open market purchases for an aggregate purchase price of approximately $17.4 million (inclusive of commissions).

On August 11, 2015, the Company completed a secondary offering of its common stock priced at $15.00 per share.

On October 14, 2015, the Company announced that third quarter 2015 financial results would disclose less revenue growth than the Company previously forecasted. On October 15, 2015, the Company’s common stock price closed at $12.00, down from $17.31 or approximately 31% from the previous day’s close.

On November 2, 2015, the Company announced its financial results for the third quarter. The Company also reduced its guidance for revenue and adjusted EBITDA for the fourth quarter 2015 and for the full year 2015. On November 3, 2015, the Company’s common stock price closed at $9.42, down from $10.39 or approximately 9% from the previous day’s close.

In January 2016, representatives of Thoma Bravo met with members of Company management during an industry conference and reiterated Thoma Bravo’s interest in a potential transaction with the Company. No specific proposal was made. Company management indicated that if Thoma Bravo were to make a proposal, it would be considered by the Board.

On February 24, 2016, the Board held a meeting to discuss, among other things, the Company’s operating and financial performance for 2015, management’s 2016 budget and forecasts, and the risks, challenges and strategic opportunities facing the Company in 2016, including its planned emphasis on the OneSign and Confirm

ID products, the volume of the sales pipeline for the Company’s Cortext and PatientSecure products and the potential impact of this on bookings and revenue.

On March 9, 2016, Thoma Bravo sent an unsolicited, non-binding indication of interest letter addressed to the Board indicating that Thoma Bravo would be interested in acquiring the Company for cash at a purchase price of $15.00 per share of Imprivata’s common stock. The letter also indicated that Thoma Bravo had conducted extensive diligence based on the Company’s public filings, that it was prepared to finance the transaction entirely with equity from its private equity funds, and that it could complete its confirmatory diligence and execute a definitive merger agreement in 30 days or less. On March 9, 2016, the closing price of Imprivata’s common stock was $11.64.

On March 10, 2016, the Board held a meeting to consider, among other things, Thoma Bravo’s indication of interest. Members of Company management, Chip Linnemann, a consultant to the Company, and representatives of the Company’s outside legal counsel, Goodwin Procter LLP (“Goodwin”), were in attendance. Representatives of Goodwin discussed with the Board their fiduciary duties in the context of evaluating Thoma Bravo’s indication of interest. Goodwin also discussed the Board’s discretion in determining whether and how to pursue any transaction and additional considerations regarding a possible transaction with a financial sponsor. The Board engaged in a preliminary discussion of the terms of Thoma Bravo’s indication of interest. The Board concluded that it should defer consideration of Thoma Bravo’s indication of interest and any response thereto until the Board had further considered the Company’s short- and long-term business strategies and the Company’s intrinsic value. The Board requested that Company management review its financial forecasts and assumptions and prepare a long-term operating plan for presentation to the Board for its consideration in evaluating Thoma Bravo’s indication of interest and potential responses of the Board to this indication of interest. The Board also discussed the advisability of engaging a financial advisor to assist the Board in fulfilling its fiduciary duties in evaluating Thoma Bravo’s indication of interest and the Company’s future prospects. Following discussion, the Board authorized an informal advisory committee of directors consisting of Omar Hussain, Rodger Weismann, Jack Blaeser and Paul Maeder to recommend to the Board a financial advisor to assist the Board in considering Thoma Bravo’s indication of interest and to negotiate the terms of an engagement letter with such financial advisor. The Board also authorized the Company’s chief executive officer to inform Thoma Bravo that the Board was evaluating the indication of interest and would respond in due course.

On March 11, 2016, the Company’s chief executive officer telephoned a representative of Thoma Bravo and informed him that the Board was evaluating Thoma Bravo’s indication of interest and would respond in due course.

On March 14 and March 24, 2016, the advisory committee met to discuss and consider the engagement of a financial advisor, as authorized at the March 10, 2016 Board meeting. The advisory committee authorized Company management to inquire whether Barclays would be available to act as a financial advisor to the Company in connection with a potential strategic transaction. The advisory committee considered Barclays as a potential investment banking firm candidate to assist and advise the Board because of Barclays’ qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the Company’s industry, its knowledge of the Company’s business and affairs and its understanding of the Company’s business based on its long-standing relationship with the Company, including serving as an underwriter in the Company’s secondary offering in 2015.

On April 7, 2016, the Board held a meeting to discuss, among other things, Company management’s long-term plan, which was provided to the Board in advance of the meeting. Members of Company management, Mr. Linnemann and representatives of Goodwin were in attendance. Company management presented the Company’s updated long-term financial forecasts for the five year period of 2016 through 2020 and underlying assumptions, noting that the 2016 forecasts had been updated since the February 24, 2016 Board meeting to take into account the volume of the Company’s current sales pipeline and the expectation for its existing sales team (as more fully described below under the caption “– Certain Prospective Financial Information”). The Board

discussed the risks, challenges and strategic opportunities facing the Company in the context of the long-term plan, including the challenges faced by the Company in growing bookings and revenue, the execution risks associated with closing large deals at the end of each the quarter (as was experienced in the third quarter of 2015), the growth of the Company’s new product offerings and the significant competition for business in the secure texting market. The Board also discussed the risk that given the current volume of the Company’s sales pipeline and its dependence on sales of its OneSign product each quarter, and given the performance expectations for the existing sales team that the Company could again experience lower than expected revenue in one or more near term financial quarters as it had in the third quarter of 2015. Following discussion and extensive questions of management on the assumptions on which the plan was based, the Board approved the strategic plan. Representatives of Goodwin again reviewed the Board’s fiduciary duties in context of evaluating Thoma Bravo’s indication of interest.

On April 15, 2016, the Board held a meeting to discuss, among other things, the engagement of a financial advisor and Thoma Bravo’s indication of interest. Members of Company management, Mr. Linnemann and representatives of Goodwin were in attendance. The advisory committee discussed with the Board its work since the March 10, 2016 Board meeting regarding evaluating potential financial advisors and recommended the engagement of Barclays as the Company’s financial advisor to assist the Board in its evaluation of Thoma Bravo’s indication of interest and any other strategic alternatives that might be available to the Company. As part of this discussion, the advisory committee outlined the material terms of the proposed engagement of Barclays. Goodwin discussed with the Board the due diligence process that was conducted as to any relationships that Barclays had with Thoma Bravo. Goodwin noted that Barclays carried out its customary procedures and that Barclays had disclosed that since 2013 Barclays had received investment banking fees of approximately $12 million to $13 million from Thoma Bravo and certain of its portfolio companies and affiliates and that Barclays’ M&A deal team members assigned to work for the Company agreed not to work for Thoma Bravo or its affiliates during the term of Barclays’ engagement with the Company (other than one Barclays’ industry focused managing director who was working on a concurrent and unrelated assignment for Thoma Bravo). Following review of this information, the Board determined, based in part on the advice of Goodwin, that based on the information provided by Barclays, these relationships would not impair the advice Barclays would provide to the Board, or its independence. The Board engaged Barclays as the Company’s financial advisor to assist the Board in its evaluation of Thoma Bravo’s indication of interest, subject to execution of a mutually satisfactory engagement letter.

Barclays joined the remainder of the meeting and discussed with the Board the long-term plan that was approved by the Board at the April 7, 2016 Board meeting, and then discussed preliminary valuation analyses, including a discounted cash flow analysis, with respect to the Company based on these financial forecasts. Representatives of Barclays also gave their preliminary views on the Company’s general strategic position, potential responses to Thoma Bravo’s preliminary indication of interest, and the various strategies and methods by which the Board might seek to maximize stockholder value in the event the Board chose to explore a sale or other strategic transaction.

The Board then considered Thoma Bravo’s indication of interest in light of the Company’s business strategies and prospects as a standalone business, the competitive landscape and market trends in the industry, and the challenges confronting the Company in achieving its strategic objectives, including those discussed at the April 7, 2016 Board meeting. In light of this discussion, the Board concluded that it should further review Thoma Bravo’s indication of interest in the context of the Company’s long-term plan and possible interest from other potential interested parties. While the Board determined to further evaluate Thoma Bravo’s indication of interest, it concluded as a preliminary matter that it undervalued the Company. The Board also requested that Barclays assemble a list of other parties that would likely be interested in a business combination transaction involving the Company.

On April 19, 2016, the Company countersigned an engagement letter with Barclays, dated April 15, 2016, as authorized during the April 15, 2016 Board meeting.

On April 28, 2016, the Board held a meeting to discuss, among other things, actions to be taken in response to Thoma Bravo’s indication of interest. Members of Company management, Mr. Linnemann and representatives of Barclays and Goodwin were in attendance. Company management updated the Board on the Company’s preliminary first quarter results and management’s financial forecast for the second quarter and remainder of the year. Representatives of Barclays reviewed with the Board an indicative list of parties which Barclays believed would be potentially interested in pursuing a business combination transaction involving the Company, including 11 strategic companies and four financial sponsors, including Thoma Bravo. These parties were selected based on their experience and interest in the security and/or healthcare technology and information services industries and likely capability to execute and finance such a transaction on an expeditious basis. The Board discussed the potential risks and benefits of commencing a process in which parties would be invited to review confidential information and submit indications of interest with respect to a potential business combination involving the Company. In particular, the Board discussed the potential disruptions to the Company’s business during a protracted process, the risk of leaks that might arise from contacting other parties, and the potential impact of such leaks on the Company’s business, including the potential loss of customers and employees. The Board also discussed the potential need to disclose during such process proprietary and confidential information to competitors and potential competitors. The Board concluded that these factors supported not adding additional parties at the outset of any process beyond the 15 parties previously discussed at the meeting. Following this discussion, the Board directed Barclays to refine an overall timetable for conducting such a process, and an overview of the materials that would be provided to bidders and at what stages, and other related matters.

On May 5, 2016, the Board held a meeting. Members of Company management, Mr. Linnemann and representatives of Barclays and Goodwin were in attendance. Representatives of Barclays again reviewed with the Board the list of 15 parties that had been discussed at the previous Board meeting. The Board again discussed the potential risks and benefits of commencing a process in which parties would be invited to review confidential information and submit indications of interest with respect to a potential business combination involving the Company. Based on the benefits and risks discussed at this meeting and the previous Board meeting, the Board determined, based on their knowledge of the industry and the Company, the preliminary observations of Barclays, the strategic alternatives potentially available to the Company, including remaining as an independent public company, and the indication of interest received from Thoma Bravo, that it was in the best interests of the Company and its stockholders to take steps to further explore a potential business combination transaction involving the Company. The Board also approved the indicative list of parties and determined that Barclays should contact each of the parties on the indicative list on a confidential basis to gauge its interest in a potential transaction with the Company, which we refer to as the “strategic process.” Barclays then discussed with the Board its views on the overall timetable for the strategic process, the materials that would be provided to bidders and at what stages, and other related matters.

During the period from May 6 through June 9, 2016, at the direction of the Board, Barclays contacted and had discussions with the 15 potentially interested parties discussed by the Board at its April 28 and May 5, 2016 meetings, including Thoma Bravo. Of the parties contacted, three strategic parties and four financial sponsors executed confidentiality agreements with the Company, including Thoma Bravo on May 10, 2016. All standstill obligations under the confidentiality agreements automatically terminated upon the Company’s entry into the merger agreement with Thoma Bravo. Except for one financial sponsor that declined interest shortly after executing its confidentiality agreement, each party that entered into a confidentiality agreement attended a high-level management presentation conducted by members of Company management and attended by Barclays. These parties included a telecommunications enterprise company (“Strategic 1”), two large software companies (“Strategic 2” and “Strategic 3”) and three financial sponsors (“Sponsor A,” “Sponsor B” and Thoma Bravo).

On May 12, 2016, following the Company’s annual stockholders meeting, the Board held a meeting to receive an update on the strategic process. Members of Company management, Mr. Linnemann and representatives of Barclays and Goodwin were in attendance. Barclays provided an update on the developments related to the strategic process, including its discussions to date with the strategic and financial parties, the proposed timetable for following up with these parties and conducting high-level management presentations with interested parties, and the perceived level of interest among these parties.

On May 26, 2016, the Board held a meeting. Members of Company management, Mr. Linnemann and representatives of Barclays and Goodwin were in attendance. Barclays provided an update on the developments related to the strategic process since the last Board meeting, including the status of high-level management presentations and the level of interest among potential bidders. The Board then approved requesting initial non-binding indications of interest from bidders by June 9, 2016.

On June 1, 2016, the Company announced that its senior vice president for worldwide sales would depart from the Company on August 5, 2016 to pursue other opportunities.

On June 3, 2016, Barclays distributed a bid instruction letter on behalf of the Company to the six parties that had executed a confidentiality agreement and attended meetings with Company management by that date. The letter indicated a deadline for submitting indications of interest by June 9, 2016 and that any bidders invited to participate in a second phase of bidding would receive further access to management and more extensive diligence access. Bidders were requested to specify a per share offer price for the Company, sources of financing, a description of the future plans for the Company, the information they would need to complete due diligence and their proposed structure for a transaction. Concurrently with the bid instruction letter, Barclays distributed to the same six parties a subset of the financial information contained in the Company’s long-range plan, which was materially consistent with the long-range approved by the Board on April 7, 2016 (as more fully described below under the caption “– Certain Prospective Financial Information”).

On June 3, 2016, one of the strategic parties contacted by Barclays, but that did not execute a confidentiality agreement or receive a bid process letter, informed Barclays that it was not interested in participating in the strategic process.

On June 8, 2016, Strategic 1 informed Barclays that after further internal consideration, an acquisition of the Company would not be a strategic fit for it, and therefore it was no longer interested in participating in the strategic process and would not be submitting an indication of interest.

On June 9, 2016, three parties (Sponsor A, Sponsor B and Thoma Bravo) presented written preliminary non-binding indications of interest that were each subject to satisfactory completion of due diligence, among other conditions. Each of these indications provided for equity commitments from fund sponsors for the entire purchase price and none of these indications of interest were contingent on financing. Sponsor A indicated a price of $16.50 per share. Thoma Bravo indicated a price of $17.25 per share, and also provided a form of equity commitment letter and draft merger agreement. Sponsor B indicated a range of $17.00 - $18.00 per share. On June 9, 2016, the closing price of Imprivata’s common stock was $13.46.

On June 11, 2016, one of the strategic parties contacted by Barclays, but that did not execute a confidentiality agreement or receive a bid process letter, informed Barclays that it did not have a strategic interest in an acquisition of the Company and it would not be participating in the strategic process.

On June 11, 2016, Strategic 3 informed representatives of Barclays, that it was still evaluating its interest in a potential transaction with the Company and that it would follow up with Barclays early in the following week.

On June 12, 2016, Strategic 2 informed representatives of Barclays that because of other internal corporate priorities, it was no longer interested in exploring a potential transaction with the Company.

On June 12, 2016, the Board held a meeting to receive an update on the strategic process. Members of Company management, Mr. Linnemann and representatives of Barclays and Goodwin were in attendance. The Board, with the assistance of Barclays, discussed the three preliminary indications of interest received on June 9,

2016. Barclays also reviewed with the Board preliminary financial information with respect to each of the three indications of interest and preliminary valuation analyses with respect to the Company based on the Company’s long-term plan approved by the Board on April 7, 2016. Barclays reported to the Board that at such time ten of the 11 strategic parties contacted by Barclays had declined to participate in the strategic process, and that while Strategic 3 had executed a confidentiality agreement and met with management, it did not submit a bid by the June 9, 2016 deadline. Representatives of Goodwin reviewed with the Board its fiduciary duties in the context of evaluating the preliminary indications of interest in the context of a possible sale of the Company. Representatives of Goodwin also discussed the Board’s discretion in determining whether and how to pursue a transaction and potential additional considerations in a transaction with a financial sponsor, including potentially forming a special committee of the Board consisting solely of independent and disinterested directors.

Although the Board believed that the preliminary indications of interest received on June 9, 2016 were in a range that would provide substantial value to the Company’s stockholders, the Board discussed how best to further enhance stockholder value through the next phase of the strategic process and other potential strategic alternatives involving the Company. Following these discussions, because Sponsor A, Sponsor B and Thoma Bravo had submitted proposals within close range of each other, the Board authorized Barclays to advance all three parties to the second phase of the strategic process and to encourage them to indicate a willingness to increase their respective offer prices. In an effort to attempt to have strategic parties involved in the process, the Board also directed Barclays to contact Strategic 3 and encourage it to continue to participate in the process and to submit a proposal. The Board also discussed that although there were no known actual conflicts at the time, because of the potential for management conflicts of interest to arise in the context of a potential sale to a financial sponsor, the Board would form a special committee of independent and disinterested directors that would direct the strategic process on behalf of the Board. The Board authorized Goodwin, with the assistance of the Company’s general counsel, to interview each of the independent directors regarding any potential conflicts of interest on the part of each director regarding Sponsor A, Sponsor B and Thoma Bravo and in serving on a special committee of the Board to oversee the strategic process.

On June 13, 2016, representatives of Barclays contacted Sponsor A and indicated that its June 9 bid was on the low end and that in order for Sponsor A to continue in the strategic process, it would need to materially increase its offer price. Sponsor A indicated that it would consider whether or not it could do so.

On June 14, 2016, Strategic 3 informed representatives of Barclays that because of its internal focus on other corporate transactions and a perceived overlap in technologies, it was no longer interested in exploring a potential transaction with the Company.

On June 15, 2016, Sponsor A informed Barclays that in light of its view of the Company after its diligence, if it were to submit a second round bid, it would not be meaningfully higher than the price indicated in its June 9, 2016 preliminary indication of interest, and inquired whether it should continue in the strategic process. Barclays informed Sponsor A that it did not believe that the Board would be interested in a transaction at a valuation at essentially the same level as Sponsor A’s previous indication of interest, and that Barclays would inform Sponsor A if the Board determined otherwise. Following this discussion there were no further discussions between Sponsor A and Barclays or any other Company representatives.

On June 17, 2016, the Board held a meeting to discuss the formation of a special committee of the Board. Members of Company management, Mr. Linnemann and representatives of Goodwin were in attendance. Goodwin reported to the Board that with the assistance of the Company’s general counsel, it had separately interviewed each of the independent directors since the last Board meeting regarding any potential conflicts of interest on the part of each director regarding Sponsor A, Sponsor B and Thoma Bravo, and in serving on a special committee of the Board to oversee the strategic process, and none were identified. Following this discussion, the Board established a special committee of the Board (the “Special Committee”) that included only independent and disinterested directors. The Special Committee was authorized to consider and evaluate the indications of interest received on June 9, 2016, and any other proposals that might be received by the Company, participate in and direct the negotiation of the material terms and conditions of any such transaction or any alternatives to such transactions, including the Company continuing to operate as an independent company, and recommend to the Board the advisability of entering into any such transaction or pursuing another alternative. The Special Committee consisted of all of the non-management directors on the Board, which were David Barrett, Paul Maeder, Kate Walsh, Jack Blaeser, Dr. John Halamka and Rodger Weismann.

On June 17, 2016, following the Board meeting, the Special Committee met. Mr. Linnemann and representatives of Goodwin were in attendance. Representatives of Goodwin reviewed with the Special Committee disclosures related to relationships between each of Sponsor A, Sponsor B, Thoma Bravo and Strategic 3, and Barclays, provided by Barclays to Goodwin prior to the meeting and noted that Barclays carried out its customary procedures to provide this information. The Special Committee determined, based in part on the advice of Goodwin, those relationships would not impair the advice Barclays would provide to the Special Committee and the Board, or its independence. The Special Committee elected Ms. Walsh as its Chairperson, whom we refer to in such capacity as the “Chairperson.” Based on Mr. Linnemann’s qualifications and experience regarding corporate strategic review processes and extensive knowledge of the Company, and to streamline and facilitate communications among the members of the Special Committee and between the Special Committee and Barclays, the Special Committee designated Mr. Linnemann to work with the Chairperson and act as a liaison between the Special Committee and Barclays.

Barclays then joined the meeting and updated the Special Committee on its recent discussions with the strategic and financial parties since the June 9, 2016 bid deadline. Barclays noted that that both Strategic 2 and Strategic 3 had declined to participate further in the strategic process. The Special Committee directed Barclays to contact an additional strategic party, an enterprise software company (“Strategic 4”), to determine whether it might have interest in submitting an indication of interest. Barclays reported that, consistent with the direction from the Board, Barclays had informed each of Sponsor A, Sponsor B and Thoma Bravo that the Board was seeking improved bids from each of them. Barclays reported that in these discussions Sponsor A said that it would not be in a position to meaningfully improve upon its initial bid, and that in light of the foregoing Sponsor A was going to cease participating in the strategic process unless subsequently contacted by Barclays at the direction of the Board. The Special Committee confirmed that it was not interested in pursuing a transaction at the price indicated by Sponsor A in its initial bid. Barclays also reported to the Special Committee that it had communicated to each of Sponsor B and Thoma Bravo that the Board had requested improved bids from each of them. Barclays discussed the expected timetable for Sponsor B and Thoma Bravo to conduct confirmatory diligence, receive second round management presentations and submit acquisition proposals in the second phase of the strategic process. The Special Committee also discussed the role of Company management in the strategic process, and approved guidelines that Company management would be required to follow during the strategic process, including requirements to, except as otherwise instructed by the Special Committee, not engage in discussions regarding any compensation, retention or investment arrangements with bidders and not to favor any one bidder over other bidders. After the meeting, a document summarizing these guidelines was provided to members of Company management.

On June 17, 2016, representatives of Barclays contacted representatives of Strategic 4 to inquire whether it would be interested in participating in the Company’s strategic process.

On June 17, 2016, Sponsor B and Thoma Bravo were provided access to an online data room containing nonpublic information regarding the Company.

On June 23, 2016, Strategic 4 informed Barclays that an acquisition of the Company would not be a strategic fit for it and that it was not interested in participating in the strategic process.

On June 24, 2016, the Chairperson of the Special Committee met informally with Mr. Linnemann and representatives of Barclays and Goodwin. Barclays provided an update on the strategic process since the last

Special Committee meeting and its recommendations regarding the timetable for receiving final bids from Sponsor B and Thoma Bravo. The Chairperson approved Barclays to set a final bid deadline of July 8, 2016.

Later on June 24, 2016, Barclays sent final bid process letters to Sponsor B and Thoma Bravo, requesting marked drafts of the Company’s proposed form of merger agreement (which would be provided in due course) by July 7, 2016, and setting a final bid deadline of July 8, 2016.

On June 27, 2016, members of Company management conducted a detailed management presentation with representatives of Sponsor B that was also attended by Barclays.

Also on June 27, 2016, with the permission of the Special Committee members of Company management and representatives of Barclays met over dinner with representatives of Thoma Bravo to discuss the Company’s business. The parties did not discuss Company management roles, compensation, retention or investment arrangements in connection with the proposed transaction. A dinner with Company management and representatives of Barclays to discuss the Company’s business was also offered to Sponsor B. Sponsor B declined the offer.

On June 28, 2016, members of Company management conducted a detailed management presentation with representatives of Thoma Bravo that was also attended by Barclays.

From June 28 through July 7, 2016, members of Company management and representatives of Barclays and Goodwin conducted follow-up telephonic diligence sessions with Thoma Bravo and its advisors.

On June 29, 2016, Sponsor B informed Barclays that in light of its revised views on the Company’s growth outlook, if it were to submit a final bid, it would be significantly below the price indicated in its June 9, 2016 preliminary indication of interest, and inquired whether it should continue its diligence efforts. Barclays informed Sponsor B that it did not believe that the Special Committee would be interested in a transaction at a valuation significantly lower than Sponsor B’s previous indication of interest, and that Barclays would inform Sponsor B if the Special Committee determined otherwise. Following this discussion there were no further discussions between Sponsor B and Barclays or any other Company representatives.

On June 30, 2016, the Special Committee held a meeting to receive an update on the strategic process. Mr. Linnemann and representatives of Barclays and Goodwin were in attendance. Representatives of Barclays informed the Special Committee of the conversation Barclays had with Sponsor B, in particular that Sponsor B had stated that its final bid, if it were to submit one, would be significantly lower that its previous indication of interest. The Special Committee determined that it would not be in the best interest of the Company’s stockholders to pursue a proposal at price significantly below the price that Sponsor B originally indicated that it would be able to offer. Barclays also noted that Strategic 4 had declined interest. The Special Committee discussed with the representatives of Barclays and Goodwin the potential next steps that should be taken with Thoma Bravo from the present date until the final bid deadline of July 8, 2016. The Special Committee also discussed the need for transaction certainty and speed in light of potential leaks and the continued volatility in the financial markets.

On June 30, 2016, the Company’s chief executive officer informally updated the Board regarding the Company’s preliminary operating results for the Company’s 2016 second quarter performance, which indicated that the Company appeared to have exceeded its financial forecasts for the 2016 second quarter.

On July 1, 2016, the Company’s proposed form of merger agreement and voting agreement was made available to Thoma Bravo.

On July 5 and 6, 2016, in response to Thoma Bravo’s request to work with potential debt financing sources, the Company permitted two sources of potential debt financing, each of which Barclays identified as parties that could potentially provide debt financing to Thoma Bravo, to join as parties under the confidentiality agreement between the Company and Thoma Bravo.

On July 6, 2016, representatives of Barclays had a discussion with representatives of Thoma Bravo to discuss the progress of Thoma Bravo’s second round bid. Thoma Bravo requested to have a discussion with the Company’s chief executive officer prior to submission of its second round bid. Following discussion with representatives of Goodwin and the Chairperson of the Special Committee, Barclays informed Thoma Bravo that the Special Committee would not permit the Company’s chief executive officer to have the requested discussion with Thoma Bravo prior to the submission of its second round bid.

On July 7, 2016, Thoma Bravo’s outside counsel, Kirkland & Ellis LLP (“Kirkland”) sent a revised draft of the merger agreement to Goodwin.

On July 7, 2016, representatives of Thoma Bravo had a telephonic discussion with the Company’s chief financial officer and representatives of Barclays regarding the Company’s preliminary second quarter 2016 financial results, which updated certain financial information about the Company that was provided to Thoma Bravo on June 3, 2016 (see “– Certain Prospective Financial Information” on page 49 of this proxy statement for further detail).

On July 7, 2016, the Special Committee met with Company management to discuss the Company’s recently completed quarter and future financial outlook. Representatives of Goodwin were in attendance. Management made a presentation to the Special Committee on the Company’s preliminary second quarter 2016 financial results and forecasts for the third quarter and remainder of 2016 and answered numerous questions on the Company’s business and future prospects and the associated risks.

On July 8, 2016, the date by which Sponsor B and Thoma Bravo had been invited to submit their final bids, only Thoma Bravo submitted a bid for the Company. Thoma Bravo’s bid was at a price of $19.00 per share in cash, provided for an equity commitment for the entire purchase price and indicated that Thoma Bravo had completed all of its due diligence and was prepared to execute its revised draft of the merger agreement and announce the transaction prior to the market open on July 11, 2016. Representatives of Barclays engaged in discussions with representatives of Thoma Bravo in order to obtain additional information regarding the terms of, and conditions to, its indication of interest.

On July 8, 2016, the Special Committee held a meeting to discuss Thoma Bravo’s $19.00 per share offer. Mr. Linnemann and representatives of Barclays and Goodwin were in attendance. Representatives of Barclays reviewed preliminary financial information with respect to the offer. Representatives of Barclays also reviewed with the Board the outcome of the discussions with the other parties that had been approached.

The representatives of Barclays then left the meeting and the Special Committee discussed the $19.00 per share offer in the context of the Company’s strategic alternatives, including continuing as a standalone company. The Special Committee discussed the advantages and risks of the proposed transaction that are described in “Reasons for the Merger – Special Committee” beginning on page 37 of this proxy statement, including, among other things, whether the offer price of $19.00 per share represented an attractive valuation of the Company for stockholders when considered in light of the Special Committee’s knowledge and understanding of the business, operations, management, financial condition and prospects of the Company, including the various challenges presented if the Special Committee were to reject the offer and the Company were to continue as a standalone company, including that the Company would need to secure a replacement for its senior vice president of worldwide sales position. The Special Committee also discussed that to date, Thoma Bravo had no, and had not requested to have, discussions with Company management regarding their roles, compensation, retention or investment arrangements in connection with the proposed transaction. The Special Committee discussed that Thoma Bravo’s offer provided for equity financing for the entire acquisition of the Company and that its offer was not conditioned on any retention or participation by Company management. Representatives of Goodwin reviewed with the Special Committee the key terms in Thoma Bravo’s revised draft of the merger agreement and the Special Committee instructed Goodwin to obtain as much certainty of closing though the terms of the merger agreement and related agreements as was possible in negotiating with Thoma Bravo and its representatives.

Based on the discussion at this meeting and the earlier Special Committee discussions, the Special Committee concluded that the $19.00 per share offer would, if consummated, provide greater certainty of value (and less risk) to the Company’s stockholders relative to the potential trading price of the Company shares over a longer period after accounting for the long-term risks to the Company’s business resulting from operational execution risk and evolving industry dynamics. After considering the Company’s strategic alternatives to the Thoma Bravo transaction and the Company’s ability to continue as a standalone company, the Special Committee directed its advisors to continue discussions with Thoma Bravo and to seek a further price increase and other improved terms from Thoma Bravo, and concluded that Barclays should contact Thoma Bravo to indicate that the Special Committee believed that Thoma Bravo’s July 8, 2016 offer could still be improved upon.

On July 9, 2016, representatives of Barclays contacted representatives of Thoma Bravo and informed Thoma Bravo that it should submit its best and final offer, which Barclays said the Special Committee expected would be an improvement over Thoma Bravo’s $19.00 bid. Representatives of Barclays also inquired as to whether Thoma Bravo would require a discussion with the Company’s chief executive officer prior to the execution of the merger agreement and related agreements. Thoma Bravo indicated that it would consider a revised offer, and that while it would like to have such a discussion with the Company’s chief executive officer prior to executing the merger agreement with the Company, it was not a requirement for Thoma Bravo.

Later on July 9, 2016, Barclays received a revised written, non-binding proposal from Thoma Bravo setting forth its best and final offer of $19.25 per share, together with a revised draft of the equity commitment letter for the entire purchase price for the Company. The revised offer indicated that Thoma Bravo desired to execute the definitive merger agreement and announce the transaction prior to market open on July 11, 2016. Representatives of Barclays engaged in discussions with representatives of Thoma Bravo in order to obtain additional information regarding the terms of, and conditions to, its proposal. In those discussions, Thoma Bravo made it clear that $19.25 per share was its best and final offer.

On July 10, 2016, representatives of Goodwin and Kirkland negotiated open items in the merger agreement, voting agreement and equity commitment letter. From that day through the execution of the merger agreement on July 13, 2016, representatives of Goodwin and Kirkland engaged in discussions regarding the terms of the draft merger agreement, voting agreement and equity commitment letter. The key issues negotiated in the draft merger agreement and related agreements included the scope of the representations and warranties, the Company’s obligations to cooperate with Thoma Bravo’s debt financing efforts, the rights of the parties to terminate the transaction and related remedies, the limitation on Thoma Bravo’s liability for monetary damages in connection with the proposed acquisition of the Company, the Company being a named third party beneficiary under the equity commitment letter, the terms under which the Company could respond to unsolicited proposals, and the amount and conditions of payment by the Company of the termination fee, and the terms of and the parties to be subject to voting agreements requested by Thoma Bravo.

On July 10, 2016, the Special Committee met to discuss Thoma Bravo’s increased $19.25 per share offer. Representatives of Barclays and Goodwin were in attendance. Representatives of Barclays updated the Special Committee on the discussions with Thoma Bravo since the last Special Committee meeting. Representatives of Goodwin reviewed with the Special Committee the terms of the draft merger agreement, voting agreement and equity commitment letter, including the open items being negotiated with Thoma Bravo. Representatives of Barclays reviewed preliminary financial information with respect to the $19.25 per share offer, advising the Special Committee that Thoma Bravo indicated this was its best and final offer and that Thoma Bravo was prepared to move expeditiously to negotiate and sign a definitive agreement. The Special Committee also discussed the increased risk of leaks if the negotiations with Thoma Bravo were to be prolonged. Based on the discussion at this meeting and the earlier Special Committee discussions, after considering the Company’s lack of strategic alternatives to the Thoma Bravo transaction and the challenges facing the Company in achieving its strategic objectives, the Special Committee directed the Company and its advisors to proceed toward the execution of a definitive agreement with Thoma Bravo expeditiously. The Special Committee also instructed Barclays to arrange a call between representatives of Thoma Bravo and the Company’s chief executive officer, with Mr. Linnemann present on behalf of the Special Committee.

During the remainder of July 10, 2016 through the announcement of the execution of the merger agreement on July 13, 2016, representatives of Barclays and Goodwin, and Thoma Bravo and Kirkland, had various telephonic discussions to finalize the merger agreement and related agreements.

On July 11, 2016, as authorized by the Special Committee, the Company’s chief executive officer, with Mr. Linnemann present on behalf of the Special Committee, had a telephone call with representatives of Thoma Bravo in which they reviewed certain high-level confirmatory diligence questions regarding the Company’s expected second quarter 2016 financial results and forecasts for the remainder of the year and prospects for the Company’s business. In this discussion, no specific terms or conditions of employment regarding Company management, including potential compensation or retention, were discussed.

On July 11, 2016, Kirkland sent Goodwin a draft of an exclusivity agreement, with an exclusivity term extending through July 13, 2016. Following discussion with the Chairperson of the Special Committee, Goodwin informed Kirkland that the Company would not enter into an exclusivity agreement.

Also on July 11, 2016, Kirkland requested through Goodwin that the Company contact and enter into a confidentiality agreement with a large stockholder of the Company who was not aware of the potential transaction and request that it execute a voting agreement concurrently with the execution of the merger agreement. Following discussion with the Chairperson of the Special Committee, Goodwin informed Kirkland that the Company would not agree to contact such stockholder prior to the execution of the merger agreement, but that the Company would agree to contact such person promptly after the execution of the merger agreement and request that they execute a voting agreement.

On July 12, 2016, after the stock market closed, the Special Committee held a meeting to discuss the final terms of the proposed transaction. Mr. Linnemann and representatives of Barclays and Goodwin were in attendance. Representatives of Goodwin reviewed the fiduciary duties of the Special Committee in connection with a potential sale of the Company. Representatives of Goodwin provided an overview of the negotiation process to date with Thoma Bravo’s representatives, as well as a presentation regarding the terms of the merger agreement and related agreements. Representatives of Goodwin discussed with the Special Committee the discussion between the Company’s chief executive officer and representatives of Thoma Bravo the previous day. The Special Committee also reviewed certain financial projections regarding the Company for the fiscal years 2016-2020 prepared by Company management, which were materially consistent with the operating model that Company management had prepared and provided to the Board on April 7, 2016 (see “– Certain Prospective Financial Information” on page 49 of this proxy statement for further detail).

Barclays reviewed its financial analyses of the $19.25 per share cash consideration with the Special Committee. Barclays then delivered its oral opinion (which was subsequently confirmed in writing to the Board) to the effect that, as of such date and based upon and subject to the qualifications, limitations and assumptions to be set forth in its written opinion, from a financial point of view, the $19.25 per share cash consideration to be offered to the holders of shares of common stock of the Company (other than the Excluded Shares) was fair to such holders. The full text of Barclays’ written opinion dated July 12, 2016, which sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. The Special Committee further discussed the advantages and risks of the proposed transaction that are described in “Recommendation of the Board and Reasons for the Merger – Special Committee” beginning on page 37 of this proxy statement. After further discussion, the Special Committee unanimously determined to recommend to the Board that the Company enter into the merger agreement for the transaction with Thoma Bravo on the terms presented to the Special Committee.

Later on July 12, 2016, the Board held a meeting. Members of Company management, Mr. Linnemann and representatives of Barclays and Goodwin were in attendance. Representatives of Barclays reviewed with the Board the Special Committee’s review of the Company’s strategic alternatives since the last Board meeting on June 17, 2016, including the events of the subsequent weeks that culminated in Thoma Bravo’s offer of $19.25 per share. Representatives of Goodwin reviewed with the Board its fiduciary duties and the terms of the proposed merger agreement with Thoma Bravo. Representatives of Barclays then delivered to the Board the oral fairness opinion that Barclays had previously delivered to the Special Committee. The Chairperson, on behalf of the Special Committee, informed the Board that the Special Committee unanimously recommended that the Board approve the Company’s entry into a merger agreement with Thoma Bravo. After further discussing the advantages and risks of the proposed transaction that are described in “Recommendation of the Board and Reasons for the Merger –The Board” beginning on page 41 of this proxy statement, the Board unanimously adopted and declared the advisability of the merger agreement, and further declared that the merger agreement was in the best interests of the Company and its stockholders, and recommended that the Company’s stockholders approve the merger agreement.

On July 13, 2016, before the stock market opened, the parties finalized and executed the merger agreement and received executed final copies of the equity commitment letter and the voting agreements. Later on July 13, 2016, before the stock market opened, the Company and Thoma Bravo issued a joint press release announcing the execution of the merger agreement.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

The Board has unanimously (1) approved the merger agreement, the merger and the other transactions contemplated thereby, (2) determined that the merger is in the best interests of the Company and its stockholders and (3) resolved to recommend that the merger agreement be adopted by the Company’s stockholders at a stockholders’ meeting duly called and held for such purpose.

The Board unanimously recommends that you vote (1) “FOR” the adoption of the merger agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting.

Reasons for the Merger

Special Committee

In evaluating the Merger Agreement, the merger and the other transactions contemplated by the merger agreement, the Special Committee consulted with Company management, as well as Barclays, Goodwin and Mr. Linnemann. In the course of making its determination that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are in the best interests of the Company and its stockholders and to recommend that the Board approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, the Special Committee considered numerous factors, including the following non-exhaustive list of material factors and benefits of the merger, each of which the Special Committee believed supported its unanimous determination and recommendation:

•	Per Share Merger Consideration. The Special Committee considered:

•	the historical market prices, volatility and trading information with respect to Company shares;

•	the fact that the per share merger consideration represents a 33% premium to the trading price at which Company shares closed on July 12, 2016 (the date preceding the public announcement of the merger);

•	the fact that the per share merger consideration represents a 38.9% premium to average closing price for the 30 trading days ending July 12, 2016; and

•	the Special Committee’s belief that it had obtained Thoma Bravo’s best and final offer, and that, as of the date of the merger agreement, the $19.25 per share price represented the highest per share consideration reasonably obtainable.

•	Business and Financial Condition of the Company. The Special Committee considered the Company’s current and historical business, historical trading value, financial condition, results of operations, competitive position, assets and prospects, as well as the long-term plan approved by the Board on April 7, 2016. The Special Committee considered, among other factors, that Company stockholders would continue to be subject to the risks and uncertainties of the Company executing on such long-term plan if it remained an independent public company, including the Company’s new product sales pipeline, its dependence on sales of its OneSign product each quarter, and that the Company would need to secure a replacement for its senior vice president of worldwide sales position. The Special Committee weighed the certainty of realizing a compelling value for Company shares in the merger compared to the uncertainty that trading values would approach the per share merger consideration in the foreseeable future, even if the Company were able to execute on the long-term plan, and the substantial risk and uncertainty associated with the Company and its business (including the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K).

•	Strategic Alternatives. The Special Committee considered its belief that the value offered to Company stockholders in the merger was more favorable to Company stockholders than the potential value of remaining an independent public company, that 16 different parties were involved in the process, including 12 strategic parties and four financial sponsors, in an effort to obtain the best value reasonably available to stockholders, and only Thoma Bravo made a final bid to acquire the Company.

•	Negotiation Process. The Special Committee actively sought proposals from other parties it believed were logical potential buyers (as more fully described above under the heading “– Background of the Merger”). The Special Committee considered the fact that the terms of the merger agreement were the result of robust arm’s-length negotiations conducted by the Company, with the knowledge and at the direction of the Special Committee, and with the assistance of independent financial and legal advisors. The Special Committee believed there was risk that Thoma Bravo would withdraw its $19.25 per share offer and stop participating in the strategic process if the Special Committee and the Board did not accept its offer on July 12, 2016.

•	Barclays’ Fairness Opinion and Related Analyses. The Special Committee considered the financial analyses presented by Barclays and its oral opinion (which was subsequently confirmed in writing to the Board) that, as of July 12, 2016 and based upon and subject to the qualifications, limitations and assumptions to be set forth in its written opinion, from a financial point of view, the $19.25 per share cash consideration to be offered to the holders of shares of common stock of the Company (other than the Excluded Shares) was fair to such holders, as more fully described below under the heading “– Opinion of Imprivata’s Financial Advisor”.

•	Certainty of Consideration. The Special Committee considered the all-cash nature of the consideration to be paid in the merger, which allows Company stockholders to realize immediate value, in cash, for their investment in the Company, while avoiding the Company’s significant business risks and while also providing Company stockholders certainty of value and liquidity for their shares.

•	Certain Prospective Financial Information. The Special Committee considered certain limited prospective forecasts for the Company prepared by Company management, which reflect an application of various commercial assumptions of Company management. The Special Committee considered the inherent uncertainty of attaining management’s prospective forecasts, including those set forth in “– Certain Prospective Financial Information,” and that as a result the Company’s actual financial results in future periods could differ materially from management’s forecasted results.

•	Likelihood of Completion; Certainty of Payment. The Special Committee considered its belief that, absent a superior proposal, the merger represented a transaction that would likely be consummated based on, among other factors:

•	the absence of any financing condition to consummation of the merger;

•	the reputation and financial condition of Thoma Bravo, and Thoma Bravo’s general ability to complete acquisition transactions;

•	the fact that the conditions to the closing of the merger are specific and limited in scope; and

•	the Company’s ability to request that the Delaware Court of Chancery (or, if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware) specifically enforce the merger agreement, including the consummation of the merger, under certain circumstances described in “The Merger – Financing of the Merger.”

•	Other Terms of the Merger Agreement. The Special Committee considered other terms of the merger agreement, which are more fully described below under the heading “The Merger Agreement”. Certain provisions of the merger agreement that the Special Committee considered important include:

•	Ability to Respond to Unsolicited Takeover Proposals. Prior to the receipt of the Company stockholder approval, the Company may provide confidential information and/or engage in discussions or negotiations in connection with a bona fide written acquisition proposal (as more fully described below under the heading “The Merger Agreement – Non-Solicitation; Competing Acquisition Proposals”) if the Board or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal and that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements in favor of Thoma Bravo and the entry into an acceptable confidentiality agreement;

•

Change in Recommendation in Response to a Superior Proposal; Ability to Accept a Superior Proposal. The Board or the Special Committee may, in connection with a superior proposal, effect a change in recommendation (as more fully described below under the heading “The Merger Agreement – Non-Solicitation; Competing Acquisition Proposals”) and/or cause the Company to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal, if the Board or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to a three business day “matching right” that would allow Thoma Bravo to match a superior proposal, and which will renew for an additional two business days with any material revisions to the terms of the superior proposal. If the merger agreement is terminated by the Company in connection with the Company’s entering into a definitive agreement with respect to a superior proposal, or if the merger agreement is terminated by Thoma Bravo because the Board or the Special Committee has effected a change in recommendation, then the Company will have an obligation to pay Thoma Bravo a termination fee of $13.6 million (equal to approximately 2.5% of the equity value of the transaction) (as more fully described below under the heading “The Merger Agreement –Termination Fees and Expenses”);

•	Intervening Event Change in Recommendation. The Board or the Special Committee may also, in response to an event, occurrence, development or state of facts or circumstances occurring after the date of the merger agreement that was not known to the Board prior to the date of the merger agreement, effect a change in recommendation if the Board or the Special Committee determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to a three business day “matching right” that would allow Thoma Bravo to make such adjustments in the terms and conditions of the merger agreement that would obviate the need for a change in recommendation of the Board. If Thoma Bravo terminates the merger agreement as a result of such a change in recommendation, then the Company will have an obligation to pay Parent a termination fee of $13.6 million (equal to approximately 2.5% of the equity value of the transaction) (as more fully described below under the heading “The Merger Agreement –Termination Fees and Expenses”);

•	Termination Date. The termination date under the merger agreement on which either party, subject to certain exceptions, can terminate the merger agreement allows for sufficient time to consummate the merger, while minimizing the length of time during which the Company would be required to operate subject to the restrictions on interim operations set forth in the merger agreement;

•	Efforts to Complete the Merger. The merger agreement requires Thoma Bravo to use its reasonable best efforts to obtain applicable regulatory approvals to consummate the merger, and if reasonably necessary or advisable to obtain those approvals, to divest any assets, businesses or operations of the Company, subject to certain limitations as further described below under the heading “The Merger Agreement – Reasonable Best Efforts;” and

•	Appraisal Rights. The availability of statutory appraisal rights under Delaware law in connection with the merger.

•	Financing-Related Terms. The Special Committee considered:

•	secured committed equity financing to be provided by an investment fund affiliated with Thoma Bravo, the aggregate proceeds of which, together with cash on the Company’s balance sheet, will be sufficient for Parent and Merger Sub to pay the aggregate merger consideration and all related fees and expenses;

•	the equity commitment letter provided in favor of Parent was sufficient to fund the aggregate purchase price and the other payments contemplated by the merger agreement, and that the Company is a named third party beneficiary of the equity commitment letter;

•	the Company’s ability, subject to certain conditions in the merger agreement, to seek specific performance of the Thoma Bravo Fund’s obligation to make the equity contributions pursuant to the equity commitment letter, whether or not any debt financing is procured for the transaction; and

•	fact that the Thoma Bravo Fund guarantees the payment of all of the liabilities and obligations of Parent and Merger Sub under the merger agreement, subject to an aggregate cap equal to $40.8 million.

The Special Committee also considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following:

•	No Participation in the Company’s Future. The Special Committee considered that if the merger is consummated, Company stockholders will receive the per share merger consideration in cash and will no longer have the opportunity to participate in any future earnings or growth of the Company or benefit from any potential future appreciation in the value of Company shares, including any value that could be achieved if the Company engages in future strategic or other transactions;

•	The Merger Agreement; Ability to Consider, Receive and Respond to Unsolicited Proposals. The Special Committee considered the provisions of the merger agreement, including the agreed exclusions of certain events and conditions from the definition of “Company Material Adverse Effect,” the ability of the Company under certain circumstances to entertain unsolicited proposals for an acquisition that would reasonably be expected to lead to an offer that is superior to the merger (including from potential purchasers previously identified in connection with the Company’s strategic alternatives process, none of which are subject to standstill provisions that would prevent them from making such an offer), the ability of the Board under certain circumstances to withdraw or modify its recommendation that the Company’s stockholders approve the merger, including in connection with a superior offer, the Company’s right to terminate the merger agreement under certain circumstances in order to accept a superior offer and enter into a definitive agreement with respect to such superior offer, the respective termination rights of the Company and Thoma Bravo and the $13.6 million termination fee payable by the Company under certain circumstances (which the Special Committee believed was reasonable relative to termination fees in transactions of a similar size) would not likely preclude competing bids and would not likely be payable unless the Board entered into a definitive agreement for a superior offer;

•	Interim Operating Covenants. The Special Committee considered that the merger agreement imposes restrictions on the conduct of the Company’s business prior to the consummation of the merger, requiring the Company and its subsidiaries to conduct their business in all material respects in the ordinary course of business and to use commercially reasonable best efforts to preserve their business organizations substantially intact, maintain satisfactory relationships with governmental entities, customers and suppliers having significant business dealings with them and keep available the services of their key employees, and that may limit the Company and its subsidiaries from taking specified actions, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger; and

•	Risks the Merger May Not Be Completed. The Special Committee considered the risk that the conditions to the merger may not be satisfied and that, therefore, the merger would not be consummated. The Special Committee also considered the risks and costs to the Company if the merger is not consummated, including the diversion of management and employee attention, potential employee attrition, the potential effect on the Company’s business operations, including its relationships with vendors, distributors, customers, partners and others that do business with the Company, and the potential effect on the trading price of Company shares.

Potential Conflicts of Interest. The Special Committee considered the potential conflict of interest created by the fact that the Company’s executive officers and directors may have financial interests in the transactions contemplated by the merger agreement that are different from or in addition to those of other stockholders, as more fully described under the heading “Interests of Imprivata’s Directors and Executive Officers in the Merger”; and

•	Tax Treatment. The Special Committee considered that the receipt of the per share merger consideration will generally be taxable to stockholders of the Company. The Special Committee believed that this was mitigated by the fact that the entire per share merger consideration would be cash, providing adequate cash for the payment of any taxes due.

The Board

In the course of reaching its determination and recommendation, the Board considered, among other things, the same factors considered by the Special Committee in its deliberations, as described above.

In considering the merger, the Board considered the financial analyses presented by Barclays and its oral opinion (which was subsequently confirmed in writing) that, as of July 12, 2016 and based upon and subject to the qualifications, limitations and assumptions to be set forth in its written opinion, from a financial point of view, the $19.25 per share cash consideration to be offered to the holders of shares of common stock of the Company (other than the Excluded Shares) was fair to such holders. See “– Opinion of Imprivata’s Financial Advisor” below. The Board also consulted with representatives of Goodwin regarding the fiduciary duties of the members of the Board and the terms of the merger agreement.

After consideration, on July 12, 2016, based on the recommendation of the Special Committee and the conduct of its own independent review and other relevant factors, the Board unanimously (1) approved the merger agreement, the merger and the other transactions contemplated thereby, (2) determined that the merger is in the best interests of the Company and its stockholders, and (3) resolved to recommend that the merger agreement be adopted by the Company’s stockholders at a stockholders’ meeting duly called and held for such purpose.

The foregoing discussion of information and factors considered by the Special Committee and the Board is intended to be a summary, and is not intended to be exhaustive. In light of the variety of factors considered in connection with their evaluation of the merger agreement and the transactions contemplated by the merger agreement, including the merger, the Special Committee and the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Special Committee and the Board applied his own personal business judgment to the process and may have given different weight to different factors. In arriving at their recommendation, the members of the Special Committee and the Board were aware of the interests of our executive officers, directors and affiliates as further described under the heading “– Interests of Imprivata’s Directors and Executive Officers in the Merger”.

Opinion of Imprivata’s Financial Advisor

Pursuant to an engagement letter, dated as of April 15, 2016, Imprivata engaged Barclays to act as its financial advisor with respect to a possible sale of Imprivata. On July 12, 2016, at a meeting of the Special Committee and, following such meeting, at a meeting of the Board, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, from a financial point of view, the merger consideration to be offered to the holders of the shares of Imprivata common stock (other than Excluded Shares) was fair to such holders.

The full text of Barclays’ written opinion, dated as of July 12, 2016, is attached as Annex B to this Proxy Statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Fairness Opinion Committee, is addressed to the Board of Imprivata, addresses only the fairness, from a financial point of view, of the merger consideration to be offered to the holders of shares of Imprivata common stock (other than the Excluded Shares) and does not constitute a recommendation to any stockholder of Imprivata as to how such stockholder should vote with respect to the proposed transaction or any other matter. The terms of the proposed transaction were determined through arm’s-length negotiations between Imprivata and Thoma Bravo and were unanimously approved by the Board. Barclays did not recommend any specific form of consideration to Imprivata or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction. Barclays was not requested to address, and its opinion does not in any manner address, Imprivata’s underlying business decision to proceed with or effect the proposed transaction or the likelihood of consummation of the proposed transaction. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the merger consideration to be offered to the holders of shares of Imprivata common stock (other than the Excluded Shares) in the proposed transaction. Barclays’ opinion does not address the relative merits of the proposed transaction as compared to any other transaction or business strategy in which Imprivata might engage. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays reviewed and analyzed:

•	a draft of the merger agreement, dated as of July 12, 2016, and the specific terms of the proposed transaction;

•	publicly available information concerning Imprivata that Barclays believed to be relevant to its analysis, including Imprivata’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016;

•	financial and operating information with respect to the business, operations and prospects of Imprivata furnished to Barclays by Imprivata, including the Company Projections (as defined in and discussed in detail in “Certain Prospective Financial Information” beginning on page 49 of this proxy statement) prepared by management of Imprivata;

•	a trading history of shares of Imprivata common stock from June 25, 2014 through July 11, 2016 and a comparison of such trading history with those of other companies that Barclays deemed relevant;

•	a comparison of the historical financial results and present financial condition of Imprivata with those of other companies that Barclays deemed relevant;

•	a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Barclays deemed relevant;

•	the results of Barclays’ efforts to solicit indications of interest from third parties with respect to a sale of Imprivata; and

•	published estimates of independent research analysts with respect to the future financial performance and price targets of Imprivata.

In addition, Barclays had discussions with the management of Imprivata concerning its business, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as it deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information) and further relied upon the assurances of the management of Imprivata that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of Imprivata, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Imprivata as to the future financial performance of Imprivata and that Imprivata would perform substantially in accordance with such projections. Barclays assumed no responsibility for and it expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Imprivata and did not make or obtain any evaluations or appraisals of the assets or liabilities of Imprivata. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, July 12, 2016. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after July 12, 2016.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Imprivata common stock but rather made its determination as to fairness, from a financial point of view, to the holders of shares of Imprivata common stock (other than the Excluded Shares) of the merger consideration to be offered to such holders in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the proposed transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to Imprivata’s Special Committee and Board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Imprivata or any other parties to the proposed transaction. None of Imprivata, Parent, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies, Barclays reviewed and compared specific financial and operating data relating to Imprivata with selected companies that Barclays, based on its experience in the security software and healthcare information technology industries, deemed comparable to Imprivata. The primary comparable companies were Benefitfocus, Inc., FireEye, Inc., Mimecast Limited, Rapid7, Inc., VASCO Data Security International, Inc. and Vocera Communications, Inc. and the other comparable companies were athenahealth, Inc., Computer Programs & Systems, Inc., CyberArk Software Ltd., Imperva, Inc., Medidata Solutions, Inc. and Quality Systems, Inc.

Barclays calculated and compared various financial multiples and ratios of Imprivata and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed, among other things, each company’s enterprise value to estimated revenue for calendar year 2016 and estimated revenue for calendar year 2017. The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity, the value of any preferred stock (at liquidation value) and the book value of any minority interest, and subtracting its cash and cash equivalents. All of these calculations were performed, and based on publicly available financial data (including Wall Street research) and closing prices, as of July 11, 2016, the last trading date prior to the delivery of Barclays’ opinion. The results of this selected comparable company analysis are summarized below:

Primary Comparable Company	EV/CY2016E Revenue	EV/CY2017E Revenue
Benefitfocus, Inc.	5.63x	4.54x
FireEye, Inc.	3.72x	2.99x
Mimecast Limited	2.99x	2.48x
Rapid7, Inc.	3.19x	2.55x
VASCO Data Security International, Inc.	2.52x	2.23x
Vocera Communications, Inc.	2.40x	2.18x
Other Comparable Companies
athenahealth, Inc.	5.37x	4.50x
Computer Programs & Systems, Inc.	2.31x	2.18x
CyberArk Software Ltd.	7.91x	6.54x
Imperva, Inc.	4.65x	3.74x
Medidata Solutions, Inc.	6.00x	5.03x
Quality Systems, Inc.	1.49x	1.41x

Barclays selected the comparable companies listed above because of similarities in one or more business or operating characteristics with Imprivata. However, because of the inherent differences between the business, operations and prospects of Imprivata and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Imprivata and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Imprivata and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of 2.5x to 3.5x Imprivata’s enterprise value over calendar year 2016 estimated revenue (“EV/CY2016E”) and a range of 2.0x and 3.0x Imprivata’s enterprise value over calendar year 2017 estimated revenue (“EV/CY2017E”) for Imprivata and applied such ranges to the Company Projections to calculate ranges of implied prices per share of Imprivata.

The selected comparable company analysis yielded implied valuation ranges for shares of Imprivata common stock of $14.83 to $19.48 using EV/CY2016E and $14.56 to $20.23 using EV/CY2017E. Barclays noted that on the basis of the selected comparable company analysis, the merger consideration of $19.25 per share was within the range of implied values per share calculated using the Company Projections.

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Imprivata with respect to the transaction size, consideration mix, operating margins, revenue growth and other characteristics of their businesses.

The following table sets forth the transactions analyzed based on such characteristics and the date each transaction was announced:

Primary Selected Precedent Transactions

Announcement Date	Acquirer	Target
May 18, 2016	NICE Ltd.	inContact, Inc.
May 2, 2016	Oracle Corporation	Opower, Inc.
August 10, 2015	Envestnet, Inc.	Yodlee, Inc.
May 27, 2015	CA, Inc.	Rally Software Development Corp.
April 30, 2015	Francisco Partners Management LLC	ClickSoftware Technologies Ltd.
February 5, 2015	Insight Venture Partners, LLC	E2open, Inc.
January 30, 2014	Dassault Systemes SA	Accelrys, Inc.
September 23, 2013	Vista Equity Partners Fund IV, LP	Greenway Medical Technologies, Inc.
January 17, 2012	Blackbaud, Inc.	Convio, Inc.
August 13, 2010	International Business Machines Corporation	Unica Corporation

Other Selected Precedent Transactions

Announcement Date	Acquirer	Target
May 31, 2016	Accel-KKR Company LLC	SciQuest, Inc.
April 28, 2016	Oracle Corporation	Textura Corporation
November 2, 2015	Endurance International Group Holdings, Inc.	Constant Contact, Inc.
August 6, 2015	International Business Machines Corporation	Merge Healthcare Incorporated
January 7, 2013	athenahealth, Inc.	Epocrates, Inc.
November 28, 2012	NCR Corporation	Retalix Ltd.
August 27, 2012	Thoma Bravo, LLC	Deltek, Inc.
June 9, 2010	Allscripts-Misys Healthcare Solutions, Inc.	Eclipsys Corporation
April 16, 2010	Oracle Corporation	Phase Forward Incorporated

As part of its analysis of precedent transactions, Barclays calculated and analyzed, among other things, the ratio of:

•	the enterprise value to revenue, based on such target company’s revenues for the twelve months prior to the transaction; and

•	the enterprise value to revenue, based on such target company’s estimated revenues for the twelve months following the transaction.

All of these calculations were performed based on publicly available financial data. The results of this precedent transaction analysis are summarized below:

		Enterprise Value/LTM Revenue	Enterprise Value/FTM Revenue
Primary Precedent Transactions	Mean	4.10x	3.56x
	Median	3.99x	3.50x
Other Precedent Transactions	Mean	3.37x	2.94x
	Median	2.80x	2.47x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Imprivata and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the proposed transaction. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the proposed transaction which would affect the acquisition values of the selected target companies and Imprivata. Based upon these judgments, Barclays selected a range of 3.5x to 4.5x Imprivata’s enterprise value over last twelve months’ revenue as of June 30, 2016 of $131 million derived from Imprivata’s historical nine-month financial performance as of March 31, 2016 and estimated second quarter 2016 financial performance provided by management on July 11, 2016 (“EV/LTM Revenue”) and a range of 3.0x to 4.0x Imprivata’s enterprise value over forward twelve months’ revenue as of June 30, 2016 of $160 million derived from the Company Projections (“EV/FTM Revenue”) and applied such ranges to the Company Projections to calculate ranges of implied prices per share of Imprivata. The selected precedent transaction analysis yielded implied valuation ranges for shares of Imprivata common stock of $18.00 to $22.22 using EV/LTM Revenue and $18.66 to $23.80 using EV/FTM Revenue.

Barclays noted that on the basis of the selected precedent transaction analysis, the merger consideration of $19.25 per share was within the range of implied values per share calculated using the Company Projections.

Discounted Cash Flow Analysis

In order to estimate the present value of Imprivata common stock, Barclays performed a discounted cash flow analysis of Imprivata. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Imprivata using the discounted cash flow method, Barclays added (a) Imprivata’s projected after-tax unlevered free cash flows for the second half of fiscal year 2016 through fiscal year 2020 based on the Company Projections to (b) the “terminal value” of Imprivata as of December 31, 2020, and discounted such amount to its present value using a range of selected discount rates. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest, tax expense, depreciation and amortization (excluding amortization of purchased intangibles) and subtracting capital expenditures, capitalized software, stock-based compensation and adjusting for changes in working capital. For the purposes of this analysis, stock-based compensation was treated as a cash expense. Barclays also calculated the estimated present value of Imprivata’s net operating loss (“NOL”) tax benefits by utilizing Imprivata’s NOL balance and a 37% tax rate, each as provided by management of Imprivata. The residual value of Imprivata at the end of the forecast period, or “terminal value,” was estimated by selecting a range of terminal value multiples based on forward twelve months’ (“FTM”) earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”) for the 4.5-fiscal year period ending December 31, 2020 of 9.5x to 13.5x, which was derived by analyzing the results from the selected comparable company analysis and applying such range to the Company Projections. The range of after-tax discount rates of 11.0% to 15.0% was selected based on an analysis of the weighted average cost of capital of Imprivata and comparable companies in the security software and healthcare information technology industries. Barclays then calculated a range of implied prices per share of Imprivata by subtracting estimated net debt as of June 30, 2016 from the estimated enterprise value using the discounted cash flow method and dividing such amount by the fully diluted number of shares of Imprivata common stock. Barclays noted that the discounted cash flow analysis yielded an implied valuation range for the Imprivata common stock of $17.86 to $26.14 per share.

Barclays noted that on the basis of the discounted cash flow analysis, the merger consideration of $19.25 per share was within the range of implied values per share calculated using the Company Projections.

Other Information

Barclays noted for Imprivata’s Special Committee and Board certain additional factors solely for informational purposes, including, among other things, the following:

•	historical closing trading prices of the shares of Imprivata common stock during the 52-week period ended July 11, 2016, which reflected low and high closing prices for the shares of Imprivata common stock during such period of $9.00 to $21.63 per share;

•	securities research analysts’ per share price targets for shares of Imprivata common stock as of July 11, 2016, which ranged between $14.00 and $20.00 per share;

•	a leveraged acquisition analysis in order to ascertain a price for shares of Imprivata common stock which might be achieved in an illustrative leveraged buyout transaction with a financial buyer. Barclays assumed the following in its analysis: (a) a debt capital structure of Imprivata comprised of $75 million in pay-in-kind debt, (b) an equity investment that would achieve a rate of return of 20% to 25% over 4.5 years and (c) a projected EBITDA terminal value multiple ranges of 9.5x to 13.5x for 4.5 years. Barclays then applied such assumptions to the Company Projections to calculate a range of implied prices per share of Imprivata common stock ranging from $13.06 to $19.00 per share; and

•	an analysis of the first quartile and the third quartile of the premium paid in all U.S. technology transactions between January 1, 2012 and July 11, 2016 valued between $200 million and $1.25 billion in transaction value. For each transaction, Barclays calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical average closing share price during the following periods: (a) one trading day prior to announcement and (b) 30 trading days prior to announcement. Barclays then calculated a range of implied prices per share of $17.68 to $20.69 over the closing price of Imprivata common stock of $14.37 per share on July 11, 2016, and a range of implied prices per share of $17.27 to $20.45 over the thirty-day average closing price as of July 11, 2016 of Imprivata common stock of $13.82.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its familiarity with Imprivata and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the proposed transaction.

Barclays is acting as financial advisor to Imprivata in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, Imprivata is obligated to pay Barclays a fee of $750,000 related to the delivery of Barclays’ opinion. Additional compensation of approximately $9.8 million will be payable on completion of the proposed transaction, against which the fee Imprivata is obligated to pay Barclays in connection with the delivery of Barclays’ opinion will be credited. In addition, Imprivata has agreed to reimburse Barclays for a portion of its expenses incurred in connection with the proposed transaction and to indemnify Barclays for certain liabilities that may arise out of its engagement by Imprivata and the rendering of Barclays’ opinion. Barclays has performed various investment banking and financial services for Imprivata in the past, and is likely to perform such services in the future, and has received, and is likely to receive, customary fees for such services. Specifically, in August 2015, Barclays served as an underwriter in connection with Imprivata’s registered secondary offering of shares of Imprivata common stock, and was paid approximately $1 million by Imprivata for such services. Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to General Catalyst LLC, Polaris Partners and Highland Capital Partners LLC, each a significant holder of shares of Imprivata common stock (collectively, the “Specified Stockholders”), and certain of their respective portfolio companies and affiliates and have received or in the future may receive customary fees for rendering such services, including (a) having acted or acting as financial advisor to the Specified Stockholders and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions, (b) having acted or acting as arranger, bookrunner and/or lender for the Specified Stockholders and certain of their respective portfolio companies and affiliates in connection with the financing for various acquisition transactions and (c) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by the Specified Stockholders and certain of their respective portfolio companies and affiliates.

In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Thoma Bravo, and certain of its portfolio companies and affiliates and have received or in the future may receive customary fees for rendering such services, including (a) having acted or acting as financial advisor to Thoma Bravo and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions, (b) having acted or acting as arranger, bookrunner and/or lender for Thoma Bravo and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions and (c) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by Thoma Bravo and certain of its portfolio companies and affiliates. From January 1, 2013 to July 12, 2016, Barclays received compensation for investment banking services provided directly to Thoma Bravo and/or certain of its portfolio companies and affiliates of approximately $12 million to $13 million.

Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Imprivata, the Specified Stockholders and certain of their respective portfolio companies and/or affiliates and Thoma Bravo and certain of Thoma Bravo’s portfolio companies and/or affiliates for Barclays own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

ChipLinnemann, LLC

The Company entered into an agreement (which we refer to as the “business consulting agreement”) with ChipLinnemann, LLC (of which Chip Linnemann is the managing partner and which we refer to as the “consultant”), a Massachusetts limited liability company, with a principal place of business at 41 School Street, Andover, Massachusetts, effective as of June 1, 2013, as amended on June 20, 2016, for the provision of consulting and advisory services concerning a sale of Imprivata, which includes the proposed transaction. The term of the agreement between Imprivata and the consultant ends on December 31, 2016. As compensation for its services in connection with the proposed transaction, Imprivata is obligated to pay the consultant, an advisory fee of $225,000. Imprivata is also obligated to pay the consultant a monthly consulting fee of $6,250 in accordance with the business consulting agreement. In addition, Imprivata has agreed to reimburse the consultant for all reasonable and necessary out-of-pocket travel and expenses incurred by consultant in connection with the rendering of services under the business consulting agreement. Imprivata has also agreed to indemnify the consultant for certain liabilities that may arise out of its engagement by Imprivata.

Certain Prospective Financial Information

The Company does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and generally does not make public projections for extended periods due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. In connection with its evaluation of potential strategic alternatives and specifically the merger, however, Company management prepared the Company

Projections (as defined below). The Company Projections were developed under the assumption of continued standalone operation and did not give effect to any changes or expenses as a result of the merger or any effects of the merger. The Company Projections were not prepared with a view toward public disclosure and, accordingly, do not necessarily comply with published guidelines of the SEC or established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. The Company’s independent registered public accounting firm has not compiled, examined, audited, or performed any procedures with respect to the Company Projections, and has not expressed any opinion or any other form of assurance on this information or its achievability.

The table below presents selected elements of the Company Projections, which are long-term financial projections from calendar year 2016 through calendar year 2020, as prepared by Company management and provided to and approved by the Board in its evaluation of the merger and as provided to Barclays for its use and reliance in connection with its financial analyses and opinion to the Board as described above under the heading “– Opinion of Imprivata’s Financial Advisor.” The table below is included solely to give Company’s stockholders access to certain long-term financial projections that were made available to the Board and Barclays, and is not included in this proxy statement to influence a Company stockholder’s decision whether to vote for the merger agreement or for any other purpose.

Company management also prepared a preliminary set of long-term financial projections for calendar year 2016 through calendar year 2020 that it provided to, and which were approved by, the Board on April 7, 2016 in its evaluation of a potential strategic transaction (such preliminary set of long-term financial projections is referred to in this proxy statement as the “April 7, 2016 Preliminary Company Projections”). Following the Board meeting on April 7, 2016, Company management updated the April 7, 2016 Preliminary Company Projections on two occasions, in each case to further refine certain of the assumptions and estimates included therein to better reflect the information available to Company management at the time of each such update. The first update of the April 7, 2016 Preliminary Company Projections was prepared by Company management on May 27, 2016 (such preliminary set of long-term financial projections is referred to in this proxy statement as the “May 27, 2016 Preliminary Company Projections”). The May 27, 2016 Preliminary Company Projections were the same in all respects as the April 7, 2016 Preliminary Company Projections except to reflect an updated maintenance renewal balance, which resulted in the changes described in footnote 2 in the table below. On June 3, 2016, the Company provided to Thoma Bravo a subset of the financial information contained in the May 27, 2016 Preliminary Company Projections. The second update of the April 7, 2016 Preliminary Company Projections was prepared by Company management and provided to the Board at its meeting held on July 12, 2016 and used by Barclays in connection with Barclays’ preparation of its financial analyses with respect to the Company and the merger consideration that was also presented at the Board meeting held on July 12, 2016 (such set of long-term financial projections is referred to in this proxy statement as the “Company Projections”). The Company Projections were the same in all respects as the May 27, 2016 Preliminary Company Projections except to reflect Company management’s estimates of 1H 2016 results as of July 11, 2016, which resulted in the changes described in footnote 3 in the table below.

The Company Projections, while presented with numerical specificity, were based on numerous variables and assumptions that necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond the Company’s control. The Company Projections also reflect assumptions as to certain business decisions that are subject to change. Given that the Company Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and the achievability of the Company Projections include, but are not limited to, risks and uncertainties pertaining to the Company’s business, including those risk and uncertainties described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, the Company Projections may be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period.

The Company Projections also reflect assumptions that are subject to change and are susceptible to multiple interpretations and periodic revisions based on actual results, revised prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated when the Company Projections were prepared. In addition, the Company Projections do not take into account any circumstances, transactions or events occurring after the dates on which the Company Projections were prepared. Accordingly, actual results will differ, and may differ materially, from those contained in the Company Projections. There can be no assurance that the financial results in the Company Projections will be realized, or that future actual financial results will not materially vary from those in the Company Projections.

The inclusion of selected elements of the Company Projections in the table below should not be regarded as an indication that the Company and/or any of its affiliates, officers, directors, advisors or other representatives consider the Company Projections to be predictive of actual future events, and this information should not be relied upon as such. None of the Company and/or its affiliates, officers, directors, advisors or other representatives gives any stockholder of the Company or any other person any assurance that actual results will not differ materially from the Company Projections, and, except as otherwise required by law, the Company and/or its affiliates, officers, directors, advisors or other representatives undertake no obligation to update or otherwise revise or reconcile the Company Projections to reflect circumstances existing after the dates on which the Company Projections were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the Company Projections are shown to be in error.

In light of the foregoing factors and the uncertainties inherent in the Company Projections, the Company stockholders are cautioned not to place undue, if any, reliance on the Company Projections.

Company Projections

	(in millions)(1)(2)
	CY2016E(3)	CY2017E	CY2018E	CY2019E	CY2020E
Total Revenue	$143.9	$175.9	$219.4	$266.9	$318.0
Gross Profit	99.3	125.0	160.4	200.2	239.8
Total Operating Expenses	116.4	128.7	145.9	166.9	187.0
Operating Income (Loss) (4)	(17.0)	(3.7)	14.5	33.4	52.8
Adjusted EBITDAS (5)	(7.7)	5.9	24.9	44.0	63.4
Unlevered Free Cash Flow (6)	(13.0)	1.2	17.8	35.3	49.5

(1)	The projected financial data provided in this table has not been updated to reflect the Company’s current views of its future financial performance, and should not be treated as guidance with respect to projected results for 2016 or any other period.
(2)	The April 7, 2016 Preliminary Company Projections were updated by Company management on May 27, 2016 to reflect an updated maintenance renewal figure, which resulted in the following changes from the April 7, 2016 Preliminary Company Projections:

	(in millions)
	CY2016E	CY2017E	CY2018E	CY2019E	CY2020E
Total Revenue	$0.2	$(0.6)	$(2.1)	$(3.2)	$(3.5)
Gross Profit	0.3	(0.6)	(1.9)	(2.5)	(2.8)
Total Operating Expenses	0.0	0.1	0.1	0.1	0.1
Operating Income	0.3	(0.6)	(2.0)	(2.6)	(3.0)
Adjusted EBITDAS	0.3	(0.6)	(2.0)	(2.6)	(3.0)

(3)	The CY2016E figures in the May 27, 2016 Preliminary Company Projections were updated by Company management to reflect estimated 1H 2016E results as of July 11, 2016, which resulted in an increase (decrease) in the CY2016E figures in the May 27, 2016 Preliminary Company Projections of approximately $1.8 million, $0.3 million, ($0.8 million), $1.2 million and $1.2 million in Total Revenue, Gross Profit, Total Operating Expenses, Operating Income (Loss) and Adjusted EBITDAS, respectively.

(4)	Operating Income (loss), as used in the Company’s projections, is a non-GAAP financial measure and excludes amortization of purchased intangible assets, stock-based compensation, transaction costs associated with business acquisitions, legal costs associated with shareholder litigation, shelf registration and offering costs and the impact of the fair value revaluation on our contingent liability.
(5)	Adjusted EBITDAS represents net income (loss) before (benefit)/provision for interest, taxes, depreciation and amortization adjusted for foreign currency gains (losses), stock based-compensation, transaction costs associated with business acquisitions, legal costs associated with shareholder litigation, shelf registration and offering costs and the impact of the fair value revaluation on our contingent liability. Adjusted EBITDAS is a non-GAAP measure. The Company management included Adjusted EBITDAS in the Company Projections because management believed such measure could be useful in evaluating the merger and other strategic alternatives available to the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The Company’s calculation of non-GAAP measures may differ from others in its industry and Adjusted EBITDAS is not necessarily comparable with similar titles used by other companies.
(6)	For use in connection with its financial analyses and opinion to the Board as described above under the heading “– Opinion of Imprivata’s Financial Advisor”, Barclays derived Unlevered Free Cash Flow based on the Company Projections. Unlevered Free Cash Flows was derived by starting with Adjusted EBITDAS and subtracting taxes, stock-based compensation, investment in working capital, capital expenditures and capitalized software. Unlevered Free Cash Flow shown in the table above was reviewed by and approved by the Board.

Interests of Imprivata’s Directors and Executive Officers in the Merger

In considering the recommendation of our Board with respect to the merger agreement and the merger, you should be aware that Imprivata’s executive officers and directors have economic interests in the merger that are different from, or in addition to, those of Imprivata stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of and considered these interests, among other matters, in reaching its decision to approve, and declare advisable and in the best interests of Imprivata and its stockholders, the merger agreement and the merger. The material interests are summarized below.

•	the receipt of payments and benefits by executive officers under individual employment agreements that were in place prior to the execution of the merger agreement upon certain types of terminations of employment that occur within the 12 months following the effective time of the merger;

•	the full accelerated vesting of Imprivata equity awards upon the effective time of the merger consistent with the terms of Imprivata’s 2014 stock option and incentive plan that was in place prior to the execution of the merger agreement; and

•	continued indemnification rights in favor of directors and officers of Imprivata.

Treatment of Shares, Stock Options and Stock-Based Awards

With respect to shares that Imprivata’s directors and executive officers beneficially own, Imprivata’s directors and executive officers will receive the same cash consideration per share on the same terms and conditions as the other Imprivata stockholders.

Pursuant to the merger agreement and consistent with the terms of Imprivata’s 2014 stock option and incentive plan, all equity awards will become fully vested (and exercisable to the extent applicable) immediately prior to the effective time of the merger.

Pursuant to the merger agreement, each outstanding Imprivata stock option immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount (subject to applicable tax withholding) in cash equal to the product of (1) the aggregate number of shares of Imprivata common stock subject to such cancelled Imprivata stock option immediately prior to the effective time of the merger and (2) $19.25 less the per share exercise price of such cancelled Imprivata stock option (provided that, if the exercise price of such cancelled Imprivata stock option equals or exceeds $19.25, then the amount payable with respect to such cancelled Imprivata stock option will be $0).

Pursuant to the merger agreement, each Imprivata restricted stock award and each Imprivata restricted stock unit award that is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive an amount in cash (without interest thereon) equal to the product of (i) the total number of shares underlying such award and (ii) $19.25.

Pursuant to the merger agreement, with respect to our ESPP, our Board adopted resolutions and took other actions to (A) restrict participants in the ESPP from increasing their payroll deductions from those in effect on the date of the merger agreement or from making separate non-payroll contributions to the ESPP; (B) provide that no individual who is not participating in the ESPP as of the date of the merger agreement may commence participation in the ESPP; (C) provide that no offering period under the ESPP will be commenced after the date of the merger agreement; (D) provide that the offering period under the ESPP that is in effect as of the date of the merger agreement will end on the earlier of August 31, 2016 or the fifth calendar day immediately prior to the effective time of the merger and all amounts credited to the accounts of participants will be used to purchase shares of common stock in accordance with the terms of the ESPP as of such date (and such shares will be treated as other outstanding shares in accordance with the merger agreement); and (E) terminate the ESPP, effective as of the date immediately prior to the date of the effective time of the merger.

Summary of Share and Equity Award Payments

The following table sets forth the approximate amount of the payments that each of Imprivata’s directors and executive officers is entitled to receive in connection with the consummation of the merger pursuant to their shares and equity awards held as of July 20, 2016, assuming for purposes of this table the merger is completed as of September 30, 2016.

Name	Shares Held (#)(1)	Value of Shares Held ($)	Shares Underlying Vested Stock Options (#)	Value of Shares Underlying Vested Stock Options ($) (2)	Shares Underlying Stock Options Accelerating in Connection with the Transaction (#) (3)	Value of Shares Underlying Accelerating Stock Options ($) (2)	Shares Underlying Restricted Stock Units Accelerating in Connection with the Transaction (#) (4)		Value of Accelerating Restricted Stock Units ($) (5)	Aggregate Value for Equity ($)
Executive Officers
Omar Hussain	160,276	$3,085,313	403,097	$4,605,992	568,856	$4,055,175	—		—	$11,746,480
Jeffrey Kalowski	209,877	$4,040,132	139,345	$1,166,659	297,987	$2,131,969	—		—	$7,338,760
Thomas Brigiotta	132,787	$2,556,150	101,761	$1,461,734	36,320	$308,117	—		—	$4,326,001
Christopher Shaw	219,280	$4,221,140	67,290	$895,791	59,376	$446,798	—		—	$5,563,728
David Ting	408,103	$7,855,983	217,559	$3,490,660	87,674	$656,865	—		—	$12,003,508

Non-Employee Directors
David Barrett	—	—	—	—	—	—	—		—	—
John Blaeser	100,218	$1,929,197	—	—	—	—	4,364		$84,007	$2,013,204
John Halamka	6,556	$126,203	61,250	$894,863	8,750	$127,838	4,364		$84,007	$1,232,910
Paul Maeder	1,454	$27,990	—	—	—	—	4,364		$84,007	$111,997
Kathleen Walsh	638	$12,282	8,750	$71,750	61,250	$502,250	1,915		$36,864	$623,145
Rodger Weismann	67,805	$1,305,246	—	—	—	—	13,114	(6)	$252,445	$1,557,691
All of our current directors and executive officers as a group (11 persons)	1,306,994	$25,159,635	999,052	$12,587,449	1,120,213	$8,229,011	28,121		$541,329	$46,517,423

(1)	Excludes options and other equity awards reported in other columns of this table. For Messrs. Hussain, Kalowski and Shaw, number of shares held includes 436 shares each executive is expected to purchase under Imprivata’s ESPP on August 31, 2016.

(2)	To estimate the value of payments for vested or accelerated Imprivata stock options, as applicable, we multiplied the aggregate number of shares of Imprivata common stock issuable upon the exercise of the stock options by $19.25 per share less the weighted average exercise price (rounded to the nearest whole dollar).
(3)	Pursuant to the terms of the merger agreement and consistent with the terms of Imprivata’s 2014 stock option and incentive plan, each unvested stock option will become fully vested and exercisable immediately prior to the effective time of the merger. Amount reported with respect to Mr. Brigiotta represents the number of stock options scheduled to accelerate upon his anticipated last day of employment of August 5, 2016, pursuant to the terms of his transitional services and separation agreement.
(4)	Pursuant to the terms of the merger agreement and consistent with the terms of Imprivata’s 2014 stock option and incentive plan, each restricted stock unit and restricted stock award will become fully vested immediately prior to the effective time of the merger.
(5)	The value was determined by multiplying the number of shares underlying the unvested award by $19.25.
(6)	Includes 8,750 shares of restricted stock that will accelerate and become fully vested immediately prior to the effective time of the merger.

Severance and Change in Control Provisions of Employment Arrangements

Each of our executive officers is entitled to certain severance and change in control benefits pursuant to his employment agreement, the material terms of which are described below. The merger will constitute a change in control under these agreements.

Omar Hussain and Jeffrey Kalowski

We entered into an employment agreement with each of Omar Hussain and Jeffrey Kalowski on April 30, 2014, setting forth the terms of their employment as our President and Chief Executive Officer and our Chief Financial Officer, respectively, including their then-current base salary, bonus plan participation and standard employee benefit plan participation. As previously discussed, pursuant to the terms of the merger agreement, all stock options or other stock-based awards with time-based vesting held by the executive immediately prior to the effective time of the merger shall immediately vest and become fully exercisable. In addition, if we terminate the applicable executive’s employment without cause or if the applicable executive terminates his employment for good reason, in each case, within 12 months following a change in control, then the executive will be entitled to receive the following payments and benefits, subject to the execution and delivery of a release of claims: (i) an amount equal to 1.5 times the sum of his then-current annual base salary and such executive’s target bonus for the fiscal year in which the employment termination occurs, paid out in accordance with the company’s payroll practice over 18 months; and (ii) if the executive was participating in our group health plan immediately prior to the date of termination and elects COBRA continuation, monthly cash payments in an amount equal to the monthly employer contribution that we would have made to provide health insurance to the executive if he had remained employed with us until the earlier of 18 months following the date of termination or the end of the executive’s COBRA health continuation period. The estimated amount of severance, equity and benefits for the named executive officers are set forth below in the “Golden Parachute Compensation” section of this proxy statement.

For purposes of the employment agreements with each of Messrs. Hussain and Kalowski, “cause” means:

•	the commission by the executive of any felony, any crime involving us, or any crime involving fraud, moral turpitude or dishonesty;

•	breach of any material provision of any invention and non-disclosure agreement or non-competition and non-solicitation agreement with us, which breach is not cured within 10 days written notice thereof;

•	any intentional misconduct or gross negligence on the executive’s part which has a materially adverse effect on our business or reputation; or

•	the executive’s repeated and willful failure to perform the duties, functions and responsibilities of such officer’s position after a written warning from us.

For purposes of the employment agreements with each of Messrs. Hussain and Kalowski, “good reason” means that the executive has complied with the “good reason process” following the occurrence of any of the following events:

•	a material diminution in the executive’s position, responsibilities, authority or duties;

•	a material diminution in the executive’s base salary except for across-the-board salary reductions based on our financial performance similarly affecting all or substantially all senior management employees; or

•	a material change in the geographic location at which the executive provides services to us, not including business travel and short-term assignments.

For purposes of the employment agreements, “good reason process” means:

•	the executive reasonably determines in good faith that a good reason condition has occurred;

•	the executive notifies us in writing of the first occurrence of the good reason condition within 60 days of the first occurrence of such condition;

•	the executive cooperates in good faith with our efforts, for a period not less than 30 days following such notice, or the cure period, to remedy the condition;

•	notwithstanding such efforts, the good reason condition continues to exist; and

•	the executive terminates his employment within 60 days after the end of the cure period. If we cure the good reason condition during the cure period, good reason shall be deemed not to have occurred.

Christopher Shaw and David Ting

We entered into an employment agreement with each of Christopher Shaw and David Ting on April 30, 2014, setting forth the terms of their employment as our Senior Vice President, General Manager, Imprivata OneSign Products Group and our Chief Technology Officer, respectively, including their then-current base salary, bonus plan participation and standard employee benefit plan participation. As previously discussed, pursuant to the terms of the merger agreement, all stock options or other stock-based awards with time-based vesting held by the applicable executive immediately prior to the effective time of the merger shall immediately vest and become fully exercisable.

Pursuant to the employment agreements, if we terminate the applicable executive’s employment without cause or if the applicable executive terminates his employment for good reason, in each case, within 12 months following a change in control, then the executive will be entitled to receive the following payments and benefits, subject to the execution and delivery of a release of claims: (i) an amount equal to one times the sum of his then-current annual base salary and such executive’s target bonus for the fiscal year in which the employment termination occurs, paid out in accordance with the company’s payroll practice over 12 months; and (ii) if the executive was participating in our group health plan immediately prior to the date of termination and elects COBRA continuation, monthly cash payments in an amount equal to the monthly employer contribution that we would have made to provide health insurance to the executive if he had remained employed with us until the earlier of 12 months following the date of termination or the end of the executive’s COBRA health continuation period. The estimated amount of severance, equity and benefits for the executives utilizing the same assumptions as those used in calculating the cash severance, equity and benefits in the “Golden Parachute Compensation” table is, with respect to Mr. Shaw, $420,000, $446,798 and $11,049, respectively and, with respect to Mr. Ting, $400,000, $656,865 and $11,049, respectively. For purposes of the employment agreements with Messrs. Shaw and Ting, “cause” and “good reason” shall have the same meanings as set forth in the employment agreements with Messrs. Hussain and Kalowski as described above.

Thomas Brigiotta

We entered into a transitional services and separation agreement with Mr. Brigiotta on June 15, 2016, pursuant to which Mr. Brigiotta would continue to serve as Senior Vice President, Worldwide Sales, through August 5, 2016. Pursuant to the transitional services and separation agreement, and provided Mr. Brigiotta is neither terminated by us for cause nor resigns without the written approval of our chief executive officer, in each case prior to August 5, 2016, Mr. Brigiotta will be entitled to receive (i) an amount equal to 0.5 times his base salary and approximately 45 percent of his targeted variable compensation, which amount shall be paid out in accordance with the company’s payroll practice over six months; (ii) continuation of reimbursement for the cost of COBRA premiums until the earlier of six months following the termination date or the date on which Mr. Brigiotta accepts other employment or is no longer eligible for COBRA; and (iii) all stock options or other stock-based awards with time-based vesting held by such executive shall immediately accelerate and become fully exercisable and non-forfeitable as of the date of termination. The foregoing payments and benefits are subject to Mr. Brigiotta’s compliance with the terms of the transitional services and separation agreement and Mr. Brigiotta’s performance of his job duties and fulfillment of his responsibilities prior to his last day of employment. The estimated severance, equity and benefits payments for Mr. Brigiotta are set forth below in the “Golden Parachute Compensation” section of this proxy statement. For purposes of Mr. Brigiotta’s transitional services and separation agreement, “cause” shall have the same meaning as set forth in the employment agreements with Messrs. Hussain and Kalowski as described above.

Excise Tax Considerations

The payments and benefits provided under the employment agreements of Messrs. Hussain, Kalowski, Shaw and Ting in connection with a change in control of the company may be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, (which we refer to as the “Code”). These payments and benefits also may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. If any of these payments or benefits is subject to such excise taxes, they will be reduced (but not below zero) to the extent necessary so that the sum of all payments and benefits will not trigger such excise tax, if such reduction would result in a better net after-tax benefit to the affected executive.

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our named executive officers, who are Messrs. Hussain, Kalowski and Brigiotta, that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. The amounts set forth in the table are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and in the footnotes to the table. As a result, the actual amounts, if any, that a named executive officer will receive may materially differ from the amounts set forth in the table.

The table below assumes that (1) the effective time of the merger will occur on September 30, 2016, (2) the employment of the named executive officer will be terminated on such date in a manner entitling the named executive officer to receive severance payments and benefits under the terms of the named executive officer’s employment agreement (or, in the case of Mr. Brigiotta, will end on August 5, 2016, in accordance with his transitional services and separation agreement), (3) the named executive officer’s base salary rates and annual target bonuses remain unchanged from those in place as of July 20, 2016, (4) no named executive officer receives any additional equity grants or exercises any Imprivata stock options on or prior to the effective time of the merger and (5) no named executive officer enters into new agreements or is otherwise legally entitled to, prior to the effective time of the merger, additional compensation or benefits. For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see “Treatment of Stock Options and Stock-Based Awards” and “Severance and Change in Control Provisions of Employment Arrangements” above.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($) (3)	Total ($)
Omar Hussain	$1,200,000	$4,055,175	$25,895	$5,281,070
Jeffrey Kalowski	$825,000	$2,131,969	$2,577	$2,959,546
Thomas Brigiotta	$285,000	$308,117	$8,613	$601,730

(1)	The amounts listed in the column for each of Messrs. Hussain and Kalowski include an amount equal to 1.5 times the sum of his then current base salary and target bonus. The severance payments are payable on a “double-trigger” basis upon such named executive officer’s termination without cause or resignation for good reason, as applicable, each within 12 months following the effective time of the merger. The cash severance payments are payable over 18 months following the date of termination, subject to each such named executive officer’s execution and delivery of a release of claims in favor of Imprivata. The amount listed in the column for Mr. Brigiotta includes an amount equal to 0.5 times Mr. Brigiotta’s base salary, plus the portion of his targeted variable compensation he was entitled to receive pursuant to his transitional services and separation agreement. Such payments are payable over the six month period following his last day of employment (anticipated to be August 5, 2016), subject to his continued compliance with the terms of his transitional services and separation agreement, the performance of his job duties and fulfillment of his responsibilities through his last day of employment, and provided he does not resign (without the express written consent of our chief executive officer) or is not terminated by us without cause prior to such date.
(2)	The amounts listed in this column for Messrs. Hussain and Kalowski include the aggregate value of unvested Imprivata stock options that will vest upon the merger, calculated as described above. The amounts listed in this column for Mr. Brigiotta include the aggregate value of unvested Imprivata stock options that will vest upon his anticipated last day of employment, August 5, 2016.
(3)	The amounts listed in this column for Messrs. Hussain and Kalowski represent the estimated value of payments for continuation of medical coverage pursuant to COBRA for up to 18 months, assuming such named executive officer’s termination without cause or resignation for good reason, as applicable, each within 12 months following the effective time of the merger. Such benefits are subject to the execution and non-revocation of a general release of claims in favor of Imprivata. The amount listed in this column for Mr. Brigiotta represents the estimated value of payments for continuation of medical coverage pursuant to COBRA for up to six months following his anticipated last day of employment, August 5, 2016.

Employee Benefits

Pursuant to the merger agreement, Parent has agreed that for the one-year period commencing upon the effective time of the merger, Parent will provide to those employees of Imprivata who are employed by the Parent, the surviving corporation or any of its subsidiaries after such effective time, compensation and benefits (excluding any equity-based compensation) that in the aggregate are not materially less favorable than the compensation and benefits (excluding any equity-based compensation) provided to the continuing employees immediately prior to the effective time of the merger.

Director and Officer Indemnification and Insurance

For a period of six (6) years from the effective time of the merger, the surviving corporation will indemnify, advance expenses to, and hold harmless all past and present officers and directors of Imprivata (which we refer to as the “indemnified persons”) to the same extent and in the same manner such persons are indemnified as of the date of the merger agreement by Imprivata pursuant to any indemnification agreements between such persons and Imprivata, the Delaware General Corporation Law, Imprivata’s charter and bylaws for acts or omissions occurring at or prior to the effective time of the merger; provided that in the case of advancement of expenses, any person to whom expenses are advanced provides an undertaking, to the extent required by the Delaware General Corporation Law, to repay such advance if it is ultimately determined that such person is not entitled to indemnification. The charter and bylaws of the surviving corporation will contain provisions with respect to exculpation, advancement and indemnification that are at least as favorable to the indemnified persons as those contained in Imprivata’s charter and bylaws as in effect on the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of not less than six (6) years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the effective time of the merger, were directors, officers, employees or agents of Imprivata, unless such a modification is required by law.

From the effective time of the merger until the sixth (6th) anniversary of the effective time of the merger, Parent and the surviving corporation will maintain in effect, for the benefit of the past and present officers and directors of Imprivata with respect to their acts and omissions as directors, officers, employees or agents of Imprivata occurring prior to the effective time of the merger, the existing policy of directors’ and officers’ liability insurance maintained by Imprivata (which we refer to as the “existing D&O policy”) as of the date of the merger agreement in the form delivered by Imprivata to Parent prior to the date of the merger agreement, to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided that: (i) Parent and the surviving corporation may substitute for the existing D&O policy a policy or policies of comparable coverage, including a “tail” insurance policy; and (ii) the surviving corporation shall not be required to pay aggregate premiums over such six (6) years for the existing D&O policy (or for any substitute or “tail” policies) in excess of 300% of the amount of the current annual premium of the existing D&O policy.

Parent shall, and shall cause the surviving corporation to, enforce and honor, to the fullest extent permitted by law for a period of six (6) years from the effective time of the merger, the rights otherwise available to the current officers and directors of Imprivata and its subsidiaries by law, charter, bylaw or contract, and shall operate for the benefit of, and shall be enforceable by, each of the indemnified persons and their representatives.

If Parent, the surviving corporation or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or transfers all or substantially all of its properties and assets to any person or entity, then the merger agreement requires that proper provision be made so that the successors and assigns of Parent or the surviving corporation will assume the indemnification obligations described above.

Financing of the Merger

We anticipate that the total funds needed to complete the merger and the related transactions will be approximately $[●] million. This amount includes the funds needed to (1) pay stockholders the amounts due under the merger agreement; (2) make payments in respect of our outstanding equity-based awards pursuant to the merger agreement; and (3) pay all fees and expenses payable by Parent and Merger Sub under the merger agreement.

Equity Financing

On July 13, 2016, Parent entered into an equity commitment letter, which we refer to as the “equity commitment letter” with the Thoma Bravo Fund, pursuant to which the Thoma Bravo Fund has committed to purchase, or cause the purchase of, $548,148,554 plus, solely and to the extent necessary in order to pay any additional fees and expenses required by the merger agreement to be paid by Parent after taking into account the amount of available cash of Imprivata at the closing, up to an additional $20,000,000 of equity securities of Parent in the aggregate solely for the purpose of allowing Parent and/or Merger Sub to fund the aggregate merger. The equity commitment letter provides, among other things, that Imprivata is an express third party beneficiary thereof in connection with Imprivata’s exercise of its rights related to specific performance under the merger agreement. The equity commitment letter may not be amended or otherwise modified without the prior written consent of Parent, Imprivata and the Thoma Bravo Fund.

Under the equity commitment letter, the Thoma Bravo Fund has also agreed to pay, or cause an assignee to pay, an aggregate amount not to exceed $40,777,500 solely to satisfy the obligations of Parent and/or Merger Sub to pay monetary damages to Imprivata, in the event of an issuance of a final, nonappealable binding order of a court after Imprivata’s termination of the merger agreement that requires Parent and/or Merger Sub to pay damages to Imprivata for an intentional and material breach of the merger agreement by Parent and/or Merger Sub prior to the time of such termination, in the amount specified in such final order. In no event shall Parent and/or Merger Sub be required to pay damages in excess of $40,777,500 in the aggregate.

Debt Financing

The merger agreement provides that Parent and/or Merger Sub may obtain debt financing to offset a portion of the funds required to consummate the transactions contemplated by the merger agreement, but the merger is not conditioned on Parent’s ability to obtain debt financing.

Delisting and Deregistration of Imprivata Common Stock

If the merger is completed, Imprivata common stock will be removed from listing on New York Stock Exchange and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully in its entirety.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub will be merged with and into Imprivata and, as a result of the merger, the separate corporate existence of Merger Sub will cease and Imprivata will continue as the surviving corporation and become a subsidiary of Parent. As the surviving corporation, Imprivata will possess the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Imprivata and Merger Sub, all as provided under Delaware law.

The closing of the merger will occur as soon as practicable but in any event no later than two business days after all of the conditions set forth in the merger agreement and described under “– Conditions to the Merger” are satisfied or waived, to the extent permitted under the merger agreement, or at such other time as agreed to in writing by the parties unless the merger agreement has been terminated pursuant to its terms.

The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties and specified in the certificate of merger. The merger is expected to be completed in the third quarter of 2016. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at an earlier or later time, as agreed by the parties, or at all.

The Merger Consideration and the Conversion of Capital Stock

At the effective time of the merger, by virtue of the merger, each share of Imprivata common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $19.25 in cash, without interest and less any applicable withholding taxes, other than:

•	shares of Imprivata common stock owned by Imprivata or any subsidiary (or held in Imprivata’s treasury) or Parent or any of its subsidiaries immediately prior to the effective time of the merger, which will be canceled, and no payment will be made with respect thereto; and

•	shares of Imprivata common stock held by a stockholder who has properly exercised appraisal rights in accordance with Delaware law.

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock, par value $0.01 per share, of the surviving corporation and will thereafter constitute the only outstanding shares of capital stock of the surviving corporation.

The price to be paid for each share of Imprivata common stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of Imprivata, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, division or subdivision of shares, consolidation of shares, or any stock dividend, that occurs prior to the effective time of the merger.

Payment Procedures

Prior to the effective time of the merger, Parent will appoint a bank or trust company reasonably acceptable to Imprivata, which institution we refer to as the paying agent, for the purpose of exchanging for the merger consideration the certificates and uncertificated shares of Imprivata common stock. Promptly after the effective time of the merger, Parent will cause to be deposited with the paying agent the aggregate merger consideration to be paid in respect of the certificates and uncertificated shares of Imprivata common stock (but not including any merger consideration in respect of any dissenting shares).

As reasonably promptly as practicable (but no later than the third business day) after the effective time of the merger, Parent will cause the paying agent to mail to each holder of record of Imprivata common stock (other than Imprivata, its subsidiaries, and Parent and Merger Sub) a letter of transmittal together with instructions thereto. Upon receipt of (i) in the case of shares of Imprivata common stock represented by a stock certificate, a surrendered certificate or certificates in respect of such shares together with the signed letter of transmittal or (ii) in the case of shares of Imprivata common stock held in book-entry form, the receipt of an “agent’s message” by the paying agent, and in each case, together with such other documents as may be reasonably required by the paying agent, the holder of such shares will be entitled to receive the per share merger consideration, without interest thereon, in exchange therefor. The amount of any per share merger consideration paid to the stockholders may be reduced by any applicable withholding taxes.

If any cash deposited with the paying agent remains undistributed to holders of Imprivata common stock one (1) year after the effective time of the merger, such cash will be delivered to the surviving corporation, and any holder of Imprivata common stock who has not complied with the exchange procedures in the merger agreement will thereafter look only to the surviving corporation for payment of its claim for the merger consideration, without any interest thereon.

If any stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the person claiming such stock certificate to be lost, stolen or destroyed (and if required by Parent, the posting of such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such stock certificate), the paying agent will, in exchange for such lost, stolen or destroyed stock certificate, pay the merger consideration deliverable in respect thereof pursuant to the merger agreement without any interest thereon.

Imprivata Representations and Warranties

The merger agreement contains representations and warranties made by Imprivata to Parent and Merger Sub and representations and warranties made by Parent and Merger Sub to Imprivata. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the merger agreement, including information contained in a confidential disclosure letter provided by Imprivata to Parent in connection with the signing of the merger agreement. The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders. Moreover, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between Imprivata and Parent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about Imprivata or Parent. This description of the representations and warranties is included to provide Imprivata stockholders with additional information regarding the terms of the merger agreement. It is not intended to provide any other factual information about Imprivata or Parent.

In the merger agreement, Imprivata has made representations and warranties to Parent and Merger Sub with respect to, among other things:

•	the due organization, valid existence, good standing and power of Imprivata;

•	its subsidiaries and their due incorporation or organization, valid existence, good standing, power and authority;

•	its capitalization, including in particular the number of outstanding shares of Imprivata common stock and preferred stock, and the number of shares of common stock issuable upon the exercise of stock options and other equity awards;

•	the required consents and approvals of governmental authorities in connection with the transactions contemplated by the merger agreement;

•	Imprivata’s and its subsidiaries’ compliance with applicable laws;

•	compliance with the U.S. Foreign Corrupt Practices Act and other anti-corruption laws;

•	matters with respect to Imprivata’s privacy policies, use of data and information security;

•	the absence of certain litigation;

•	its SEC filings, including financial statements contained in such filings, internal controls and compliance with the Sarbanes-Oxley Act of 2002, since June 30, 2014;

•	conduct of business and absence of certain changes, except as contemplated by the merger agreement, including that since March 31, 2016, there has been no fact, event, change, development or set of circumstances, that has had a material adverse effect on Imprivata;

•	the absence of undisclosed material liabilities;

•	tax matters;

•	title to properties and the absence of encumbrances;

•	related party transaction matters;

•	matters related to Imprivata’s employee benefit plans;

•	labor and employment matters;

•	matters with respect to Imprivata’s significant contracts;

•	intellectual property and information technology;

•	matters related to Imprivata’s insurance policies;

•	the absence of undisclosed brokers’ fees and expenses;

•	receipt by the Board of a fairness opinion from Barclays Capital Inc.;

•	the inapplicability of state takeover statutes to the merger;

•	compliance with environmental laws and regulations;

•	relationships with, and other matters related to, major customers and vendors of Imprivata; and

•	the accuracy and compliance with applicable laws of the information supplied by Imprivata contained in this proxy statement.

Many of the representations and warranties in the merger agreement made by Imprivata are qualified by a “materiality” or “material adverse effect on Imprivata” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on Imprivata). For purposes of the merger agreement, a “material adverse effect on Imprivata” means any effect that is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of Imprivata and its subsidiaries, taken as a whole.

However, the standard of “material adverse effect on Imprivata” excludes any adverse effect resulting from or arising out of:

•	changes in Imprivata’s stock price or trading volume;

•	in and of itself, any failure by Imprivata to meet published revenue, earnings or other financial projections, or any failure by Imprivata to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections;

•	any changes in general conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (to the extent such changes in each case do not disproportionately affect Imprivata relative to other companies in its industry);

•	changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	changes in conditions in the industries in which Imprivata and its subsidiaries conduct business, including changes in conditions in the software industry generally or the information security industry generally (to the extent such changes in each case do not disproportionately affect Imprivata relative to other companies in its industry);

•	changes in political conditions in the United States or any other country or region in the world (including the decision by the United Kingdom to leave the European Union);

•	acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (to the extent such acts in each case do not disproportionately affect Imprivata);

•	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world (to the extent such events in each case do not disproportionately affect Imprivata);

•	the execution or announcement of the merger agreement or the pendency or consummation of the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of Imprivata or any of its subsidiaries with employees, customers, vendors or partners, or the identity of Parent or any of its affiliates as the acquiror of Imprivata;

•	(A) any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, (B) any action taken in compliance with the terms of, or the taking of any action required by the merger agreement or (C) the failure to take any action prohibited by the merger agreement;

•	changes in law, regulation or other legal or regulatory conditions (or the interpretation thereof) (to the extent such changes do not disproportionately affect Imprivata relative to other companies in its industry);

•	changes in GAAP or other accounting standards (or the interpretation thereof);

•	solely due to the unavailability of equity, debt or other financing to Parent or Merger Sub;

•	any transaction litigation; and

•	any matters expressly set forth in the disclosure letter to the merger agreement, provided that the mere inclusion of a list of items such as contracts, option grants, customers, vendors or intellectual property will not be deemed to be disclosure of any issues under or liabilities with respect to the items on such list.

In the merger agreement, Parent made customary representations and warranties to Imprivata with respect to, among other things:

•	the due organization, valid existence and good standing of Parent and Merger Sub;

•	the power and authority of each of Parent and Merger Sub to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Parent and Merger Sub;

•	the absence of conflicts with laws, Parent’s or Merger Sub’s organizational documents and Parent’s or Merger Sub’s contracts;

•	required consents and regulatory filings in connection with the merger agreement;

•	the absence of certain litigation;

•	matters with respect to Parent’s financing (as more fully described below under “– Financing of the Merger”) and sufficiency of funds;

•	payment of fees to brokers, investment bankers or other advisors in connection with the merger agreement;

•	the ownership and capital structure of Merger Sub;

•	solvency of Parent and the surviving corporation following the consummation of the merger and the transactions contemplated by the merger agreement;

•	the accuracy and compliance with applicable securities laws of the information supplied by Parent contained in this proxy statement;

•	the absence of agreements between Parent and Merger Sub, on the one hand, and any members of Imprivata’s Board or management, on the other hand, relating to Imprivata, other than the voting agreements; and

•	Parent’s and their affiliates’ lack of any ownership interest in Imprivata’s competitors.

The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Conduct of Imprivata’s Business During the Pendency of the Merger

Except for matters permitted or contemplated by the merger agreement or agreed to in writing by Parent, from the date of the merger agreement until the effective time of the merger, Imprivata will, and will cause each of its subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to in all material respects:

•	preserve intact its assets, properties, contracts or other legally binding understandings and business organizations;

•	keep available the services of its current officers and key employees and consultants; and

•	preserve the current relationships with customers, vendors, distributors, lessors, licensors, licensees, creditors, employees, contractors and others that have business relationships with Imprivata or any of its subsidiaries.

In addition, except as expressly permitted or contemplated by the merger agreement or agreed to in writing by Parent, between the date of the merger agreement and the effective time, Imprivata will not, nor will it permit its subsidiaries to:

•	declare, set aside, establish a record date for, make or pay any dividends or distributions (whether in cash, stock or property) in respect of any of its capital stock or other equity interests or enter into any agreement with respect to the voting of its capital stock or other equity interests, except dividends or other distribution from any subsidiary of Imprivata to the Imprivata or any wholly-owned subsidiary of Imprivata;

•	adjust, split, combine or reclassify any of its capital stock or that of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or that of its subsidiaries;

•	repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its or its subsidiaries’ capital stock or any Imprivata common stock rights or subsidiary stock rights (except pursuant to outstanding restricted stock award agreements) or any other equity interests, except to effect any withholding obligations in connection with the exercise of Imprivata common stock options or the issuance of shares under Imprivata’s Employee Stock Purchase Plan;

•	issue, deliver or sell, pledge or encumber any shares of its or its subsidiaries’ capital stock, or any Imprivata common stock rights (other than (1) the issuance of shares of Imprivata common stock upon the exercise of Imprivata stock options that are outstanding as of the date of the merger agreement and , upon the settlement of Imprivata restricted stock units outstanding on the date of the merger agreement or (2) pursuant to Imprivata’s Employee Stock Purchase Plan (in accordance with the terms of the merger agreement), in connection with agreements in effect on the date of the merger agreement;

•	amend Imprivata’s or any of its subsidiaries’ certificate of incorporation, bylaws or other comparable charter or organizational documents;

•	incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guaranty, endorse or otherwise become liable or responsible for the indebtedness for borrowed money of any other person, except (1) for trade payable incurred in the ordinary course of business and (2) for loans or advance by Imprivata to its subsidiaries or by any subsidiary of Imprivata to Imprivata;

•	(1) make any loans or advances to any other person other than in the ordinary course of business consistent with past practice or in accordance with (x) the indemnification and expense advancement provisions of Imprivata’s charter or bylaws or (y) the indemnification agreements set forth on the disclosure letter or (2) make any capital contributions to or investments in any other person;

•	merge or consolidate with any other entity or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

•	change in any material respect its tax accounting methods, principles or practices, except as required by GAAP or applicable law;

•	alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to present/former employees, directors or affiliates of Imprivata, other than alterations or amendments (A) made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Imprivata, (B) as expressly contemplated by the merger agreement, (C) required under applicable law or by an employment agreement in effect as of the date of the merger agreement or (D) pursuant to Imprivata’s benefit plans and agreements with newly hired employees on terms consistent in all material respects with those provided to other employees of Imprivata or its subsidiaries of comparable level;

•	hire any new employees, other than non-officer employees (which for this purpose shall be employees with a title below the level of “vice president”), in the ordinary course of business consistent with past practice;

•	sell, license, mortgage, transfer, lease, pledge or otherwise subject to any encumbrance (including by merger, consolidation or sale of stock or assets) or otherwise dispose of any entity, business or material rights, properties or assets (including stock or other ownership interests of Imprivata’s subsidiaries), other than permitted encumbrances, non-exclusive licenses, otherwise in the ordinary course of business consistent with past practice or any capital expenditures permitted by (or approved by Parent) under the merger agreement;

•	except for entering into any non-exclusive license agreements in the ordinary course of business, sell, assign, license, abandon, let lapse, transfer or grant to any third party any rights with respect to, or encumber or subject (or allowed to become subject) to any lien, other than permitted encumbrances, or otherwise dispose of any intellectual property of Imprivata;

•	acquire (by merger, consolidation or acquisition of stock or assets) any business for which the aggregate amount to be paid in respect of such business would exceed $1,000,000;

•	make any material tax election not consistent with past practice, enter into a closing agreement relating to any material tax or settle or compromise any income tax refund or liability or fail to file any material tax return when due or fail to cause such tax returns when filed to be complete and accurate in all material respects or amend any material tax return;

•	incur or commit to incur any capital expenditures, or any related obligations or liabilities in that are in excess of $750,000 individually in any fiscal quarter or $1,500,000 in the aggregate in any fiscal quarter, except in the ordinary course of business consistent with past practice, or materially delay any approved material capital expenditures;

•	pay, discharge, settle, cancel, incur or satisfy any material liabilities, other than in the ordinary course of business consistent with past practice, as required by any applicable law, as accrued for in Imprivata’s financial statements or as required by the terms of any contract of Imprivata in effect as of the date of the merger agreement;

•	enter into, modify, amend or terminate (A) any contract that if so entered into, modified, amended or terminated would reasonably be likely to (x) have a material adverse effect on Imprivata or (y) prevent or materially delay the consummation of the transactions contemplated by the merger agreement or (B) any material contract of Imprivata, except (x) in the ordinary course of business, (y) for expirations or renewals in accordance with their terms or (z) as otherwise permitted pursuant to the merger agreement;

•	terminate any officer with a title of “vice president” or more senior of Imprivata or any of its subsidiaries other than for good reason or for cause;

•	engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of Imprivata or other person covered by Item 404 of Regulation S K promulgated under the Exchange Act that would be required to be disclosed under such Item 404;

•	compromise, release, waive or settle any lawsuit, court action or other proceeding having a value or in an amount, individually or in the aggregate, in excess of $1,000,000;

•	effectuate a “plant closing” or “mass layoff,” as those terms are defined in the United States Worker Adjustment and Retraining Notification Act, as amended, or any similar law, affecting in whole or in part any site of employment, facility, operating unit or employee of Imprivata or any of its subsidiaries; or

•	agree or commit to take any of the actions described above.

The Stockholders Meeting

Pursuant to the terms of the merger agreement and in accordance with applicable law and Imprivata’s governing documents, Imprivata agreed to duly set a record date for, call, give notice of, convene and hold a meeting of its stockholders, which we refer to as the “stockholders meeting,” for the purpose of considering and taking action upon the adoption of the merger agreement by Imprivata stockholders.

Unless the Board will have effected an adverse recommendation change, the Board will make the board recommendation (as defined in the section entitled “– Imprivata Board Recommendation”) and Imprivata will otherwise comply with all laws applicable to the stockholders meeting. The foregoing obligations will not be affected by the commencement, public proposal, public disclosure or communication to Imprivata or any other person of any acquisition proposal.

Non-Solicitation; Competing Acquisition Proposals

Under the merger agreement, Imprivata, its subsidiaries and their respective representatives are not permitted to, among other things:

•	initiate, solicit, propose, knowingly encourage (including by providing information) or take any action to knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

•	engage in, continue or otherwise participate in any discussions (other than to refer to the merger agreement) or negotiations regarding, or provide any non-public information or data concerning, or afford access to the business, properties, assets, books, records or personnel of, Imprivata or any of its subsidiaries to any person relating to, any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•	approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement (which, for the avoidance of doubt, excludes any acceptable confidentiality agreement) relating to an acquisition proposal or any proposal or offer that would reasonably be expected to lead to an acquisition proposal; or

•	resolve or agree to do any of the foregoing.

Notwithstanding the restrictions described above, prior to the adoption of the merger agreement by Imprivata stockholders, Imprivata may (1) provide information or afford access to the business, properties, assets, books, records, or to any personnel of Imprivata in response to a request therefor to a third party (and its representatives and financing sources) who has made a bona fide written acquisition proposal after the date hereof that was not solicited in material violation of the merger agreement, if and only if, prior to providing such information, Imprivata has received from such third party so requesting such information an executed acceptable confidentiality agreement; provided that Imprivata shall promptly (and in any event within twenty-four (24) hours) make available to Parent any non-public information concerning Imprivata and its subsidiaries that is provided to such third party making such acquisition proposal that is given such access and that was not previously made available to Parent or its representatives or (2) engage or participate in any discussions or negotiations with a third party who has made such an unsolicited bona fide written acquisition proposal. “Acquisition proposal” means any inquiry, proposal or offer relating to (i) the acquisition of twenty percent (20%) or more of any class of the equity interests in Imprivata (by vote or by value) by any third party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any third party acquiring assets (including capital stock of or interest in any subsidiary or affiliate of Imprivata) representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of Imprivata and its subsidiaries, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any third party, directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of Imprivata and its subsidiaries, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any third party beneficially owning twenty (20%) or more of the outstanding shares of Imprivata common stock and any other voting securities of Imprivata (or instruments convertible to or exchangeable for twenty percent (20%) or more of such outstanding shares or securities) or (v) any combination of the foregoing. For the avoidance of doubt, all references to “Third Party” in this definition shall include any “group” as defined pursuant to Section 13(d) of the Exchange Act.

The merger agreement requires Imprivata to promptly (and, in any event, within twenty-four (24) hours) notify Parent if any proposals or offers with respect to an acquisition proposal are received by, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continue with, Imprivata or any of its representatives from or by, respectively, any third party indicating, in connection with such notice, the identity of the person or group of persons making such offer or proposal, and a summary of the material terms and conditions of any proposals or offers (including, if applicable, copies of any written request, proposals or offers, including proposed agreements) and thereafter will keep Parent reasonably informed, on a prompt basis or upon Parent’s reasonable request, of the status and terms of any such proposals or offers (including any amendments thereto) and any material change in the status of any such discussions or negotiations.

Imprivata Board Recommendation

Subject to the provisions described below, the Board will unanimously recommend that Imprivata stockholders vote in favor of the adoption of the merger agreement at the stockholders meeting (which we refer to as the “board recommendation”). The Board also agreed to include the board recommendation in this proxy statement. Subject to the provisions described below, the merger agreement provides that neither the Board nor any committee of the board will:

•	withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or the Merger Sub, Imprivata’s recommendation with respect to the merger;

•	adopt, approve or recommend to Imprivata’s common stockholders or propose to adopt, approve or recommend to Imprivata’s common stockholders an acquisition proposal;

•	fail to make a required reaffirmation within seven (7) business days after Parent so requests in writing; provided that such failure shall not be an adverse recommendation change if Imprivata shall have previously made a required reaffirmation on two (2) or more occasions or within the thirty (30) days immediately preceding such request; provided, further, that such failure shall not be an adverse recommendation change if there shall not have been, at the time of such request, a publicly announced acquisition proposal that has not been withdrawn;

•	fail to recommend against any acquisition proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) business days after the commencement of such acquisition proposal; or

•	fail to include Imprivata’s recommendation in this proxy statement.

We refer to each of the foregoing actions as an adverse recommendation change.

Notwithstanding anything to the contrary contained in the merger agreement, prior to the adoption of the merger agreement by Imprivata stockholders, the Board (or a committee thereof), following receipt of and on account of a superior proposal may make an adverse recommendation change or terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, but only if the Board determines in good faith, after having taken into account the advice of an independent financial advisor and the advice of its outside legal counsel, that the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law. In addition, the Board will not make an adverse recommendation change or terminate the merger agreement unless Imprivata first takes the following actions:

•	Imprivata provides written notice to Parent at least three business days in advance of its intention to take such action or actions with respect to a superior proposal (which we refer to as the “notice period”);

•	Imprivata attaches to such notice the most current version of the proposed agreement and a reasonably detailed summary of all material terms of the superior offer and the identity of the third party making the superior offer; and

•	Imprivata, during the notice period (to the extent requested by Parent), engages in good faith negotiations with Parent to make such adjustments in the terms and conditions of the merger agreement so that the acquisition proposal is no longer a superior offer (it being understood and agreed that in the event that if, after the commencement of the notice period, there is any material revision to the terms of the superior offer, the notice period will be extended to ensure that at least two business days remain in the notice period subsequent to the time that Imprivata notifies Parent of any such material revision).

“Superior proposal” means a bona fide, written acquisition proposal that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, made by a third party, that, if consummated, would result in such third party (or, in the case of a direct merger between such third party or any subsidiary of such third party and Imprivata, the stockholder of such third party) owning, directly or indirectly, 75% or more of the outstanding shares of Imprivata common stock, or all or substantially all of the consolidated assets of Imprivata and its subsidiaries, and which acquisition proposal the Board determines in good faith, after consultation with independent financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such acquisition proposal (including whether stockholder approval is required for such person), and the merger agreement that Imprivata’s Board (or a committee thereof) deems relevant (in each case taking into account any revisions to the merger agreement made in writing by Parent prior to the time of determination), including financing, regulatory approvals, identity of the person or group making the acquisition proposal, breakup fee provisions, (a) is reasonably likely to be consummated in accordance with its terms and (b) would result in a transaction more favorable to Imprivata’s common stockholders from a financial point of view than the transactions provided for in the merger agreement.

Notwithstanding anything to the contrary contained in the merger agreement, the Board also may, in response to a material event, development or change in circumstances (other than an acquisition proposal occurring or arising after the date of the merger agreement) that was not known to the Board nor reasonably foreseeable by the Board as of or prior to the date of the merger agreement (and not relating in any way to any acquisition proposal) (which we collectively refer to as an intervening event), make an adverse recommendation change if:

•	the Board determines in good faith, after taking into account the advice an independent financial advisor and its outside legal counsel, that such offer remains superior proposal and that the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under applicable Delaware law;

•	at least three business days prior to such adverse recommendation change, Imprivata provides Parent written notice advising Parent that the Board intends to take such action and specifying the facts underlying the determination that an intervening event has occurred, and the reasons for the adverse recommendation change, in reasonable detail; and

•	during the three business day period, if requested by Parent, Imprivata negotiates in good faith with Parent to amend the merger agreement in such a manner that prevents the need for an adverse recommendation change as a result of the intervening event.

Notwithstanding the provisions described above, the merger agreement does not prohibit the Board from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an acquisition proposal; provided that such disclosure (other than a “stop, look and listen” communication) will not constitute an adverse recommendation change.

Imprivata Stock Options and Stock-Based Awards

Pursuant to the merger agreement and consistent with the terms of Imprivata’s 2014 stock option and incentive plan, all equity awards will become fully vested (and exercisable, to the extent applicable) immediately prior to the effective time of the merger.

At the effective time of the merger, each Imprivata stock option that is outstanding and unexercised immediately prior to the effective time (including all Imprivata stock options that vest upon and contingent on the merger) will be cancelled, terminated and extinguished, and upon the cancellation thereof the holder of each such Imprivata stock option will be granted the right to receive, in respect of each share of Imprivata common stock subject to such Imprivata stock option immediately prior to such cancellation, an amount (subject to any applicable withholding tax) in cash equal to: (i) $19.25; minus (ii) the exercise price per share of Imprivata common stock subject to such Imprivata stock option (provided that, if the exercise price payable in respect of a share of Imprivata common stock subject to any such Imprivata stock option equals or exceeds $19.25, then the amount payable with respect to such Imprivata stock option will be zero). Each holder of an Imprivata stock option cancelled will cease to have any rights with respect thereto, except the right to receive the cash consideration (if any) specified in the merger agreement, without interest.

Pursuant to the merger agreement, at the effective time of the merger, each Imprivata restricted stock award and each Imprivata restricted stock unit award that is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for the right to receive an amount in cash (without interest thereon) equal to the product of (i) the total number of shares underlying such award and (ii) $19.25.

Pursuant to the merger agreement, with respect to our ESPP, our Board adopted resolutions and took other actions to (A) restrict participants in the ESPP from increasing their payroll deductions from those in effect on the date of the merger agreement or from making separate non-payroll contributions to the ESPP; (B) provide that no individual who is not participating in the ESPP as of the date of the merger agreement may commence participation in the ESPP; (C) provide that no offering period under the ESPP will be commenced after the date of the merger agreement; (D) provide that the offering period under the ESPP that is in effect as of the date of the merger agreement will end on the earlier of August 31, 2016 or the fifth calendar day immediately prior to the effective time and all amounts credited to the accounts of participants will be used to purchase shares of common stock in accordance with the terms of the ESPP as of such date (and such shares will be treated as other outstanding shares in accordance with the merger agreement); and (E) terminate the ESPP, effective as of the date immediately prior to the date of the effective time of the merger.

Prior to the effective time of the merger, Imprivata will take all action that may be necessary to effectuate the treatment of the Imprivata equity awards as set forth in the merger agreement and to ensure that, from and after the effective time, holders of Imprivata equity awards have no rights with respect thereto other than those specifically set forth in the merger agreement.

Imprivata Employee Compensation and Benefits

Pursuant to the merger agreement, for the one-year period commencing upon the effective time of the merger, Parent will provide to those employees of Imprivata who are employed by the Parent, the surviving corporation or any of its subsidiaries as of the day prior to the effective time (which we refer to as “continuing employees”), compensation and benefits (excluding any equity-based compensation) that in the aggregate are not materially less favorable than the compensation and benefits (excluding any equity-based compensation)

provided to the continuing employees immediately prior to the effective time of the merger. Each continuing employee will receive full credit of eligibility and vesting. With respect to any health benefit plans maintained by Parent for the benefit continuing employees located in the United States, subject to any applicable plan provisions, contractual requirements or applicable law, Parent shall: (i) use commercially reasonable efforts to cause to be waived any eligibility requirements or pre-existing condition limitations in the plan year in which the effective time occurs, to the extent satisfied or waived under a similar Imprivata benefit plan as of the effective time of the merger and (ii) give effect, in determining any deductible maximum out-of-pocket limitations in the plan year in which the effective time of the merger occurs, to amounts paid by such continuing employees with respect to substantially similar plans maintained by Imprivata during the plan year in which the effective time of the merger occurs.

Other Covenants and Agreements

Access and Investigation. From the date of the merger agreement until the effective time of the merger, subject to certain exceptions described in the merger agreement, Imprivata has agreed to give Parent and its representatives reasonable access during normal business hours, upon reasonable advance notice, to Imprivata’s officers, employees, agents (including outside accountants), properties, offices and other facilities, books and records, contracts, commitments, work papers and other documents and information relating to Imprivata and its subsidiaries as reasonably requested in advance by Parent. Additionally, during the period following the execution of the merger agreement until the effective time of the merger, Imprivata will, and will cause each of its subsidiaries to, furnish or otherwise make available (including via EDGAR, if applicable) to Parent (i) a copy of each report, schedule, form, statement and other document filed by it or received by it during such period pursuant to the requirements of federal or state securities law reasonably promptly following such filing or receipt and (ii) to the extent available, for the period beginning after the date hereof and ending at the effective time of the merger, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a copy of the monthly consolidated financial statements of Imprivata, including statements of financial condition, results of operations and statements of cash flow.

Without limiting the generality of any of the foregoing, Imprivata will not be required to take any action that would reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or the violation of any obligations of Imprivata with respect to confidentiality or non-disclosure, (ii) the waiver of any applicable attorney-client privilege (provided that Imprivata shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a waiver of attorney-client privilege), (iii) the violation of any applicable law (provided that Imprivata shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not violate applicable law) or (iv) an unreasonable interference in the operations of Imprivata.

State Takeover Laws. If any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover Law of any state or other jurisdiction, including the provisions of any statute or regulation under the DGCL becomes or is deemed to be applicable to the merger or any other transactions contemplated by the merger agreement, then Imprivata and the Board has agreed to grant such approvals and use commercially reasonable efforts to take such other lawful actions as are necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

Public Announcements. The initial press release relating to the merger agreement will be a joint press release issued by Imprivata and Parent, and thereafter Imprivata and Parent and Imprivata will consult with each other before issuing any press release or otherwise making any other public statements with respect to the merger agreement or any of the transaction contemplated by the merger agreement, the voting agreements and all other agreements to be executed by Parent, Merger Sub and Imprivata in connection with the transactions contemplated by the merger and will not issue any such press release or make any such public statement without the prior consent of the other parties thereto, which consents will not be unreasonably withheld or delayed. However, either party may, without consulting the other party, make a public disclosure if (i) such public statement is required by law or order or the applicable rues of the New York Stock Exchange and if it has used its commercially reasonable efforts to consult with the other parties hereto and to obtain such party’s consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made. Imprivata will not be obligated to consult with Parent with respect to communication that are (1) principally directed to employees, customers, partners or vendors so long as such communications are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party), or (2) relating to a superior proposal, change of Imprivata’s recommendation to support the merger or “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

Litigation. Imprivata has agreed to give Parent the right to review and comment on all material filings or responses to be made by Imprivata in connection with any proceeding against Imprivata and/or its directors and officers relating to the transactions contemplated by the merger agreement. Imprivata has also agreed that it will obtain the prior written consent of Parent prior to settling or compromising any such proceeding (such consent not to be unreasonably conditioned, withheld or delayed).

Reasonable Best Efforts

Each party will use its reasonable best efforts to file, as soon as practicable after the date of the merger agreement, all notices, reports and other documents required to be filed by such party with any governmental body with respect to the merger and to submit promptly any additional information requested by any such governmental body. Imprivata and Parent will, within five business days after the date of the merger agreement, make any required submissions under the HSR Act and any other antitrust law that Imprivata and Parent determines should be made, in each case with respect to the merger and the transactions contemplated by the merger agreement. Parent, Merger Sub and Imprivata will cooperate with one another (A) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any foreign law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts material to Imprivata’s business in connection with the consummation of the transactions contemplated by the merger agreement, (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers and (C) converting any short-term investments (as classified in the consolidated financial statements of Imprivata and its subsidiaries) into cash as of the closing at the reasonable discretion of Parent and executing and delivering any additional documents or instruments, in each case to the extent necessary, proper or advisable to consummate the transactions contemplated by the transaction documents.

Parent, Merger Sub and Imprivata will cooperate with one another (A) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any foreign law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts material to the Imprivata’s business in connection with the consummation of the transactions contemplated by the merger agreement and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers. Each of Imprivata and Parent will (1) give the other party prompt notice of the commencement or threat of commencement of any action by or before any governmental entity with respect to the merger or any of the other transactions contemplated by the merger agreement, (2) keep the other party informed as to the status of any such action or threat, (3) promptly inform the other party of any material communication concerning the HSR Act or other antitrust law to or from any governmental entity regarding the merger and (4) furnish to the other party such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the HSR Act and any other antitrust law. Except as may be prohibited by any governmental entity, Imprivata and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any suit, claim, action, investigation or proceeding under or relating to the HSR Act or any other antitrust law. Each of Imprivata and Parent will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any governmental entity in connection with any such legal proceeding.

Neither Parent nor any of its affiliates will be required to, nor will Imprivata (without the consent of Parent, which may be withheld in Parent’s sole discretion, provided Parent has otherwise complied with the requirements of the merger agreement), negotiate, commit to or effect by order or otherwise, the sale, divestiture or disposition of any assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto or enter into any order, accept any undertaking or condition or otherwise take or commit to take actions that would limit Parent’s, Imprivata’s or their respective affiliates’ freedom of action with respect to, or ability to retain, any of their businesses, product lines or assets, or otherwise limit Parent’s or its Affiliates’ ability to receive the full benefits of the merger (which we refer to here as a “regulatory action”), if such regulatory action would, in each case, have a material adverse effect, individually or in the aggregate, on Parent, Imprivata, and their affiliates combined. In no event shall Parent or Merger Sub be required to (nor will Imprivata, without Parent’s consent, which may be withheld at Parent’s sole discretion) pay any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the transactions contemplated by the merger agreement under any contract.

Conditions to the Merger

The obligations of Imprivata, Parent and Merger Sub, as applicable, to consummate the merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions) the following:

•	adoption of the merger agreement by an affirmative vote of the holders of a majority of the outstanding shares of Imprivata common stock entitled to vote on the adoption of the merger agreement;

•	the consummation of the merger not being made illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction;

•	expiration or termination of the applicable waiting period under the HSR Act;

•	the accuracy of the representations and warranties of Imprivata, Parent and Merger Sub in the merger agreement, subject to materiality qualifiers (generally other than as would not constitute a material adverse effect on Imprivata or, in the case of the capitalization representations and warranties of Imprivata, other than as would not increase the aggregate merger consideration by more than $2,000,000), as of the date of the merger agreement and as of the closing date, or, as applicable, the date in respect of which such representation or warranty was specifically made;

•	Imprivata, Parent and Merger Sub having performed in all material respects their obligations under the merger agreement at or before the effective time of the merger;

•	receipt of certificates executed by executive officer of Imprivata, on the one hand, or Parent and Merger Sub, on the other hand, to the effect that the conditions described in the preceding two bullets have been satisfied; and

•	since the date of the merger agreement, there not having occurred or arisen any material adverse effect on Imprivata.

Termination of the Merger Agreement

Imprivata and Parent may terminate the merger agreement by mutual written consent at any time before the consummation of the merger, notwithstanding any approval of the merger agreement by Imprivata stockholders.

In addition, either Parent or Imprivata may terminate the merger agreement at any time before the consummation of the merger if:

•	any governmental entity of competent jurisdiction shall have issued an order or taken any other action, in either case permanently enjoining, restraining or otherwise prohibiting the merger, and such order or other action shall have become final and nonappealable; provided that the party seeking to terminate the merger agreement will not have initiated the proceeding with respect to such order, taken any action in support of such order or failed to use such efforts as required by the merger agreement to prevent and oppose such order or other action;

•	the stockholders meeting has been held and completed and the adoption of the merger agreement by Imprivata stockholders has not been obtained at the stockholders meeting or at any adjournment of that meeting; or

•	the merger has not been consummated on or before December 10, 2016 (which we refer to as the “termination date”).

Parent may also terminate the merger agreement if:

•	Imprivata’s Board or any committee thereof has effected an adverse recommendation change (as defined in the section entitled “The Merger Agreement – Imprivata Board Recommendation”);

•	(i) there has been a breach by Imprivata of any representation, warranty, covenant or agreement contained in the merger agreement that would, individually or in the aggregate, result in any of the conditions to Parent’s obligations to close not being satisfied if continuing on the closing date and (ii) such breach (A) is not cured before the termination date, (B) is not reasonably capable of being cured before the termination date or (C) Imprivata does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach, in which case Parent may not terminate the merger agreement if such breach is cured by Imprivata during such thirty (30) day period (provided further that Parent’s right to terminate the merger agreement will not be available to Parent if Parent or Merger Sub is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement); or

•	if Imprivata has breached any of its obligations with respect to no solicitation under the merger agreement (other than (y) any unauthorized or materially cured breaches thereof or (z) any immaterial or inadvertent breaches not intended to results in an acquisition proposal), and only if Parent and Merger Sub are not in material breach of their representations, warranties, covenants and agreements under the merger agreement.

Imprivata may also terminate the merger agreement if:

•	prior to the adoption of the merger agreement by Imprivata stockholders, in order to enter into an acquisition agreement for a superior proposal, if Imprivata’s Board (or a committee thereof), incompliance with the applicable terms of the merger agreement, has authorized Imprivata to enter into a specified definitive acquisition agreement and Imprivata enters into such binding definitive agreement and concurrently with the termination of the merger agreement pays the termination fee described in the section entitled “The Merger Agreement – Termination Fees and Expenses”; or

•

(i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in the merger agreement that would, individually or in the aggregate, result in any of the conditions to Imprivata’s obligations to close not being satisfied if continuing on the closing date and (ii) such breach (A) is not cured before the termination date, (B) is not reasonably capable of being cured before the termination date or (C) Parent or Merger Sub does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach, in which case Imprivata may not terminate the merger agreement if such breach is cured by Parent or Merger Sub during such thirty (30) day period (provided further that Imprivata’s right to terminate the merger agreement will not be available to Imprivata if Imprivata is in material breach of any representation, warranty, covenant or agreement contained in the merger agreement).

Termination Fees and Expenses

If the merger agreement is terminated, it will be of no further force or effect without liability of any party to each other party to the merger agreement. No such termination will relieve any party of any liability for any intentional and material breach of the merger agreement or intentional fraud.

Except as expressly set forth in the merger agreement, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs and expenses; provided that Parent will pay all filing fees payable pursuant to the HSR Act or any applicable foreign antitrust or competition law.

If the merger agreement is terminated:

•	(1) (a) by Parent or Imprivata because of a non-adoption termination or (b) by Parent because of a Imprivata breach termination, (2) at or prior to the time of the termination of the merger agreement, an acquisition proposal will have been announced, or otherwise made publicly known, and not withdrawn or abandoned and (3) within 12 months after the stockholders meeting, Imprivata consummates an acquisition proposal with a third party, provided that each reference to 20% in the definition of acquisition proposal will be replaced with 50%, then Imprivata will pay to Parent, substantially concurrently with the consummation of such acquisition proposal, approximately $13.6 million in cash (which we refer to as the “termination fee”);

•	by Parent because of an adverse recommendation termination or termination due to breach of the no solicitation covenant, then Imprivata will pay to Parent, within two business days of such termination, the termination fee;

•	by Imprivata because of a superior proposal termination, then Imprivata will pay to Parent, concurrently with such termination, the termination fee; or

•	by Parent because of a breach of a no solicitation termination, then Imprivata will pay to Parent, within two business days of such termination, the termination fee.

Imprivata and Parent acknowledged in the merger agreement that the covenants and obligations contained in the provisions regarding the termination fee are an integral part of the transactions contemplated by the merger agreement and that, without those covenants and obligations, the parties would not have entered into the merger agreement.

Parent acknowledged in the merger agreement that the termination fee will be payable by Imprivata on only on occasion.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

THE VOTING AGREEMENTS

Concurrently with the execution of the merger agreement, Parent entered into voting agreements with each director and executive officer of Imprivata (and parties related to or affiliated with such directors). Approximately 27% of the outstanding Imprivata shares on the record date for the stockholders meeting are subject to the voting agreements.

The following is a summary description of the voting agreements. The form of voting agreement is attached as Exhibit A to the merger agreement, which is attached as Annex A to this proxy statement, and is incorporated into this proxy statement by reference.

Each person who entered into a voting agreement with Parent agreed to vote his, her or its Imprivata common stock at the stockholders meeting in favor of (1) the adoption of the merger agreement and the approval of the transactions contemplated thereby and (ii) against any alternative acquisition proposal, and not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of their shares, subject to certain limited exceptions.

The persons signing voting agreements have agreed that they will be bound by non-solicitation restrictions that are substantially similar to the non-solicitation provisions of the merger agreement described above under “The Merger Agreement – Non-Solicitation; Competing Acquisition Proposals.” These persons further agreed to certain restrictions on the transfer of their Imprivata shares and to waive and not exercise any rights of appraisal or rights to dissent from the merger to which they may be entitled under Delaware law.

The voting agreements terminate upon the earlier of (i) the termination of the merger agreement in accordance with its terms, (ii) notification by Parent to Imprivata that is it not able or willing to proceed with the merger on substantially the terms set forth in the merger agreement, including by advising Imprivata that it is unwilling to proceed with the merger unless the merger consideration is reduced or changed in form, (iii) any waiver, change or amendment to the terms or conditions of the merger agreement that adversely affects the stockholder in any material respect, (iv) immediately following the stockholders’ meeting, including any adjournment thereof, at which the stockholders vote on the adoption of the merger agreement and (v) the termination date.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes certain material U.S. federal income tax considerations of the merger that are generally applicable to stockholders of Imprivata. The following discussion is based upon the regulations promulgated under the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and existing administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect and to differing interpretations. Any change could affect the validity of the following discussion. There can be no assurance that the Internal Revenue Service, which we refer to as the “IRS,” will not challenge one or more of the tax considerations described herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes or the alternative minimum tax. This discussion also does not consider any specific facts or circumstances that may apply to a stockholder and does not address the special tax rules applicable to particular stockholders such as stockholders that are financial institutions, tax-exempt organizations, insurance companies, dealers in securities or traders in securities that elect to use a mark-to-market method of accounting; stockholders who acquired their shares of Imprivata common stock pursuant to the exercise of compensatory stock options or otherwise in connection with the performance of services; U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar U.S. expatriates, any person who receives consideration other than cash in the merger (or any transaction related thereto), and stockholders who hold their shares of Imprivata common stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction. This discussion assumes the shares of Imprivata common stock are held as capital assets within the meaning of Section 1221 of the Code. In addition, the following discussion does not address non-income tax consequences or the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger). Finally, this discussion assumes that Imprivata is not a U.S. real property holding corporation within the meaning of the Code.

For purposes of this discussion, a “U.S. Holder” means a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation or an entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or the District of Columbia or otherwise treated as such for U.S. federal income tax purposes, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) the administration over which a U.S. court can exercise primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control, or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code. A “Non-U.S. Holder” is any stockholder that is an individual or a corporation for U.S. federal income tax purposes and is neither (i) a U.S. Holder nor (ii) a nonresident alien individual who is present in the United States for 183 days in a taxable year or has a “tax home in the United States”.

If a partner of a partnership or owner of another type of tax flow-through entity is the owner of shares of Imprivata common stock, the tax treatment of the partner or owner will depend upon the status of the partner or owner and the activities of the partnership or other entity. Accordingly, partnerships and other flow-through entities that hold shares of Imprivata common stock and partners or owners of such partnerships or other entities, as applicable, should consult their own tax advisors.

HOLDERS OF SHARES OF THE COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO THEM.

U.S. Holders

Taxable Sale of Shares of Imprivata Common Stock

In General

The merger generally will be a taxable transaction for U.S. Holders. U.S. Holders generally are expected to recognize gain or loss equal to the difference between the amount of cash received and their adjusted tax basis in the surrendered shares of Imprivata common stock. A U.S. Holder’s adjusted tax basis in the shares of Imprivata common stock is generally the amount paid for such shares of Imprivata common stock. Such gain or loss generally is expected to be capital gain or loss, and any such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Imprivata common stock is greater than one year as of the closing. If the U.S. Holder’s holding period for the shares of Imprivata common stock is one year or less at the time of the closing, any such gain is expected to be treated as short-term capital gain and U.S. Holders could be subject to tax on their gain at rates as high as the rates applicable to ordinary income. The deductibility of capital losses is subject to limitations.

The gain or loss on the disposition of the shares of Imprivata common stock must be calculated separately for each block of shares of Imprivata common stock (i.e., shares of Imprivata common stock acquired at the same time in a single transaction). U.S. Holders who own separate blocks of shares of Imprivata common stock should consult their tax advisors with respect to these rules.

Tax on Net Investment Income

A 3.8% tax is imposed on some of all of the net investment income of certain individual U.S. Holders with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and the undistributed net investment income of certain U.S. Holders that are estates and trusts. For these purposes, “net investment income” generally will include any gain recognized from the surrender of a U.S. Holder’s shares of Imprivata common stock in the merger, less certain deductions.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to U.S. Holders, unless an exception applies, each U.S. Holder must provide such U.S. Holder’s correct taxpayer identification number (“TIN”) on the IRS Form W-9 (or substitute or successor form) included with the letter of transmittal and certify under penalties of perjury that such number is correct and that such U.S. Holder is not subject to backup withholding. If a U.S. Holder fails to provide the correct TIN or certification, payments received may be subject to backup withholding, currently at a 28% rate. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is properly furnished to the IRS on a timely basis.

Non-U.S. Holders

Taxable Sale of Shares of Imprivata Common Stock

In general, a Non-U.S. Holder will not be subject to any U.S. federal income tax or withholding tax on any gain realized upon such Non-U.S. Holder’s sale of shares of Imprivata common stock unless the gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such Non-U.S. Holder, in which case the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder and, if the Non-U.S. Holder is a foreign corporation, may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such Non-U.S. Holder’s country of residence.

Backup Withholding

A Non-U.S. Holder is generally not subject to backup withholding as described above under “U.S. Holders – Backup Withholding and Information Reporting,” provided such Non-U.S. Holder properly certifies its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8.

THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A STOCKHOLDER’S INDIVIDUAL CIRCUMSTANCES OR TO CERTAIN TYPES OF STOCKHOLDERS MENTIONED ABOVE. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER.

REGULATORY MATTERS

Under the HSR Act and the rules promulgated under that Act by the Federal Trade Commission (which we refer to as the “FTC”), the transaction may not be completed until notifications have been given to the United States Department of Justice (which we refer to as the “Antitrust Division”) and the FTC and until the specified waiting period has been terminated or has expired. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be lengthened if the reviewing agency determines that further investigation is required and issues a formal request, or “second request”, for additional information and documentary material. Imprivata and Parent each filed a Premerger Notification and Report Form with the U.S. antitrust authorities pursuant to the HSR Act on July 20, 2016 and requested “early termination” of the waiting period. The applicable waiting period will expire on August 19, 2016 at 11:59 p.m., New York City time, unless otherwise terminated or extended by antitrust authorities.

APPRAISAL RIGHTS

Under Section 262 of the DGCL, any holder of Imprivata common stock who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration. A stockholder who exercises appraisal rights may petition the Delaware Court of Chancery to determine the “fair value” of his, her or its shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and receive payment of fair value in cash, together with a fair rate of interest, if any. However, the stockholder must comply with the provisions of Section 262 of the DGCL.

The following discussion is a summary of the law pertaining to appraisal rights under the DGCL. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL to a “stockholder” and in this summary to a “stockholder” are to the record holder of the shares of Imprivata common stock.

Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice, and the applicable statutory provisions are attached to this proxy statement as Annex C. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex C. Any holder of Imprivata common stock, who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Annex C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. If you lose your appraisal rights, you will be entitled to receive the merger consideration described in the merger agreement.

Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

•	The stockholder must deliver to Imprivata a written demand for appraisal before the vote on the merger agreement at the stockholders meeting.

•	The stockholder must not vote in favor of the proposal to approve the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal or vote to abstain.

•	The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

•	The stockholder must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

Neither voting, in person or by proxy, against, abstaining from voting on nor failing to vote on the proposal to approve the merger agreement will constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote, however, a holder of record of Imprivata common stock need not vote against the merger agreement in order to exercise the right to seek an appraisal.

Only a holder of record of shares of Imprivata common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the stock certificates. The demand must reasonably inform Imprivata of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its Imprivata common stock.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS OR NOMINEES TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

Imprivata, Inc.

10 Maguire Road, Building 1, Suite 125

Lexington, MA 02421

Attention: John Milton, General Counsel and Corporate Secretary

If the merger is completed, Imprivata will give written notice of the effective time of the merger within 10 days after such effective time to each former Imprivata stockholder who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Imprivata common stock held by all dissenting stockholders. A person who is the beneficial owner of shares of Imprivata common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. The surviving corporation is under no obligation to file any petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which Imprivata has received demands for appraisal, and the aggregate number of holders of those shares. A person who is the beneficial owner of shares of Imprivata common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. The surviving corporation must mail this statement to the stockholder within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by such section.

The Delaware Court of Chancery may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court’s direction, the court may dismiss the proceeding as to the stockholder.

The Delaware Court of Chancery will thereafter determine the fair value of the shares of Imprivata common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with the interest if any, to be paid on the amount determined to be fair value. Such interest rate will be calculated as of effective date of the merger through the date of payment of the judgment, compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge), unless good cause is shown for the Delaware Court of Chancery to use discretion and calculate the interest rate otherwise.

In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement.

The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

The fair value of the Imprivata common stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration. An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger.

If no petition for appraisal is filed within 120 days after the effective date of the merger, or if a stockholder delivers a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of the stockholder to appraisal will cease. Any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be conditioned on such terms as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder’s shares will be converted into the right to receive the merger consideration.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE A IMPRIVATA STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

CURRENT MARKET PRICE OF COMMON STOCK

Imprivata common stock has been listed on the New York Stock Exchange under the trading symbol “NYSE” since June 25, 2014. The following table sets forth the high and low closing prices of Imprivata common stock, as reported on the NYSE, for each of the periods listed.

	Common Stock
	High	Low
Fiscal Year Ending December 31, 2014
Second Quarter (from June 25, 2014)	$16.38	$15.50
Third Quarter	$16.58	$12.70
Fourth Quarter	$15.71	$12.11
Fiscal Year Ending December 31, 2015
First Quarter	$16.54	$12.14
Second Quarter	$16.83	$12.78
Third Quarter	$21.63	$14.35
Fourth Quarter	$18.14	$9.00
Fiscal Year Ending December 31, 2016
First Quarter	$12.87	$10.24
Second Quarter	$14.22	$11.93

The following table sets forth the closing sale prices per share of Imprivata common stock, as reported on the NYSE on July 12, 2016, the last full trading day before the public announcement of the proposed merger, and on [●], 2016, the latest practicable date before the printing of this proxy statement:

July 12, 2016	$14.50
[●], 2016	[●]

If the merger is consummated, each share of Imprivata common stock will be converted into the right to receive $19.25 in cash, without interest and less any applicable withholding taxes, and Imprivata common stock will be removed from quotation on the NYSE and there will be no further public market for shares of Imprivata common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of July 20, 2016, for:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	our named executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 25,564,082 shares of common stock outstanding as of July 20, 2016. Options to purchase shares of our common stock that are exercisable within 60 days of July 20, 2016 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o Imprivata, Inc., 10 Maguire Road, Building 1, Suite 125, Lexington, MA 02421.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (%)
5% Stockholders:
Wellington Management Company LLP(1)(2)	3,146,343	12.3
280 Congress Street
Boston, MA 02210
Entities affiliated with Highland Capital Partners VI Limited Partnership(3)	2,797,576	10.9
One Broadway, 16th Floor
Cambridge, MA 02142
Entities affiliated with Polaris Venture Partners III, L.P.(4)	2,797,576	10.9
1000 Winter Street, Suite 3350
Waltham, MA 02451
Vanguard Explorer Fund(5)	1,845,252	7.2
Vanguard Blvd.
Malvern, PA 19355
Tamarack Advisors, L.P.(6)	1,746,000	6.8
5050 Avenida Encinas, Suite 360
Carlsbad, CA 92008
RGM Capital, LLC(7)	1,514,805	5.9
9010 Strada Stell Court, Suite 105
Naples, FL 34109

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (%)
Directors and Executive Officers:
Omar Hussain(8)	584,728	2.2
Jeffrey Kalowski(9)	359,708	1.4
David Ting(10)	628,961	2.4
David Barrett(11)	2,797,576	10.9
John Halamka(12)	76,556	*
John Blaeser(13)	100,218	*
Paul Maeder(14)	2,799,030	10.9
Rodger Weismann(15)	76,555	*
Christopher Shaw(16)	292,195	1.1
Tom Brigiotta(17)	270,868	1.1
Kathleen Walsh(18)	9,388	*
All directors and executive officers as a group (11 persons)(19)	7,995,783	30.0

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Based solely on information as of December 31, 2015 contained in a Schedule 13G/A filed on February 11, 2016 by the following persons which are indicated in such filing to have shared voting over the shares listed next to their names: Wellington Management Group LLP (1,099,136), Wellington Group Holdings LLP (1,099,136), Wellington Investment Advisor Holdings LLP (1,099,136) and Wellington Management Company LLP (1,099,136).
(2)	Based solely on information as of December 31, 2015 contained in a Schedule 13G/A filed on February 11, 2016 by the following persons which are indicated in such filing to have shared investment power over the shares listed next to their names: Wellington Management Group LLP (3,146,343), Wellington Group Holdings LLP (3,146,343), Wellington Investment Advisor Holdings LLP (3,146,343) and Wellington Management Company LLP (3,113,348). These amounts include 1,845,252 shares of common stock held by Vanguard Explorer Fund as set forth in footnote 5.
(3)	Consists of (i) 1,751,129 shares held of record by Highland Capital Partners VI Limited Partnership (“Highland Capital VI”); (ii) 959,723 shares held of record by Highland Capital Partners VI-B Limited Partnership (“Highland Capital VI-B”); (iii) 86,724 shares held of record by Highland Entrepreneurs’ Fund VI Limited Partnership (“Highland Entrepreneurs’ Fund” and together with Highland Capital VI and Highland Capital VI-B, the “Highland Investing Entities”). Highland Management Partners VI Limited Partnership (“HMP”) is the general partner of Highland Capital VI and Highland Capital VI-B. HEF VI Limited Partnership (“HEF”) is the general partner of Highland Entrepreneurs’ Fund. Highland Management Partners VI, Inc. (“Highland Management” is the general partner of both HMP and HEF. Robert Davis, Paul Maeder, a member of our Board, Daniel Nova, Sean Dalton and Corey Mulloy are the managing directors of Highland Management (together, the “Managing Directors”). Highland Management, as the general partner of the general partners of the Highland Investing Entities, may be deemed to have beneficial ownership of the shares held by the Highland Investing Entities. The Managing Directors have shared voting and investment control over all the shares held by the Highland Investing Entities.
(4)	Consists of (i) 2,686,498 shares held of record by Polaris Venture Partners III, L.P.; (ii) 69,076 shares held of record by Polaris Venture Partners Entrepreneurs’ Fund III, L.P., and (iii) 42,002 shares held of record by Polaris Venture Partners Founders’ Fund III, L.P. Polaris Venture Management Co. III, L.L.C. is the general partner of Polaris Venture Partners III, L.P., Polaris Venture Partners Entrepreneurs’ Fund III, L.P. and Polaris Venture Partners Founders’ Fund III, L.P. The managing members of Polaris Venture Management Co. III, L.L.C. are Terrance McGuire and Jonathan Flint, and as managing members of the general partner, they may be deemed to share voting and investment power over the shares held by Polaris Venture Partners III, L.P., Polaris Venture Partners Entrepreneurs’ Fund III, L.P. and Polaris Venture Partners Founders’ Fund III, L.P.

(5)	Based solely on information as of December 31, 2015 contained in a Schedule 13G filed on February 9, 2016, Vanguard Explorer Fund has the sole voting power over 1,845,252 shares.
(6)	Based solely on information as of December 31, 2015 contained in a Schedule 13G filed on February 11, 2016 by the following persons which are indicated in such filing to have sole voting and investment power over the shares listed next to their names: Tamarack Advisors, LP (1,746,000), Tamarack Capital GP, LLC (1,746,000) and Justin J. Ferayorni (1,746,000).
(7)	Based solely on information as of December 31, 2015 contained in a Schedule 13G filed on February 16, 2016 by the following persons which are indicated in such filing to have shared voting and investment power over the shares listed next to their names: RGM Capital, LLC (1,514,805) and Robert G. Moses (1,514,805).
(8)	Includes options to purchase 424,452 shares of common stock that are exercisable within 60 days of July 20, 2016.
(9)	Includes options to purchase 149,831 shares of common stock that are exercisable within 60 days of July 20, 2016.
(10)	Includes options to purchase 220,858 shares of common stock that are exercisable within 60 days of July 20, 2016. Mr. Ting holds 166,666 shares of common stock in a family trust over which he is co-Trustee with his spouse, and with whom he shares voting and investment power over such securities.
(11)	All shares indicated as owned by Mr. Barrett are included because Mr. Barrett is a member of Polaris Venture Management Co. III, L.L.C., the general partner of the entities affiliated with Polaris Venture Partners III, L.P., and as such may be deemed to have voting and investment power with respect to the shares.
(12)	Includes options to purchase 70,000 shares of common stock that are exercisable within 60 days of July 20, 2016 and 1,454 restricted stock units subject to vesting within 60 days of July 20, 2016.
(13)	Includes 1,454 restricted stock units subject to vesting within 60 days of July 20, 2016.
(14)	Includes 1,454 restricted stock units subject to vesting within 60 days of July 20, 2016 and 2,797,576 shares indicated as owned by Mr. Maeder because Mr. Maeder is a managing director of Highland Management, the general partner of the entities affiliated with Highland Capital Partners VI Limited Partnership, and as such may be deemed to share voting and investment power with respect to the shares.
(15)	Includes 8,750 shares of restricted common stock subject to repurchase within 60 days of July 20, 2016 and 1,454 restricted stock units subject to vesting within 60 days of July 20, 2016.
(16)	Includes options to purchase 72,915 shares of common stock that are exercisable within 60 days of July 20, 2016.
(17)	Includes options to purchase 138,081 shares of common stock that are exercisable within 60 days of July 20, 2016.
(18)	Includes options to purchase 8,750 shares of common stock that are exercisable within 60 days of July 20, 2016 and 638 restricted stock units subject to vesting within 60 days of July 20, 2016.
(19)	Includes options to purchase 1,084,887 shares of common stock that are exercisable within 60 days of July 20, 2016, 8,750 shares of restricted common stock subject to vesting or repurchase within 60 days of July 20, 2016, and 6,454 restricted stock units subject to vesting within 60 days of July 20, 2016.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Imprivata. However, if the merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.

Imprivata will hold an annual meeting in 2017 only if the merger has not already been completed.

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Corporate Secretary at Imprivata, Inc., 10 Maguire Road, Building 1, Suite 125, Lexington, MA 02421, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the Proxy Statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the annual meeting are as follows: a stockholder’s notice shall be timely if delivered to our secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made or sent by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2017 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 16, 2016. Such proposals must be delivered to our Corporate Secretary, c/o Imprivata, Inc., 10 Maguire Road, Building 1, Suite 125, Lexington, MA 02421.

A copy of our bylaw provisions governing the notice requirements set forth above may be obtained by writing to John Milton, General Counsel and Corporate Secretary, Imprivata, Inc., 10 Maguire Road, Building 1, Suite 125, Lexington, MA 02421. A current copy of our bylaws also is available at our corporate website at https://investor.imprivata.com.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding us and other registrants that file electronically with the SEC.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of this proxy statement to you if you contact us at the following address: Imprivata, Inc., 10 Maguire Road, Building 1, Suite 125, Lexington, MA 02421, Attention: John Milton, General Counsel and Corporate Secretary, Telephone: (781) 674-2700. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

If you have any questions about this proxy statement, the stockholders meeting or the acquisition by Thoma Bravo after reading this proxy statement, or if you would like additional copies of this proxy statement, please contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll free: (888) 750-5834

Banks and Brokers may call collect (212) 750-5833

This proxy statement contains references to the availability of certain information from our website, www.imprivata.com. By making such references, we do not incorporate into this document the information included on our website.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE STOCKHOLDERS MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

IMPRIVATA, INC.,

PROJECT BRADY MERGER SUB, INC.

AND

PROJECT BRADY HOLDINGS, LLC

DATED AS OF JULY 13, 2016

The Agreement and Plan of Merger (the “Agreement”) contains representations, warranties and covenants that were made only for purposes of the Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Project Brady Holdings, LLC (“Parent”) or Imprivata, Inc. (“Imprivata”), or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by Parent or Imprivata.

A-i

EXHIBITS

Exhibit A - Form of Voting Agreement

A-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 13, 2016, is made by and among Project Brady Holdings, LLC, a Delaware limited liability company (“Parent”), Project Brady Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of Parent (“Merger Sub”), and Imprivata, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Article IX, and Article IX includes an index of all capitalized terms used in this Agreement.

RECITALS

WHEREAS, the Company and Merger Sub each have determined that it is advisable, fair to and in the best interests of its stockholders to effect a merger (the “Merger”) of Merger Sub with and into the Company pursuant to the Delaware General Corporation Law (the “DGCL”) upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) shall be converted into the right to receive cash as set forth herein, all upon the terms and subject to the conditions of this Agreement.

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are on terms that are advisable and in the best interests of the Company and its stockholders (the “Company Common Stockholders”) and (iii) resolved to recommend the adoption of this Agreement by the Company Common Stockholders.

WHEREAS, each of the boards of managers or directors, as applicable, of Parent and Merger Sub have (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are on terms that are advisable and in the best interests of Merger Sub and its sole stockholder and (iii) resolved to recommend the adoption of this Agreement by Merger Sub’s sole stockholder.

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain Company Common Stockholders have entered into voting agreements in the form attached hereto as Exhibit A (the “Voting Agreements”), dated as of the date hereof, with Parent, pursuant to which, among other things, such Company Common Stockholders have agreed to vote such Company Common Stockholder’s shares of Company Common Stock in favor of the adoption of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Parent shall consummate the Merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in the DGCL.

Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the Closing will take place at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02110, on the second (2nd) Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VI, or another time, date or place as is agreed to in writing by the parties hereto (the date on which the Closing occurs, the “Closing Date”).

Section 1.3 Effective Time. On the Closing Date and upon the terms and subject to the conditions hereof, the Certificate of Merger shall be delivered for filing with the Delaware Secretary. The Merger shall become effective at the Effective Time.

Section 1.4 Conversion of the Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Except as provided in Section 1.4(b), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenter Shares) shall be cancelled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive $19.25 in cash, without interest thereon (the “Merger Consideration”), upon surrender of the Certificate representing such share of Company Common Stock as provided in Article II. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate theretofore representing such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such shares of Company Common Stock have been converted, as provided herein.

(b) Each share of Company Common Stock that is owned by the Company (or any Subsidiary of the Company) as treasury stock or otherwise and each share of Company Common Stock owned by Parent or any of its Subsidiaries shall be cancelled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

(c) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d) If, between the date hereof and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, solely by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action.

Section 1.5 Organizational Documents.

(a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to be the same as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that such Certificate of Incorporation shall (i) be amended to change the name of the Surviving Corporation to “Imprivata, Inc.” and (ii) comply with Section 5.9(a). Thereafter, the Certificate of Incorporation of the Surviving Corporation may only be amended in accordance with its terms, Section 5.9 and as provided by Law.

(b) At the Effective Time, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation (except that (i) all references to Merger Sub in the Bylaws of the Surviving Corporation shall be amended to refer to “Imprivata, Inc.” and (ii) such Bylaws shall comply with Section 5.9(a)). Thereafter, the Bylaws of the Surviving Corporation may only be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by Law.

Section 1.6 Directors and Officers of the Surviving Corporation. The Company shall cause to be delivered to Parent, at the Closing, resignations of all the directors of the Company to be effective upon the Effective Time. At the Effective Time, the directors of Merger Sub and the officers of the Company shall continue in office as the directors and officers, respectively, of the Surviving Corporation, and such directors and officers shall hold office in accordance with and subject to the Certificate of Incorporation and Bylaws of the Surviving Corporation.

Section 1.7 Company Compensatory Awards; ESPP.

(a) Termination of Company Equity Incentive Plans. Except as otherwise agreed to by the parties hereto in writing, (i) the Company Equity Incentive Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof shall be cancelled as of the Effective Time and (ii) the Company shall ensure that following the Effective Time no participant in the Company Equity Incentive Plans or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

(b) Company Common Stock Options. Immediately prior to, and contingent upon the consummation of, the Closing, each unvested Company Common Stock Option shall immediately vest and become exercisable. At the Effective Time, each outstanding Company Common Stock Option (including those subject to acceleration pursuant to the immediately preceding sentence), shall be cancelled, (i) in the case of a Company Common Stock Option having a per share exercise price less than the Merger Consideration, for the right to receive from the Surviving Corporation for each share of Company Common Stock subject to such Company Common Stock Option immediately prior to the Effective Time an amount (subject to any applicable withholding Tax) in cash (without interest thereon) equal to the product of (A) the number of shares of Company Common Stock subject to such Company Common Stock Option immediately prior to the Effective Time and (B) the amount by which the Merger Consideration exceeds the per share exercise price of such Company Common Stock Option, and Parent shall, or shall cause the Surviving Corporation to, pay to the holders of such Company Common Stock Options such amount as soon as practicable after the Effective Time in accordance with Section 2.1, or (ii) in the case of any Company Common Stock Option having a per share exercise price equal to or greater than the Merger Consideration, without the payment of cash or issuance of other securities in respect thereof. The cancellation of a Company Common Stock Option as provided in the immediately preceding sentence shall be deemed a release of any and all rights the holder thereof had or may have had in respect of such Company Common Stock Option. Prior to the Effective Time, the Company shall deliver to the holders of Company Common Stock Options notices, in form and substance reasonably acceptable to Parent, setting forth such holders’ rights pursuant to this Agreement.

(c) Company Restricted Stock. At the Effective Time, each share of Company Restricted Stock, whether vested or unvested, that is outstanding immediately prior thereto shall become fully vested and all restrictions and repurchase rights thereon shall lapse and all such shares of Company Restricted Stock shall be converted automatically into the right to receive at the Effective Time an amount in cash (without interest thereon) in dollars equal to the product of (i) the total number of such shares of Company Restricted Stock without regard to vesting and (ii) the Merger Consideration.

(d) Company RSUs. At the Effective Time, each award of Company RSUs, whether vested or unvested, that is outstanding immediately prior thereto shall become fully vested and shall be cancelled in exchange for the right to receive at the Effective Time an amount in cash (without interest thereon) in dollars equal to the product of (i) the total number of shares underlying such award of Company RSUs and (ii) the Merger Consideration.

(e) Payment Procedures. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate consideration payable pursuant to this Agreement to any holder of Company Compensatory Awards. On the Closing Date, the applicable holders of Company Compensatory Awards will receive a payment from the Company or the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of such Company Compensatory Awards that are cancelled and converted pursuant to Section 1.7(b), Section 1.7(c) or Section 1.7(d), as applicable. All such payments will be less any applicable withholding Taxes. Notwithstanding the foregoing, if any payment owed to a holder of Company Compensatory Awards pursuant to Section 1.7(b), Section 1.7(c) or Section 1.7(d) as applicable, cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder, less any applicable withholding Taxes, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than three (3) Business Days thereafter).

(f) Employee Stock Purchase Plan. As soon as practicable following the date hereof, the Company Board of Directors (or, if appropriate, any committee administering the ESPP) shall adopt such resolutions or take such other actions as may be required to provide that, with respect to the ESPP: (i) each individual participating in an Offering (as defined in the ESPP) in progress as of the date hereof (the “Final Offering”) shall not be permitted (x) to increase the amount of his or her rate of payroll contributions thereunder from the rate in effect when the Final Offering commenced or (y) to make separate non-payroll contributions to the ESPP on or following the date hereof, (ii) no individual who is not participating in the ESPP as of the date hereof may commence participation in the ESPP following the date hereof, (iii) the Final Offering shall end on (and the final Exercise Date (as defined in the ESPP) shall be) the earlier to occur of August 31, 2016 and a date that is five (5) calendar days prior to the Effective Time (the “Final Exercise Date”), (iv) each ESPP participant’s accumulated contributions under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP as of the end of the Final Offering, (v) the ESPP shall terminate on the date immediately prior to the date of the Effective Time and no further rights shall be granted or exercised under the ESPP thereafter and (vi) no new Offering periods shall be commenced after the date hereof. Section 1.7(f) of the Company Disclosure Letter sets forth (x) as of July 8, 2016 and (y) the Company’s reasonable estimate as of August 31, 2016: (A) the aggregate number of shares of Company Common Stock to be purchased under the ESPP, and (B) the aggregate purchase price for such shares under the ESPP (in each case assuming for this purpose that the Merger Consideration is the Fair Market Value of the Common Stock (as defined in the ESPP) of Company Common Stock on the Exercise Date (as defined in the ESPP) and assuming the Exercise Date is July 8, 2016 or August 31, 2016, as applicable), as determined in accordance with the immediately preceding sentence. All shares of Company Common Stock purchased on the Final Exercise Date shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration in accordance with the terms and conditions of this Agreement.

Section 1.8 Dissenter Shares. Notwithstanding anything in this Agreement to the contrary, if any Dissenting Stockholder shall demand to be paid the “fair value” of its Dissenter Shares, as provided in Section 262 of the DGCL, such Dissenter Shares shall not be converted into or exchangeable for the right to receive the Merger Consideration (except as provided in this Section 1.8) and shall entitle such Dissenting Stockholder only to payment of the fair value of such Dissenter Shares, in accordance with Section 262 of the DGCL, unless and until such Dissenting Stockholder withdraws (in accordance with Section 262 of the DGCL) or effectively loses the right to dissent. The Company shall not, except with the prior written consent of Parent, voluntarily make (or cause or permit to be made on its behalf) any payment with respect to, or settle or offer to settle, any such demand for payment of fair value of Dissenter Shares prior to the Effective Time. The Company shall give Parent prompt notice of any such demands prior to the Effective Time and Parent shall have the right to participate in all (but not control any) negotiations and proceedings with respect to any such demands. If any Dissenting Stockholder shall have effectively withdrawn (in accordance with Section 262 of the DGCL) or lost the right to dissent, then as of the later of the Effective Time or the occurrence of such event, the Dissenter Shares held by such Dissenting Stockholder shall be cancelled and converted into and represent the right to receive the Merger Consideration pursuant to this Section 1.8. From and after the Effective Time, a holder of Dissenter Shares shall not be entitled to exercise any of the voting rights or other rights of an equity owner of the Surviving Corporation or of a stockholder of Parent.

ARTICLE II

EXCHANGE OF CERTIFICATES

Section 2.1 Paying Agent. At the Closing, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Paying Agent”), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Paying Agent, cash in U.S. dollars in an amount sufficient to pay the aggregate amount of the Merger Consideration (such cash being hereinafter referred to as the “Exchange Fund”) payable pursuant to Article I in exchange for outstanding shares of Company Common Stock (but not, for the avoidance of doubt, for payments in respect of Company Compensatory Awards, which shall be paid in accordance with Section 1.7(e)). The Paying Agent shall deliver the Merger Consideration contemplated to be paid pursuant to Article I in exchange for outstanding shares of Company Common Stock out of the Exchange Fund. The Exchange Fund shall be invested by the Paying Agent as directed by Parent; provided that: (a) no such investment or losses thereon shall affect the Merger Consideration payable to the holders of Company Common Stock and (b) such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available). Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation or Parent, and any amounts in excess of the amounts payable pursuant to Article I shall be promptly returned to the Surviving Corporation or Parent, in each case as directed by Parent. The Exchange Fund shall not be used for any other purpose.

Section 2.2 Exchange Procedures. Promptly following the Effective Time (but in no event later than three (3) Business Days following the Effective Time), Parent shall instruct the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (“Certificates,” it being understood that any references herein to “Certificates” shall be deemed to include references to book-entry account statements relating to the ownership of shares of Company Common Stock) and whose shares of Company Common Stock have been converted into the right to receive Merger Consideration pursuant to Article I (excluding, for the avoidance of doubt, the Company, Parent, Merger Sub, any Subsidiary of the Company or Parent or holders of Dissenter Shares who have not subsequently withdrawn or lost their rights of appraisal) (a) a letter of transmittal in customary form and with such other provisions as Parent may reasonably determine (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of Certificates to the Paying Agent) and (b) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required pursuant to such instructions (or, if such shares are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares on a book-entry account statement), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive in respect of the shares of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Merger Consideration payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Article II, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration or the right to demand to be paid the “fair value” of the shares represented thereby as contemplated by Section 1.8.

Section 2.3 Further Rights in Company Common Stock. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock in respect of which such Merger Consideration was paid.

Section 2.4 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any Company Common Stockholders who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for the Merger Consideration, without any interest thereon, as unsecured creditors.

Section 2.5 No Liability. None of Parent, the Company or the Surviving Corporation shall be liable to any Company Common Stockholder for any cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

Section 2.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration without any interest thereon.

Section 2.7 No Further Dividends. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificates.

Section 2.8 Withholding of Tax. Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Common Stock Options and/or Company Restricted Stock such amount as Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent and withheld amounts are paid over to the applicable Governmental Entity in accordance with applicable Law or Order, then for all purposes of this Agreement such amounts shall be treated as having been paid to the former holder of a Certificate or Company Common Stock Option in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other Section or subsection of the Company Disclosure Letter to the extent that the relevance of any disclosed event, item or occurrence in the Company Disclosure Letter to such other Section or subsection is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), and except as set forth in the Company Reports (to the extent it is reasonably apparent that any such disclosure set forth in the Company Reports would qualify the representations and warranties contained herein and other than, in each case, any matters required to be disclosed for purposes of Section 3.3 (Capitalization), Section 3.8(c) (Financial Statements), Section 3.9(b) (Absence of Company Material Adverse Effect), which matters shall be specifically disclosed in Section 3.3, Section 3.8(c) and Section 3.9(b) of the Company Disclosure Letter, respectively, and further excluding from the Company Reports (i) any exhibits thereto, (ii) any items included therein that are incorporated by reference to Company Reports filed after June 30, 2014 and prior to the date hereof and (iii) any risk factor disclosures, disclosures about market risk or other cautionary, predictive or forward-looking disclosures contained therein (other than those disclosures which relate to specific historical events or circumstances affecting the Company), the Company represents and warrants to each of the other parties hereto as follows:

Section 3.1 Organization and Good Standing; Charter Documents.

(a) The Company and each of its Subsidiaries (i) is a corporation or other entity that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) has full corporate (or, in the case of any Subsidiary that is not a corporation, other) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), where the failure to be so qualified or licensed would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company has made available to Parent (or included as an exhibit to the Company 10-K) complete and correct copies of the certificate of incorporation and by-laws (or similar organizational documents) of the Company and each material Subsidiary of the Company, each as amended to date, and each as so delivered is in full force and effect. The Company is not in violation of any of the provisions of the Company Certificate of Incorporation or the Company Bylaws and will not be in violation of any of the provisions of the Company Certificate of Incorporation or Company Bylaws, as the Company Certificate of Incorporation and the Company Bylaws may be amended (subject to Section 5.1) between the date hereof and the Closing Date. As of any date following the date hereof, notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Letter, neither the Company nor any of its “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Law or similar state or federal Law, become insolvent or become subject to conservatorship or receivership.

Section 3.2 Authority for Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Required Vote, to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited against the Company by (a) bankruptcy, insolvency, reorganization, moratorium and similar Law affecting the enforcement of creditors’ rights or remedies in general as from time to time in effect or (b) the exercise by courts of equity powers (the “Bankruptcy and Equity Exception”).

Section 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 250,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock. As of July 11, 2016, (i) no shares of preferred stock, and

(ii) 25,408,902 shares of Company Common Stock are issued and outstanding, and no shares of Company Common Stock or preferred stock are held in the Company’s treasury. As of July 11, 2016, a maximum number of 7,083,117 shares of Company Common Stock are issued or issuable pursuant to outstanding Company Compensatory Awards consisting solely of (i) 5,643,564 Company Common Stock Options outstanding pursuant to the Company Equity Incentive Plan, each such Company Common Stock Option entitling the holder thereof to purchase one share of Company Common Stock, (ii) 1,400,603 shares of Company Common Stock which are unissued as of the date hereof but which are authorized and reserved for future issuance in connection with future grants of Company Common Stock Options, (iii) 13,125 shares of Company Restricted Stock (which number of shares of Company Restricted Stock is included in issued and outstanding Company Common Stock set forth in this Section 3.3(a)), and (iv) 25,825 shares of Company Common Stock subject to outstanding Company RSUs (which number of shares of Company RSUs is included in issued and outstanding Company Common Stock set forth in this Section 3.3(a)). Except as set forth above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued Equity Interests of the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such Equity Interests, or obligating the Company or any of its Subsidiaries to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

(b) Except as set forth above, there are no outstanding contractual obligations to which the Company or any of its Subsidiaries is a party requiring the repurchase, redemption, issuance, creation or disposition of, any Equity Interests in the Company or any of its Subsidiaries. All outstanding shares of Company Common Stock are, and any additional shares of Company Common Stock issued after the date hereof and prior to the Effective Time will be, duly authorized and validly issued, fully paid and nonassessable, free of any Encumbrances other than Encumbrances imposed upon the holder thereof by reason of the acts or omissions of such holder, not subject to any preemptive rights or rights of first refusal created by statute, and issued in compliance in all material respects with all applicable federal and state securities Law.

(c) All shares of Company Common Stock subject to issuance under the Company Equity Incentive Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and issued in compliance in all material respects with all applicable federal and state securities Law. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company Common Stockholders may vote. The copy of each Company Equity Incentive Plan that is filed as an exhibit to the Company 10-K is a complete and correct copy thereof as in effect on the date hereof. Except for the Company Equity Incentive Plans and ESPP, there are no equity incentive or stock-based compensation plans in effect with respect to the Equity Interests of the Company or any of its Subsidiaries. Section 3.3(c) of the Company Disclosure Letter sets forth a list of the holders of Company Compensatory Awards as of the date hereof, the maximum and target number of shares of Company Common Stock subject to such Company Compensatory Award, the expiration date of such Company Compensatory Award and the price at which such Company Compensatory Award may be exercised (if any).

(d) As of the date hereof, except for the Voting Agreements, there are no stockholder agreements, voting trusts, proxies or other agreements or understandings to which the Company is a party or by which it is bound with respect to the voting or registration of Company Common Stock or capital stock of any its Subsidiaries or preemptive rights with respect thereto.

(e) There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock or other Equity Interests of the Company or any of its Subsidiaries.

(f) There are no preemptive rights of first refusal, co-sale rights, “drag-along” rights or registration rights granted by the Company with respect to the Company’s capital stock.

(g) Except for the Company’s repurchase rights with respect to unvested shares issued under the Company Equity Incentive Plan and with respect to Company Restricted Stock, there are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other Person.

Section 3.4 Company Subsidiaries. Section 3.4 of the Company Disclosure Letter contains a correct and complete list of all of the Subsidiaries of the Company and the ownership interest of the Company or its Subsidiaries in each Subsidiary. The Company or one of its Subsidiaries is the record and beneficial owner of all outstanding shares of capital stock and other Equity Interests of each Subsidiary of the Company and all such shares are, where applicable, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock and other Equity Interests of each Subsidiary of the Company are owned by the Company free and clear of all Encumbrances other than Permitted Encumbrances. Except for the capital stock of, or other Equity Interests in, the Subsidiaries set forth in Section 3.4 of the Company Disclosure Letter, the Company does not own or have the right or obligation to acquire, directly or indirectly, any Equity Interest in, any Person.

Section 3.5 No Conflict; Required Filings and Consents.

(a) Assuming compliance with the matters, and receipt of the approvals, referenced in Section 3.5(d) and the obtainment of the Company Required Vote, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate any provision of the Company Certificate of Incorporation or the Company Bylaws, or the equivalent organizational documents of any Subsidiary of the Company, (ii) conflict with or violate any Law applicable to the Company or its Subsidiaries or any property or asset of the Company or any of its Subsidiaries or (iii) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, consent, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations, or result (immediately or with notice or lapse of time or both) in the creation of an Encumbrance (other than a Permitted Encumbrance) on any property or asset of the Company or its Subsidiaries pursuant to, any Company Material Contract, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Company Material Adverse Effect.

(b) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock as of the record date to be established for the Stockholders Meeting, voting as a single class, at the Stockholders Meeting, in favor of adopting this Agreement is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement.

(c) The Company Board of Directors has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby in accordance with the DGCL, (ii) determined that the Merger and the other transactions contemplated hereby, taken together, are on terms that are advisable and in the best interests of the Company and the Company Common Stockholders and (iii) resolved to recommend the adoption of this Agreement by the Company Common Stockholders (the “Company Recommendation”).

(d) No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for (i) the filing of a premerger notification and report form by the Company under the HSR Act, and any applicable filings and approvals under any other Antitrust Law, (ii) the filing with the SEC of the Proxy Statement, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (iii) any filings or notifications required under the rules and regulations of the NYSE of the transactions contemplated hereby and (iv) the filing of the Certificate of Merger with the Delaware Secretary and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business.

Section 3.6 Compliance.

(a) Compliance with Law; Permits. Except in each case as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold all Company Permits, (ii) all such Company Permits are in full force and effect, (iii) the Company and its Subsidiaries are in compliance with, and have for the past two (2) years been in compliance with, the terms of the Company Permits and all applicable Law, (iv) the Company and its Subsidiaries have for the past two (2) years been, and are, in compliance with all applicable listing, corporate governance and other rules and regulations of the NYSE and (v) to the Knowledge of the Company, no such Company Permit shall cease to be effective immediately after the Effective Time. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice that the Company or any of its Subsidiaries is not in material compliance with the terms of any material Company Permit or any applicable Law that remains unresolved. No investigation or audit by any Governmental Entity with respect to the Company or any of its Subsidiaries or their respective businesses is pending or, to the Knowledge of the Company, threatened in writing. No representation or warranty is made in this Section 3.6(a) with respect to Tax matters, which shall be addressed exclusively by Section 3.10 (Taxes) and Section 3.13 (Employee Benefit Plans), or environmental matters, which shall be addressed exclusively by Section 3.21 (Environmental Matters).

(b) Prohibited Payments. Except for matters that, individually or in the aggregate, would not have a Company Material Adverse Effect, none of the Company, any Subsidiary of the Company, any director, officer, agent, or employee of the Company or any Subsidiary of the Company or, to the Knowledge of the Company, other Person acting for or on behalf or at the direction of the Company or any Subsidiary of the Company has, in the course of its actions for, or on behalf of, any of them (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic Government Official from corporate funds, (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic Government Official or (iv) otherwise violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations promulgated thereunder, the “FCPA”). To the Knowledge of the Company, during the last five (5) years, neither the Company nor any Subsidiary of the Company has received any written communication that alleges that the Company or any Subsidiary of the Company, or any Representative or other Person acting for or on behalf or at the direction thereof is, or may be, in material violation of, or has, or may have, any material liability under, the FCPA.

(c) Import/Export Compliance. The Company and each of its Subsidiaries has at all times during the past three (3) years conducted its export transactions in accordance with (i) all applicable U.S. international trade laws, including the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the Executive Orders and regulations administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”) imposing embargoes and restrictions on transactions with designated countries and parties, including individuals and entities designated on OFAC’s list of Specially Designated Nationals and Blocked Persons (“SDN List”); the anti-boycott regulations administered by the U.S. Department of Commerce (“Commerce”), and the U.S. Department of the Treasury; the Export Administration Act of 1979, as amended; the Export Administration Regulations; the Arms Export Control Act, as amended; and the International Traffic in Arms Regulations and (ii) all other applicable international trade laws in other countries in which the Company conducts business, except, in each case, for any instances of noncompliance that would not have a Company Material Adverse Effect. Without limiting the foregoing, and except in each case as would not have a Company Material Adverse Effect, none of the Company, any Subsidiary of the Company, any officer, director or employee of the Company and, to the Knowledge of the Company, any agent or other Person acting for, on behalf of, or at the direction of the Company or any Subsidiary of the Company has (A) been or is designated on any list of any Governmental Entity, including the SDN List, Commerce’s Denied Persons List, the Commerce Entity List, and the U.S. Department of State’s Debarred List, (B) participated in any transaction involving such designated persons or entities, or any country that is subject to U.S. sanctions administered by OFAC or (C) participated in any transaction involving international terrorism or nuclear, chemical or biological weapons proliferation.

(d) HIPAA/HITECH Compliance. The Company and each of its Subsidiaries are operated, and for the past three (3) years have been, in material compliance with, and the Company and each of its Subsidiaries are not, and for the past three (3) years have not received any written notice of investigation with respect to or, to the Knowledge of the Company, threatened to be charged with or given notice of any material violation of the applicable provisions of, the Health Insurance Portability and Accountability Act of 1996, Pub. L. 104–191 as amended (“HIPAA”), the privacy, security and breach notification requirements of the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and/or implementing regulations thereof. No examination by any Governmental Entity has resulted, in material adverse findings or any requirement or order to implement material remedial actions by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have taken commercially reasonable steps to preserve the confidentiality of confidential and non-public information, including personally identifiable information of any natural persons, individually identifiable health information defined as “protected health information” under 45 C.F.R 160.103 (“PHI”), and any other data obtained from customers which the Company or one of its Subsidiaries is obligated to maintain in confidence (collectively, “Confidential Data”). The Company and each of its Subsidiaries have implemented appropriate internal information security policies, which are effectively communicated to employees having access to Confidential Data. The policies and practices of the Company and each of its Subsidiaries with regard to the collection, disclosure and use of Confidential Data are and have been in accordance in all material respects with applicable Laws, including HIPAA and HITECH and with applicable contractual commitments and privacy and security policies of the Company and its Subsidiaries. To the Knowledge of the Company, in the past three (3) years there has been (i) no material security or privacy breach of any Confidential Data, (ii) no material unauthorized access to or use of any Confidential Data, and (iii) no material violation of any security, data protection, privacy policy, or similar applicable Law, including HIPAA and HITECH, involving the Company or any of its Subsidiaries. The Company and each of its Subsidiaries has not received any written complaints, written notices or legal proceedings or other written claims related to any of matters set forth in the foregoing clauses (i) through (iii). To the extent required under HIPAA, the Company and each of its Subsidiaries have entered into “Business Associate Agreements” with each health care provider for which the Company has assumed a contractual obligation to create, receive, maintain or transmit PHI to whom the Company or a Subsidiary has made sales or been under a contractual relationship during the past three (3) years. Neither the Company nor any of its Subsidiaries are, or have never been, considered “Covered Entities” under HIPAA.

Section 3.7 Litigation. Except as set forth in Section 3.7 of the Company Disclosure Letter:

(a) There is no Action pending (or, to the Knowledge of the Company, being threatened) against the Company or any of its Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect.

(b) There is no material Order, specific to the Company or any of its Subsidiaries under which any of them is subject to ongoing obligations that would reasonably be expected to have a Company Material Adverse Effect.

(c) There are no pending or, to the Knowledge of the Company, threatened investigations by any Governmental Entity with respect to the Company or any of its Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect.

Section 3.8 Company Reports; Financial Statements.

(a) The Company has timely filed all Company Reports required to be filed with the SEC between June 30, 2014 and the date hereof. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act. Each Company Report has complied in all material respects as of its date (or, if amended prior to the date hereof, as finally amended prior to the date hereof) with the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, as applicable, each as in effect on the date so filed (or amended). None of the Company Reports (including any financial statements or schedules included or incorporated by reference therein) contained, when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the Chief Executive Officer and Chief Financial Officer of the Company has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the applicable Company Reports filed prior to the date hereof (collectively, the “Certifications”) and the statements contained in such Certifications are accurate in all material respects as of the filing thereof.

(c) The Company has made available to Parent all of the Company Financial Statements and all material correspondence (if such correspondence has occurred since June 30, 2014 through the date hereof) between the SEC on the one hand, and the Company and any of its Subsidiaries, on the other hand. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company Reports. To the Knowledge of the Company, as of the date hereof, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. All of the Company Financial Statements comply in all material respects with applicable requirements of the Exchange Act and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects, or will present in all material respects, as the case may be, the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments and any other adjustments described therein, in each case consistent with GAAP). As of the date hereof, the books and records of Company and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(d) The Company and its Subsidiaries have implemented and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Since June 30, 2014 through the date hereof, the Company has disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and the Company has made available to Parent copies of any material written materials relating to each of the foregoing. The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the reports the Company files or submits under the Exchange Act is made known to the Company’s management by others within those entities. Such disclosure controls and procedures are reasonably designed to ensure that the Company’s management is timely alerted to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(e) The Company has for the past two (2) years been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(f) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K promulgated under the Exchange Act, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed, by filing a Form 8-K, any change in or waiver of the Company’s code of ethics, as required by Section 406(b) of Sarbanes-Oxley Act. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics since its adoption.

(g) There are no Liabilities of the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries taken as a whole, are required by GAAP to be set forth on the Company Financial Statements and are not set forth on the Company Financial Statements (or the notes thereto), other than (i) Liabilities incurred by or on behalf of the Company under, or otherwise permitted by, this Agreement or otherwise in connection with the transactions contemplated by this Agreement, (ii) Liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2016, none of which would reasonably be expected to have a Company Material Adverse Effect, and (iii) Liabilities for performance of the Company’s obligations under its Contracts.

Section 3.9 Absence of Certain Changes or Events. Since March 31, 2016 and through the date hereof, except as disclosed in the Company 10-K or in Company Reports since March 31, 2016 through the date hereof, and except as specifically contemplated by, or as disclosed in, this Agreement, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice and, since and through such dates, there has not been, (a) with respect to either the Company or any of its Subsidiaries, any action that, if taken (or committed to be taken) during the period from the date hereof through the Effective Time, would constitute a breach of Section 5.1(b) or (b) any Company Material Adverse Effect.

Section 3.10 Taxes.

(a) The Company and each of its Subsidiaries has timely filed and will timely file with the appropriate Governmental Entities all income and other material Tax Returns that are required to be filed by it prior to the Effective Time. All such Tax Returns were correct and complete in all material respects and, in the case of Tax Returns to be filed, will be correct and complete in all material respects. All income and other Taxes due and owing by the Company and each of its Subsidiaries prior to the Effective Time (whether or not shown on such Tax Returns) have been timely paid and, in the case of Tax Returns to be filed, will be timely paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return other than customary extensions for which no approval is required. No claim has ever been made in writing by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction. There are no security interests or other Encumbrances on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than liens for Taxes not yet due and payable or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP.

(b) The Company and its Subsidiaries have timely withheld and paid to the appropriate Governmental Entity all income and other material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party.

(c) There is no dispute concerning any Tax Liability of the Company or any of its Subsidiaries raised by any Governmental Entity in writing to the Company or any of its Subsidiaries that remains unpaid, and neither the Company nor any of its Subsidiaries has received written notice of any threatened audits or investigations relating to any Taxes.

(d) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to, or requested, any extension of time with respect to a Tax assessment or deficiency.

(e) The unpaid Taxes of the Company and its Subsidiaries did not, as of March 31, 2016, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet set forth in the Company Financial Statements as of such date (disregarding any notes thereto). Neither the Company nor any of its Subsidiaries has incurred any material Tax Liability since March 31, 2016 other than a Tax Liability in the ordinary course of business.

(f) The Company has made available to Parent complete and accurate copies of all material Tax Returns filed by the Company and any of its Subsidiaries on or prior to the date hereof for all tax periods beginning on or after December 31, 2012.

(g) There are no agreements relating to the allocating or sharing of Taxes to which the Company or any of its Subsidiaries is a party other than customary agreements entered into in the ordinary course of business, the principal purpose of which is not related to Taxes.

(h) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar provision of Law to which the Company or any of its Subsidiaries may be subject, other than the affiliated group of which the Company is the common parent or (ii) has any Liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by contract or otherwise.

(i) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j) Neither the Company nor any of its Subsidiaries has agreed, or is required, to make any material adjustments after the Closing Date pursuant to Section 481(a) of the Code or any similar Law by reason of a change in accounting method initiated by it or any other relevant party prior to the Closing Date, and the IRS has not proposed any such adjustment or change in accounting method in writing nor, to the Knowledge of the Company, otherwise proposed any material adjustment or change in accounting method, nor does the Company or any of its Subsidiaries have any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or assets of the Company or any of its Subsidiaries.

(k) No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Tax Law has been entered into by or with respect to the Company or any of its Subsidiaries.

(l) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

(m) Neither the Company nor any of its Subsidiaries is a party to any Contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax Law) arising out of the transactions contemplated by this Agreement.

(n) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale made prior to the Closing Date or (ii) election under Code Section 108(i).

(o) Neither the Company nor any of its Subsidiaries has any indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code.

(p) To the Knowledge of the Company, the Company and each of its Subsidiaries has properly (i) collected and remitted material sales, use, value added and similar Taxes with respect to sales made to its customers or services provided to its customers and (ii), for all sales or services that are exempt from sales, use, value added and similar Taxes and that were made without charging or remitting such Taxes, received and retained, in each case to the extent required by applicable Law, any Tax exemption certificates and other documentation qualifying such sale or service as exempt.

(q) This Section 3.10 and Section 3.13 contain the only representations and warranties by the Company with respect to Taxes in this Agreement.

Section 3.11 Title to Personal Properties; Real Property.

(a) Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its personal properties and assets reflected in the Company 10-K or acquired after December 31, 2015 (other than assets disposed of since December 31, 2015 in the ordinary course of business consistent with past practice), in each case free and clear of all Encumbrances. The personal property and assets of the Company and its Subsidiaries are in a condition that is sufficient for operation of the Company, and are operated in accordance with all applicable licenses, permits, consents and governmental authorizations, and are usable in the regular and ordinary course of business, except as would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and each of its Subsidiaries either owns, or has valid leasehold, subleasehold or license interests in, all personal properties and assets used by it in the conduct of its business, except where the absence of such ownership or leasehold, subleasehold or license interest would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other Person to sell or otherwise dispose of any of its tangible personal properties or assets (other than the sale of the Company’s products in the ordinary course of business) with an individual value in excess of $250,000 or an aggregate value in excess of $500,000. No representation or warranty is made in this Section 3.11(a) with respect to ownership of, or Encumbrances with respect to, Intellectual Property, which shall be addressed exclusively in Section 3.16 (Intellectual Property).

(b) Neither the Company nor any of its Subsidiaries owns any real property.

(c) Section 3.11(c) of the Company Disclosure Letter sets forth the address and description of each Leased Property and contains a true and complete list of (i) all leases and other Contracts pursuant to which the Company or any Subsidiary holds any Leased Property (together, with all amendments, extensions, renewals, guaranties and other agreements with respect thereto, the “Leases”). The Leased Property comprises all of the real property used in the Company’s business and the Company has made available to Parent and Merger Sub a true and complete copy of each Lease. Except as set forth on Section 3.11(c) of the Company Disclosure Letter, with respect to each of the Leases: (i) each of the Company and its Subsidiaries has complied with the material terms of all Leases, (ii) all Leases are in full force and effect, except for such non-compliances or failures to be in full force and effect that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (iii) to the Knowledge of the Company, there are no material disputes with respect to the Leases, (iv) neither the Company nor any of its Subsidiaries is in breach or default under the Leases and no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default thereunder, except as would not reasonably be expected to have a Company Material Adverse Effect, (v) the other party to each of the Leases is not an Affiliate of, and otherwise does not have any economic interest in, the Company or any of its Subsidiaries, (vi) the Company or any of its Subsidiaries has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Property or any portion thereof and (vii) there are no Encumbrances on the estate or interest created by such Lease, other than Permitted Encumbrances.

Section 3.12 Officers, Directors, Employees and Affiliates.

(a) Except as set forth on Section 3.12(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any Employment Agreement (other than offer letters or similar Contracts, in each case for at-will employment that do not provide for severance upon termination of employment or notice greater than what is required by Law), providing for compensation in excess of $250,000 per annum.

(b) Except for compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries, to the Knowledge of the Company, no director, officer or other Affiliate or Associate of the Company or any entity in which any such director, officer or other Affiliate or Associate owns any beneficial interest (other than a beneficial interest in a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by any such Persons) is currently a party to or has any interest in (i) any partnership, joint venture, Contract, arrangement or understanding with, or relating to, the business or operations of the Company or its Subsidiaries in which the amount involved exceeds $250,000 per annum, (ii) any Contract for or relating to Indebtedness for borrowed money of the Company or its Subsidiaries (other than Indebtedness among the Company and its Subsidiaries) or (iii) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used in the business or operations of the Company or its Subsidiaries. To the Knowledge of the Company, there are no transactions, or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company Reports filed prior to the date hereof.

Section 3.13 Employee Benefit Plans.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan, other than (i) any agreement, understanding or arrangement under which a single individual who is not an officer or director of the Company or a Company Subsidiary is eligible to receive immaterial compensation and/or benefits and that is terminable by the Company or a Company Subsidiary with no more than three (3) months’ notice (other than as required by Law) without liability or financial obligation to the Company and (ii) any Contract that is superseded by the terms of Section 1.7 as contemplated herein.

(b) With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent: (i) the most recent plan documents and all amendments thereto and all related trust agreements or documentation pertaining to other funding vehicles, (ii) the most recent summary plan description, and all related summaries of material modifications thereto, (iii) the IRS Forms 5500 (including schedules and attachments) and financial statements as filed for the past two (2) years and (iv) the most recent IRS determination or opinion letter issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code.

(c) None of the Company or any of its Subsidiaries maintains, sponsors, contributes to or is required to contribute to or has any Liability under or with respect to any (i) “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, (iii) “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA) or (v) plan, program, contract, policy, arrangement or agreement that provides for material post-retirement or post-termination health, life insurance or other welfare-type benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code and for which the beneficiary pays the entire cost of coverage. Neither the Company nor any of its Subsidiaries has any Liability by reason of at any time being considered a single employer with any other Person under Section 414 of the Code.

(d) Each Company Benefit Plan that is intended to qualify under Section 401 of the Code has either received a current favorable determination or opinion letter from the IRS as to its qualified status or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under an IRS pre-approved plan for which an IRS opinion letter has been obtained by the plan sponsor and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that has adversely affected or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

(e) The Company Benefit Plans have been maintained, funded and administered in accordance with their terms and applicable Law, except where the failure to so maintain, fund and administer would not reasonably be expected to have a Company Material Adverse Effect. With respect to each Company Benefit Plan, all required or recommended payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Effective Time shall have been made in all material respects and all contributions, assessments, premiums, and other payments for any period ending on or before the Effective Time that are not yet due have been made or properly accrued in all material respects.

(f) There are no pending or, to the Knowledge of the Company, threatened in writing any suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings relating to any Company Benefit Plan.

(g) The Company and its Subsidiaries and each other Person considered at any relevant time to be a single employer with the Company or any of its Subsidiaries under Section 414 of the Code have complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law in all material respects. Except (i) as set forth on Section 3.13(g) of the Company Disclosure Letter, (ii) as contemplated by Section 1.7 and (iii) other than any agreement, understanding or arrangement under which a single individual who is not an officer or director of the Company or a Company Subsidiary that is terminable by the Company or a Company Subsidiary with no more than three (3) months’ notice (other than as required by Law), the transactions contemplated by this Agreement (either alone or in connection with any other event) will not cause the acceleration or funding of, vesting in, increase of or payment of, any benefits or compensation under any Company Benefit Plan and will not otherwise accelerate or materially increase any Liability under any Company Benefit Plan (other than as required by Law under non-U.S. jurisdictions).

Section 3.14 Labor Relations.

(a) The Company and its Subsidiaries are, and for the past two (2) years have been, in compliance with all applicable Law and Orders governing labor or employment, except where the failure to so comply would not reasonably be expected to have a Company Material Adverse Effect.

(b) The employees of the Company and its Subsidiaries have not been, and currently are not, represented by a labor union or works council and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Company or its Subsidiaries. To the Knowledge of the Company, no strike, slowdown, picketing, work stoppage or other material labor dispute by the employees of the Company or its Subsidiaries is being threatened in writing.

(c) No Action by any Company employee for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, unpaid overtime, child labor or record-keeping violations is pending or, to the Knowledge of the Company, is threatened under the FLSA, the Davis-Bacon Act, the Walsh-Healey Act or the Service Contract Act, or any other Law. No discrimination, illegal harassment and/or retaliation Action by any Company employee, is pending or, to the Knowledge of the Company, is threatened against the Company or any Subsidiary or employee, officer or director of the Company under the 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other federal Law or comparable state fair employment practices act. To the Knowledge of the Company, no wrongful discharge, retaliation, libel, slander or other Action by any Company employee that arises out of the employment relationship between the Company or any of its Subsidiaries and their respective employees is pending or, to the Knowledge of the Company, is threatened against the Company or any of its Subsidiaries under any applicable Law.

(d) To the Knowledge of the Company, no employee of the Company or any Company Subsidiary is in violation, in any material respect, of any term of any non-disclosure agreement, non-competition agreement or any other restrictive covenant agreement with a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary because of the nature of the business conducted by the Company or any Company Subsidiary or to the use of trade secrets or proprietary information of others.

(e) Within the past two (2) years, neither the Company nor any Company Subsidiary has implemented any plant closing or layoff of employees that (in either case) violated the WARN Act.

(f) To the Knowledge of the Company, no officer, executive or key employee of the Company has any intention to terminate his or her employment within the first twelve (12) months following the Closing, except as expressly contemplated by this Agreement.

Section 3.15 Contracts and Commitments.

(a) Except for this Agreement or as set forth in Section 3.15 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, or is bound by, any Contract:

(i) providing for aggregate noncontingent payments by or to the Company or any of its Subsidiaries in excess of $500,000 in any fiscal year, other than Contracts with an employee, consultant or independent contractor relating to employment or the provision of services;

(ii) limiting, in any material respect, the freedom of the Company to engage in any line of business or sell, supply or distribute any service or product (including with respect to the pricing thereof), or to compete with any entity or to conduct business in any geography, or that grants any exclusive rights to any party (other than any (x) non-exclusive licenses entered into in the ordinary course of business or (y) Contracts for which noncontingent payments by or to the Company or any of its Subsidiaries do not exceed $500,000 in any fiscal year and that are terminable upon 90 days or fewer notice), or any settlement, cross-license, concurrent use or consent-to-use agreements;

(iii) involving any joint venture, partnership or similar arrangement that is material to the Company and its Subsidiaries, taken as a whole;

(iv) relating to Indebtedness for borrowed money in excess of $500,000;

(v) containing severance or termination pay Liabilities related to termination of employment in excess of $200,000 (individually to any employee);

(vi) providing for the supply, manufacturing, distribution or development of Company Products (except for any Contracts in which either the aggregate noncontingent payments to or by the Company are not in excess of $500,000 or the potential payments to or by the Company are not expected to exceed $500,000);

(vii) providing for the acquisition, transfer, in-bound licensing, out-bound licensing, development, co-development, or sharing of any Intellectual Property or Software or any other agreement materially affecting the ability of the Company or any of its Subsidiaries to use or disclose any Intellectual Property or Software (other than license agreements for commercially available software on standard terms with a replacement cost or annual license, maintenance and subscription fees of less than $100,000 in the aggregate and non-exclusive distribution, reseller and end-user customer and other non-exclusive agreements entered into in the ordinary course of business);

(viii) providing for indemnification by the Company of any officer or director of the Company;

(ix) pursuant to which the Company or any Subsidiary of the Company has any Liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, or otherwise in respect of any obligation of any Person (other than the Company or any Subsidiary of the Company), or any capital maintenance, keep-well or similar agreements or arrangements in any such case that individually is in excess of $500,000;

(x) providing for the lease of real property with aggregate annual rent payments in excess of $100,000;

(xi) that would reasonably be expected to prohibit or materially delay the consummation of the Merger or otherwise materially impair the ability of the Company to perform its obligations hereunder;

(xii) that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of guarantees by any of its Subsidiaries;

(xiii) that provided for any acquisition by the Company or its Subsidiaries pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment or guarantee obligations;

(xiv) with any directors, executive officers (as such term is defined in the Exchange Act) or 5% Company Common Stockholders or any of their Affiliates (other than the Company or any of its Subsidiaries) or immediate family members, other than Contracts with an employee, consultant or independent contractor relating to employment or the provision of services;

(xv) that contains any material covenant granting “most favored nation” status that, following the Merger, would apply to or be affected by actions taken by Parent, the Surviving Corporation and/or their respective Subsidiaries or Affiliates;

(xvi) with a Governmental Entity or with a customer which, to the Knowledge of the Company, resells products or services of the Company or any of its Subsidiaries;

(xvii) that involves any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest-rate, commodity price, equity value or foreign currency protection contract;

(xviii) that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any Equity Interests or assets that are material to the Company and its Subsidiaries, taken as a whole (other than in the ordinary course of business) of any Person; or

(xix) otherwise required to be filed as an exhibit to an Annual Report on Form 10-K, as provided by Rule 601 of Regulation S-K promulgated under the Exchange Act.

Each Contract of the type described in the immediately preceding sentence is referred to herein as a “Company Material Contract.” The Company has heretofore made available to Parent a complete and correct copy of each Company Material Contract, including any amendments or modifications thereto.

(b) Each Company Material Contract is binding on the Company or its Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, and, to the Knowledge of the Company, enforceable against each other party thereto (in each case, subject to the Bankruptcy and Equity Exception), and the Company and each of its Subsidiaries have performed all obligations required to be performed by them under each Company Material Contract and, to the Knowledge of the Company, each other party to each Company Material Contract has performed all obligations required to be performed by it under such Company Material Contract, in each case except as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the Company has not received written notice of any violation or default under (or any condition that with the passage of time or the giving of notice, or both, would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that would not reasonably be expected to have a Company Material Adverse Effect.

(c) To the Knowledge of the Company, as of the date hereof, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time), would reasonably be expected to: (i) result in a material violation or breach of any provision of any Company Material Contract, (ii) give any Person the right to declare a default under any Company Material Contract, or (iii) give any Person the right to cancel terminate or modify any Company Material Contract, in each case, in a manner that would reasonably be expected to have a Company Material Adverse Effect.

(d) Except as set forth in Section 3.15(d) of the Company Disclosure Letter, with respect to any contract between the Company (or one of its Subsidiaries) and a Governmental Entity or, to the Knowledge of the Company, any contract with Governmental Entity as the ultimate customer under a contract between the Company and a customer (hereinafter a “Government Contract”), for the three (3) years prior to the date hereof: (i) the Company and each of its Subsidiaries have established and maintained adequate internal controls for compliance with Government Contracts and there has been no material breach of contractual duties or the representations or certifications submitted in connection with any Government Contract or related bid or proposal; (ii) the invoices and any timekeeping records submitted to a customer or auditor in connection with Government Contracts have been accurate in all material respects, and adjustments, discounts, rebates and reimbursements required under Government Contracts or requested by a Governmental Entity have been promptly credited to the customer and accurately recorded in all material respects in the financial records of the Company or the appropriate Subsidiary; (iii) no Government Contract has been awarded on the basis of a Small Business or other preferred bidder status, as defined by the applicable Governmental Entity; (iv) no Government Contract was awarded on the basis of disclosure of costs incurred by, or comparable pricing by, the Company or the applicable Subsidiaries, or includes any obligation regarding favorable or guaranteed pricing, or on the basis of payment of incurred costs; (v) no Government Contract has been the subject of a legal proceeding, subpoena or written document request, cure notice, show cause notice, or written (or, to the Knowledge of the Company, oral) notice of investigation or audit or investigation; and (vi) neither the Company nor any of its subsidiaries nor any of their respective officers, directors, principals or managers have been determined by a Governmental Entity as having a conflict of interest, nor been disqualified from participation in a procurement by a Governmental Entity, nor been suspended, debarred, or excluded (nor, to the Knowledge of the Company, been proposed for disqualification, suspension, debarment or exclusion) by a Governmental Entity, nor had access to confidential or non-public information to which (to the Knowledge of the Company) they were not lawfully entitled, nor made or offered or solicited or accepted any bribe, kickback or unlawful payment or item, service or benefit of value in connection with a Government Contract or with a Governmental Entity that is a party to a Government Contract.

Section 3.16 Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a complete and correct list of: (i) all patented or registered Intellectual Property owned by the Company or one of its Subsidiaries, (ii) all pending patent applications, all trademark applications, or other applications for registration of Intellectual Property owned by the Company or one of its Subsidiaries and (iii) all material unregistered trademarks, material Software, trade names and service marks, all registered copyrights, and all domain names owned by the Company or its Subsidiaries, including, to the extent applicable, the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed. All necessary registration, maintenance and renewal fees in connection with the foregoing have been paid and all necessary documents and certificates in connection with the foregoing have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting, prosecuting, and maintaining the foregoing. To the Knowledge of the Company, the Company Intellectual Property is valid, subsisting and enforceable and in full force and effect.

(b) The Company is the sole owner of all right, title and interest in and to the Company Intellectual Property free and clear of all Encumbrances (other than Permitted Encumbrances). The Company

Intellectual Property constitutes all of the Intellectual Property used in the conduct the business of the Company or its Subsidiaries as currently conducted. The foregoing representation and warranty is made only with respect to ownership and use of Intellectual Property by the Company, and is not made with respect to infringement of Intellectual Property of any Third Party.

(c) To the Knowledge of the Company, there is no, there has not been since January 1, 2014, any unauthorized use, disclosure, infringement, misappropriation or other violation of any Company Intellectual Property rights by any Third Party, including any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has brought or is bringing or has threatened any action, suit or proceeding for infringement, misappropriation or other violation of the Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any Third Party.

(d) Neither the Company nor any of its Subsidiaries is, or has been since January 1, 2014, a party to any suit, action or proceeding that involves a claim of infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any Intellectual Property of any Third Party nor has any such suit, action or proceeding been threatened in writing against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries received any written demands or unsolicited offers to license any Intellectual Property from any Third Party. To the Knowledge of the Company, neither the conduct of the business of the Company and each of its Subsidiaries nor the development, manufacture, sale, licensing or use of any of the Company Products is infringing or misappropriating any Intellectual Property of any Third Party, or has, since January 1, 2014, infringed, misappropriated or otherwise violated any Intellectual Property of any Third Party. No Third Party has notified the Company in writing that it is challenging the ownership or use by the Company or any of its Subsidiaries, or the validity or enforceability of, any of the Company Intellectual Property, and no such claim has been brought against the Company since January 1, 2014. The Company Intellectual Property is not subject to any outstanding settlement or Order restricting the use, registration, ownership or disposition thereof.

(e) The Company or its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all trade secrets and material confidential information of the Company or its Subsidiaries.

(f) Except as set forth in Section 3.16(f) of the Company Disclosure Letter, all Company Intellectual Property was: (i) developed by employees of the Company or its Subsidiaries within the scope of their employment, (ii) developed by independent contractors who have assigned their rights (including Intellectual Property rights) to the Company or its Subsidiaries pursuant to written agreements or (iii) otherwise acquired by the Company or its Subsidiaries from a Third Party pursuant to written agreements that include representations, warranties or indemnities from such Third Party relating to title to such Intellectual Property. No current or former employees of the Company or its Subsidiaries have any claim, right (whether or not currently exercisable) or interest to or in any Company Intellectual Property and each such employee who is or was involved in the creation or development of any Company Intellectual Property has signed a valid, enforceable agreement containing a present assignment of Intellectual Property rights to the Company or its Subsidiaries without further payment being owed to any parties and without any restrictions or obligations on the Company or its Subsidiaries’ ownership thereof.

(g) Section 3.16(g) of the Company Disclosure Letter lists all Software, including Open Source Software, licensed to the Company (and the associated Software license agreement identifying the applicable licensor) that is embedded, integrated, bundled with or otherwise distributed with the Company Products, including any Software (or portions thereof) from which the Company Products inherit, link, or otherwise call functionality (including libraries or other shared-source repositories). With respect to Open Source Software, Section 3.16(g) of the Company Disclosure Letter identifies (i) the Company Product that embeds the Open Source Software, (ii) whether any modification was made by or for the Company or its Subsidiaries, (iii) the name and version number of the applicable license agreement for each such item of Open Source Software and (iv) the manner in which such Open Source Software is embedded in each Company Product. Neither the Company nor any of its Subsidiaries have used Open Source Software in a manner that would create obligations for Company or its Subsidiaries with respect to, or grant, or purport to grant, to any Third Party, any rights or immunities under, any Company Intellectual Property or any other license requiring the Company or any of its Subsidiaries to disclose source code to any of the Company Products, grant rights to redistribute the Company Products, grant patent non-asserts or patent licenses, or otherwise grant any rights no specifically granted in the Company’s or any of its Subsidiary’s license agreement with such Third Party.

(h) The Company and its Subsidiaries use commercially reasonable efforts to protect the Company Products and Software used internally by the Company or its Subsidiaries from becoming infected by viruses, worms, Trojan horses or similar disabling codes or programs. To the knowledge of the Company, there are no defects in any of the Company Products that would prevent the same from performing materially in accordance with its user specifications and the Company has introduced no viruses, worms, Trojan horses or similar disabling codes or programs in any of its products. Each Company Product licensed or provided to Third Parties is capable of performing in accordance with its User Documentation in all material respects when properly installed (or accessed) and used.

(i) Except as set forth in Section 3.16(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has disclosed or delivered to any Third Party, agreed to disclose or deliver to any Third Party, or directed the disclosure or delivery to any escrow agent of, any source code that is Company Intellectual Property and the confidentiality of which is material to the Company. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any such source code be disclosed or delivered to any Third Party by the Company, any of its Subsidiaries or any person acting on their behalf. To the Knowledge of the Company, there has been no unauthorized theft or disclosure of any Source Code of a Company Product.

(j) The Company has not received any unresolved, written claims from Third Parties, and to its Knowledge is not aware of any unwritten claims from Third Parties, that any installation services, programming services, integration services, repair services, maintenance services, support services, training services, upgrade services or other services that have been performed by the Company or any Subsidiary for such Third Parties were in any material respect performed improperly or not in conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Law, in each case excluding bug reports or customer support issues arising in the ordinary course of business.

(k) To the Knowledge of the Company, the Information Systems are sufficient for the operation of its business as currently conducted, and the Company and its Subsidiaries have purchased sufficient license rights for all Software used by the Company and its Subsidiaries in such operations.

(l) With respect to the Information Systems: (i) the Company and its Subsidiaries have a commercially reasonable disaster recovery plan in place and have tested such disaster recovery plan for effectiveness, (ii) to the Knowledge of the Company, there have been no successful unauthorized intrusions or breaches of the security of the Information Systems or any data stored thereon, or otherwise with respect to any Personal Data in the Company’s or any of its Subsidiaries’ possession or under the Company’s or any of its Subsidiaries’ control, (iii) there have not been any material malfunctions that have not been remedied or replaced in all material respects, or any unplanned downtime or service interruption and (iv) the Company and its Subsidiaries have implemented or are in the process of implementing (or in the exercise of reasonable business judgment have determined that implementation is not yet in the best interest of the Company and its Subsidiaries) in a timely manner any and all security patches or security upgrades that are generally available for the Company’s and its Subsidiaries’ Information Systems.

(m) The Company and its Subsidiaries maintain policies and procedures regarding data security and privacy that are commercially reasonable and that ensure that the Company and its Subsidiaries are in compliance with all applicable Law concerning privacy and data security of Personal Data, and the Company and its Subsidiaries are in compliance with such policies and procedures. The Company and its Subsidiaries are, and, to the Knowledge of the Company, have been in compliance with applicable Law, other Legal Requirements pertaining to data privacy and data security of Personal Data. To the Knowledge of the Company, there have been (i) no losses or thefts of data or security breaches relating to any Personal Data used in the businesses of the Company and its Subsidiaries or (ii) violations of any security policy regarding any such Personal Data. Neither the Company nor any of its Subsidiaries have received written notice of any investigations, claims, audits or lawsuits related to the Company’s or its Subsidiaries’ processing of any Personal Data and to the Knowledge of the Company, no such investigations, claims, audits or lawsuits are pending.

Section 3.17 Insurance Policies. Section 3.17 of the Company Disclosure Letter sets forth a list of all material insurance policies maintained by the Company or any of its Subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance for the business and assets of the Company and its Subsidiaries against all risks normally insured against, and in amounts normally carried by, corporations of similar size engaged in similar lines of business, (b) all insurance policies and bonds with respect to the business and assets of the Company and its Subsidiaries are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) and are in full force and effect as they apply to any matter, action or event relating to the Company or its Subsidiaries occurring through the date hereof, (c) the Company and its Subsidiaries have not reached or exceeded their policy limits for any such insurance policies in effect at any time during the past five years and (d) neither the Company nor any of its Subsidiaries is in breach or default of any of such insurance policies, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies. To the Knowledge of the Company, the Company has not received any notice regarding any actual or possible (i) cancellation or invalidation of any insurance policy, (ii) refusal or denial of any material coverage, reservation or rights or rejection of any material claim under any insurance policy or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

Section 3.18 Brokers. Except as set forth on Section 3.18 of the Company Disclosure Letter, no broker, finder or investment banker (other than the Company Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, its Subsidiaries or any of their respective directors, officers or employees.

Section 3.19 Company Financial Advisor Opinion. The Company Financial Advisor has delivered to the Company Board of Directors its opinion to the effect that, as of the date of such opinion and based upon, and subject to, the assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration to be offered to the holders (other than Parent and its Affiliates) of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. It is agreed and understood that such opinion is for the benefit of the Company Board of Directors and may not be relied on by Parent or Merger Sub. A copy of such opinion has been provided to Parent solely for informational purposes or, if a written opinion is not available as of the date hereof, will be provided to Parent solely for informational purposes as soon as practicable after the date hereof.

Section 3.20 Anti-Takeover Provisions. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth herein, none of the restrictions on “business combinations” set forth in Section 203 of the DGCL, any rights agreement or “poison pill” arrangement or any other takeover, anti-takeover, moratorium, “fair price,” “control share,” or similar Law applicable to the Company apply to this Agreement, the Merger or the other transactions contemplated hereby.

Section 3.21 Environmental Matters. Except for such matters that individually and in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) each of the Company and its Subsidiaries is and has been in compliance with all applicable Environmental Law and possesses and is and has been in compliance with all required Environmental Permits, (ii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, (iii) to the Knowledge of the Company, none of the Company or any of its Subsidiaries or any of their predecessors has owned or operated any property or facility that is or has been contaminated by any Hazardous Materials, or is liable for or caused any releases or threatened release of Hazardous Materials at any property currently or formerly owned or operated by the Company or any of its Subsidiaries or any of their predecessors, or at any offsite disposal location in connection with the current or past operations of the Company or any of its Subsidiaries or their predecessors, which in each case would reasonably be expected to result in an Environmental Claim, (iv) to the Knowledge of the Company, there has been no exposure of any Person to any Hazardous Material, pollutant or contaminant in connection with the current or former properties, operations and activities of the Company and/or any of its Subsidiaries, (v) neither the Company nor any of its Subsidiaries has received any written claim or notice of violation from any Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law, or regarding any Hazardous Materials and (vi) neither the Company nor any of its Subsidiaries has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any Liability of any other Person relating to Environmental Law or Hazardous Materials. All environmental reports, assessments, audits and other similar documents in the possession or control of the Company or any of its Subsidiaries, in each case containing information that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, have been made available to Parent.

Section 3.22 Customers and Vendors. Section 3.22(a) of the Company Disclosure Letter lists the ten (10) largest customers of the Company (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries for the fiscal year ended December 31, 2015) (each, a “Major Customer”). Section 3.22(b) of the Company Disclosure Letter lists the ten (10) largest vendors of the Company (determined on the basis of aggregate purchases made by the Company and its Subsidiaries for the fiscal year ended December 31, 2015) (each, a “Major Vendor”). The Company has not received, as of the date hereof, any written notice from any Major Customer or Major Vendor that it intends to terminate, or not renew, its Contract with the Company or its Subsidiaries.

Section 3.23 Information Supplied. Neither the written information supplied, or to be supplied, by or on behalf of the Company for inclusion in the Proxy Statement or any other documents to be filed by Parent, Merger Sub or the Company with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, will, on the date of its filing or, in the case of the Proxy Statement, at the date it is first mailed to the Company Common Stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Stockholders Meeting any event with respect to the Company or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the Company Common Stockholders. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in any of the foregoing documents.

Section 3.24 No Other Representations or Warranties. Except for the representations and warranties of the Company expressly set forth in this Article III, the Company makes (i) no other express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses and (ii) no other express or implied representation or warranty with respect to any information provided by the Company or its Representatives, whether or not in the “data room” established by the Company for Parent and Merger Sub, including as to the probable, projected or forecasted success or profitability of the operations of Company and its Subsidiaries; provided that the foregoing shall not relieve any Person of liability for fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to such exceptions as are disclosed in the Parent Disclosure Letter (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to any other Section or subjection of the Parent Disclosure Letter to the extent that the relevance of any disclosed event, item or occurrence in the Parent Disclosure Letter to such other Section or subsection is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization and Good Standing. Each of Parent and Merger Sub is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of the State of Delaware, has full corporate or limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and is duly qualified or licensed to do business as a foreign corporation or company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in each case as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.2 Authority for Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary limited liability company or corporate action and no other limited liability company or corporate proceedings on the part of Parent or Merger Sub, and no other votes or approvals of any class or series of capital stock or equity security of Parent or Merger Sub, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject the Bankruptcy and Equity Exception.

Section 4.3 No Conflict; Required Filings and Consents.

(a) Assuming compliance with the matters, and receipt of the approvals, referenced in Section 4.3(b), the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate Parent’s certificate of formation or limited liability company agreement, or the equivalent organizational documents of Merger Sub, (ii) conflict with or violate any Law applicable to Parent or its Subsidiaries or any property or asset of Parent or any of its Subsidiaries or (iii) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations, or result (immediately or with notice or lapse of time or both) in the creation of an Encumbrance (other than a Permitted Encumbrance) on any property or asset of Parent or its Subsidiaries pursuant to, any Contract or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries, or any property or asset of Parent or any of its Subsidiaries, is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or registration or qualification with, any Governmental Entity, except for the filing of a premerger notification and report form by Parent under the HSR Act, and any applicable filings and approvals under any other Antitrust Law and applicable requirements, if any, of the Securities Act, the Exchange Act, or state securities Law or “blue sky” Law. As of the date hereof, to the knowledge of Parent and the Company, there is no reason why all material regulatory approvals from any Governmental Entity of competent jurisdiction required for the consummation of the Merger should not be obtained.

Section 4.4 Litigation. There are no Actions pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, including Merger Sub, that would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any Subsidiary of Parent is subject to any outstanding Order, except as would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5 Financing.

(a) Each of Parent and Merger Sub affirms that it is not a condition to the Closing Date or to any of its obligations for Closing or other obligations under this Agreement (including, without limitation, payment of the amounts set forth in Section 1.7(e)) that Parent or Merger Sub obtains debt financing (including, without limitation, as contemplated in any debt commitment letter for or related to any of the transactions contemplated herein; and each of Parent and Merger Sub further affirms that any failure to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement (including, without limitation, payment of the amounts set forth in Section 1.7(e)) as a result of a failure to close any debt financing or receive the proceeds of any debt financing shall constitute a material breach by Parent and Merger Sub of this Agreement.

(b) Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company a duly executed commitment letter, dated as of the date hereof (including all exhibits, schedules and annexes to such letter, the “Equity Commitment Letter”), from Thoma Bravo Fund XII, L.P., a Delaware limited partnership (the “Sponsor”), pursuant to which the Sponsor has committed, on the terms set forth therein and subject to the conditions contained therein, to provide to Parent the amount set forth therein in equity financing (the “Equity Financing”). The Equity Commitment Letter has not been amended, modified, terminated or withdrawn and is a legal, valid and binding obligation of Parent and the Sponsor, enforceable against Parent and the Sponsor in accordance with its terms. There are no other agreements, side letters or arrangements relating to the Equity Commitment Letter that could affect the timing of the Closing or the availability of the funding in full of the Equity Financing contemplated by the Equity Commitment Letter at the Closing. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or the Sponsor under the Equity Commitment Letter.

(c) Assuming the funding in full of the Equity Financing on the Closing Date and the satisfaction of the conditions set forth in Article VI, Parent will have sufficient funds in immediately available cash to consummate the transactions contemplated hereby and pay related fees and expenses (to the extent required pursuant to this Agreement to be paid for by Parent). The Equity Commitment Letter contains all of the conditions precedent to the obligations of the parties thereunder to make the Equity Financing available to Parent on the terms therein and no portion of the Equity Financing is subject to any reduction, contingency or conditions other than those set forth in the Equity Commitment Letter. As of the date hereof, Parent has no reason to believe that it will be unable to satisfy on the Closing Date, any of the conditions to be satisfied by it contained in the Equity Commitment Letter, or that the Equity Financing will not be available in full to Parent on the Closing Date. In addition, Parent shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to (1) maintain in effect the Equity Commitment Letter in accordance with its terms, (2) satisfy on a timely basis all conditions applicable to Parent in the Equity Commitment Letter and (3) subject to the satisfaction or waiver of the conditions set forth in the Equity Commitment Letter, consummate the Equity Financing on the Closing Date.

Section 4.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective directors, officers or employees, for which the Company may become liable.

Section 4.7 Merger Sub. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and, prior to the Effective Time, Merger Sub will have engaged in no business and have no Liabilities or obligations other than in connection with the transactions contemplated by this Agreement.

Section 4.8 Solvency. As of the Effective Time and immediately after giving effect to all of the transactions contemplated by this Agreement, including the Merger, the Equity Financing and all payments contemplated by this Agreement in connection with the Merger (including payment of all amounts payable under Article I in connection with or as a result of the Merger) and payment of all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith, and assuming the accuracy as of the Effective Time in all material respects of those representations and warranties of the Company set forth in Article III that relate to the subject matter of clauses (a) through (c) of this Section 4.8 (including Section 3.8): (a) the amount of the “fair saleable value” of the assets of each of the Surviving Corporation and its Subsidiaries, taken as a whole, will exceed (i) the value of all Liabilities of the Surviving Corporation and such Subsidiaries, taken as a whole, including contingent and other Liabilities (whether or not reflected in a balance sheet prepared in accordance with GAAP), and (ii) the amount that will be required to pay the probable Liabilities of the Surviving Corporation and such Subsidiaries on their existing debts as such debts become absolute and matured, (b) each of the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged and (c) each of the Surviving Corporation and its Subsidiaries will be able to pay its Liabilities, including contingent and other Liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 4.9 Information Supplied. Neither the written information supplied, or to be supplied, by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement or any other documents to be filed by Parent, Merger Sub or the Company with the SEC or any other Governmental Entity in connection with the Merger and the other transactions contemplated hereby, will, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to Company Common Stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Parent or Merger Sub shall occur that is required to be described in the Proxy Statement, Parent shall promptly disclose such event to the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

Section 4.10 Stockholder, Labor and Employee Matters. Other than the Voting Agreements, as of the date hereof neither Parent nor Merger Sub has: (a) entered into any employment agreement, or made or entered into any formal or informal arrangements or other understandings (whether or not binding), with any of the Company’s stockholders, directors, officers or employees, or any other Contract with such Persons relating to this Agreement, the Merger or any of the other transactions contemplated hereby, (b) offered employment to any of the Company’s stockholders, directors, officers or employees, (c) had discussions with any of the Company’s stockholders, directors, officers or employees regarding the future terms of their employment after the Closing or (d) sold, or offered to sell, any direct or indirect equity interest in the Company to any of the Company’s stockholders, directors, officers or employees.

Section 4.11 Competing Businesses. None of Parent or any of its Affiliates owns any interest in any Person that derives a significant portion of its revenues from a line of business in the industries in which the Company or its Subsidiaries operate that would reasonably be expected to have a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby in accordance with the terms hereof.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business by the Company Pending the Merger.

(a) The Company covenants and agrees that between the date hereof and the Effective Time, unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld, conditioned or delayed (and except as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise expressly contemplated, permitted or required by this Agreement), the Company shall and shall cause each of its Subsidiaries to, (i) maintain its existence in good standing under applicable Law, (ii) subject to the restrictions and exceptions set forth in Section 5.1(b) or elsewhere in this Agreement, conduct its business and operations in all material respects only in the ordinary course of business and in a manner consistent with past practice and (iii) use commercially reasonable efforts to, in all material respects, (A) preserve intact its assets, properties, Contracts or other legally binding understandings and business organizations, (B) keep available the services of its current officers and key employees and consultants and (C) preserve the current relationships of the Company and its Subsidiaries with customers, vendors, distributors, lessors, licensors, licensees, creditors, employees, contractors and other Persons with which the Company or any of its Subsidiaries has business relations.

(b) Without limiting the foregoing, the Company covenants and agrees that between the date hereof and the Effective Time, the Company shall not and shall cause each of its Subsidiaries not to (except as expressly contemplated, permitted or required by this Agreement, as set forth on the applicable subsection of Section 5.1(b) of the Company Disclosure Letter or with the prior written approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed):

(i) declare, set aside, establish a record date for, make or pay any dividends or other distributions (whether in cash, stock or property) in respect of any of its capital stock or other Equity Interests or enter into any agreement with respect to the voting of its capital stock or other Equity Interests, except dividends or other distributions from any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

(ii) adjust, split, combine or reclassify any of its capital stock or that of its Subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or that of its Subsidiaries;

(iii) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its or its Subsidiaries’ capital stock or any Company Common Stock Rights or Subsidiary Stock Rights (except pursuant to restricted stock award agreements outstanding on the date hereof) or any other Equity Interests, except to effect any withholding obligations in connection with the exercise of Company Common Stock Options or the issuance of shares under the ESPP;

(iv) issue, deliver or sell, pledge or encumber any shares of its or its Subsidiaries’ capital stock, or any Company Common Stock Rights (other than the issuance of shares of Company Common Stock upon the exercise of Company Common Stock Options outstanding on the date hereof, upon the settlement of Company RSUs outstanding on the date hereof, or pursuant to the ESPP (in accordance with the terms of Section 1.7(f)), in connection with agreements in effect on the date of this Agreement or as contemplated in Section 5.1(b)(x));

(v) amend the Company Certificate of Incorporation or the Company Bylaws or equivalent organizational documents of the Company’s Subsidiaries;

(vi) incur, create, assume or otherwise become liable for any Indebtedness for borrowed money or assume, guaranty, endorse or otherwise become liable or responsible for the Indebtedness for borrowed money of any other Person, except (A) for trade payables incurred in the ordinary course of business and (B) for loans or advances by the Company to Subsidiaries of the Company or by any Subsidiary of the Company to the Company;

(vii) (A) make any loans or advances to any other person other than in the ordinary course of business consistent with past practice or in accordance with (x) the indemnification and expense advancement provisions of the Company Certificate of Incorporation or the Company Bylaws or (y) the indemnification agreements set forth on Section 3.15(a)(viii) or Section 3.15(a)(xviii) of the Company Disclosure Letter or (B) make any capital contributions to or investments in any other Person;

(viii) merge or consolidate with any other entity or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization or otherwise permit its corporate existence to be suspended, lapsed or revoked;

(ix) change in any material respect its Tax accounting methods, principles or practices, except as required by GAAP or applicable Law;

(x) alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to present or former employees, directors or Affiliates of the Company, other than alterations or amendments (A) made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, (B) as expressly contemplated by Section 1.7, (C) required under applicable Law or by an Employment Agreement as in effect as of the date hereof or (D) pursuant to Company Benefit Plans and agreements with newly hired employees on terms consistent in all material respects with those provided to other employees of the Company or its Subsidiaries of comparable level;

(xi) hire any new employees, other than non-officer employees (which for this purpose shall be employees with a title below the level of “vice president”), in the ordinary course of business consistent with past practice;

(xii) sell, license, mortgage, transfer, lease, pledge or otherwise subject to any Encumbrance (including by merger, consolidation or sale of stock or assets) or otherwise dispose of any entity, business or material rights, properties or assets (including stock or other ownership interests of its Subsidiaries), other than Permitted Encumbrances, non-exclusive licenses, otherwise in the ordinary course of business consistent with past practice or any capital expenditures permitted by (or approved by Parent) under Section 5.1(b)(xvi);

(xiii) except for entering into any non-exclusive license agreements in the ordinary course of business, sell, assign, license, abandon, let lapse, transfer or grant to any third party any rights with respect to, or encumber or subject (or allowed to become subject) to any lien, other than Permitted Encumbrances, or otherwise dispose of any Company Intellectual Property;

(xiv) acquire (by merger, consolidation or acquisition of stock or assets) any business for which the aggregate amount to be paid in respect of such business would exceed $1,000,000;

(xv) make any material Tax election not consistent with past practice, enter into a closing agreement relating to any material Tax or settle or compromise any income Tax refund or Liability or fail to file any material Tax Return when due or fail to cause such Tax Returns when filed to be complete and accurate in all material respects or amend any material Tax Return;

(xvi) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that are in excess of $750,000 individually in any fiscal quarter or $1,500,000 in the aggregate in any fiscal quarter, except in the ordinary course of business consistent with past practice, or materially delay any approved material capital expenditures;

(xvii) pay, discharge, settle, cancel, incur or satisfy any material Liabilities, other than the payment, discharge, settlement, cancellation, incurrence or satisfaction of Liabilities in the ordinary course of business consistent with past practice, as required by any applicable Law, as accrued for in the Company Financial Statements or as required by the terms of any Contract of the Company, as in effect on the date hereof;

(xviii) enter into, modify, amend or terminate (A) any Contract that if so entered into, modified, amended or terminated would reasonably be likely to (x) have a Company Material Adverse Effect or (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (B) any Company Material Contract, except (x) in the ordinary course of business, (y) for expirations or renewals in accordance with their terms or (z) as otherwise permitted pursuant other clauses of this Section 5.1(b);

(xix) terminate any officer (which for this purpose shall be employees with a title of “vice president” or more senior) of the Company or any of its Subsidiaries other than for good reason or for cause;

(xx) engage in any transaction with, or enter into any agreement, arrangement or understanding with any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated under the Exchange Act that would be required to be disclosed under such Item 404;

(xxi) compromise, release, waive or settle any Action having a value or in an amount, individually or in the aggregate, in excess of $1,000,000;

(xxii) effectuate a “plant closing” or “mass layoff,” as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

(xxiii) knowingly commit, authorize, agree to take or enter into any letter of intent or similar agreement or arrangement with respect to any of the actions described in this Section 5.1(b).

(c) Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.2 Access to Information and Employees.

(a) From the date hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries and the Representatives of the Company to, afford the Representatives of Parent and Merger Sub and their respective financing sources reasonable access during normal business hours, upon reasonable advance notice, to the officers, employees, agents (including outside accountants), properties, offices and other facilities, books and records, Contracts, commitments, work papers and other documents and information relating to the Company and its Subsidiaries as reasonably requested in advance by Parent and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish or otherwise make available (including via EDGAR, if applicable) to Parent (i) a copy of each report, schedule, form, statement and other document filed by it or received by it during such period pursuant to the requirements of federal or state securities Law reasonably promptly following such filing or receipt and (ii) to the extent available, for the period beginning after the date hereof and ending at the Effective Time, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a copy of the monthly consolidated financial statements of the Company, including statements of financial condition, results of operations and statements of cash flow; provided that nothing in this Section 5.2(a) shall require the Company to take any action that would reasonably be expected to result in (i) the disclosure of any trade secrets of third parties or the violation of any obligations of the Company with respect to confidentiality or non-disclosure, (ii) the waiver of any applicable attorney-client privilege (provided that the Company shall use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in a waiver of attorney-client privilege), (iii) the violation of any applicable Law (provided that the Company shall use its commercially reasonable efforts to provide such access or make such disclosure in a manner that does not violate applicable Law) or (iv) an unreasonable interference in the operations of the Company. All requests for access pursuant to this Section 5.2(a) or Section 5.12 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.

(b) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

(c) With respect to any information that is disclosed pursuant to this Section 5.2, each of the parties hereto shall comply with, and shall cause each of its Representatives to comply with, all of its obligations under the Confidentiality Agreement.

Section 5.3 Reasonable Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to fulfill all conditions to the obligations of the other parties hereto set forth in Article VI and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Transaction Documents, including (i) using reasonable best efforts to take all acts necessary to cause such conditions to be satisfied and not to take acts that would reasonably be expected to result in such conditions not being so satisfied, (ii) obtaining all necessary actions or non-actions, waivers, consents, qualifications and approvals from Governmental Entities and making all necessary registrations, filings and notices and taking all reasonable steps as may be necessary to obtain any required approval, waiver or exemption from any Governmental Entity (including under the HSR Act and any other applicable Antitrust Law, and specifically requesting early termination of the waiting period prescribed by the HSR Act), (iii) obtaining all required consents, qualifications, approvals, waivers or exemptions from the non-governmental Third Parties set forth on Section 5.3(a) of the Company Disclosure Letter, in each case that are necessary to consummate the Merger and (iv) converting any short-term investments (as classified in the consolidated financial statements of the Company and its Subsidiaries) into cash as of the Closing at the reasonable discretion of Parent and executing and delivering any additional documents or instruments, in each case to the extent necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents.

(b) Without limiting the foregoing, (i) each of the Company, Parent and Merger Sub shall use its reasonable best efforts to make promptly (and in any event no later than five (5) Business Days following the date hereof) any required submissions under the HSR Act and any other Antitrust Law that the Company and Parent determines should be made, in each case with respect to the Merger and the transactions contemplated hereby and (ii) Parent, Merger Sub and the Company shall cooperate with one another (A) in promptly determining whether any filings are required to be or should be made or consents, approvals, permits or authorizations are required to be or should be obtained under any foreign Law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other Contracts material to the Company’s business in connection with the consummation of the transactions contemplated by this Agreement and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Action by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Action or threat, (3) promptly inform the other party of any material communication concerning the HSR Act or other Antitrust Law to or from any Governmental Entity regarding the Merger and (4) furnish to the other party such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the HSR Act and any other Antitrust Law. Except as may be prohibited by any Governmental Entity, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any suit, claim, action, investigation or proceeding under or relating to the HSR Act or any other Antitrust Law. Each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with any such legal proceeding. Parent shall pay all required filing fees in connection with the performance of the Company, Parent and Merger Sub under this Section 5.3.

(c) Notwithstanding anything herein to the contrary, neither Parent nor any of its Affiliates shall be required to, nor shall the Company (without the consent of Parent, which may be withheld in Parent’s sole discretion, provided Parent has otherwise complied with the requirements of this Section 5.3), negotiate, commit to or effect by Order or otherwise, the sale, divestiture or disposition of any assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto or enter into any Order, accept any undertaking or condition or otherwise take or commit to take actions that would limit Parent’s, the Company’s or their respective Affiliates’ freedom of action with respect to, or ability to retain, any of their businesses, product lines or assets, or otherwise limit Parent’s or its Affiliates’ ability to receive the full benefits of this Agreement (each, a “Regulatory Action”), if such Regulatory Action would, in each case, have a material adverse effect, individually or in the aggregate, on Parent, the Company, and their Affiliates combined. In no event shall Parent or Merger Sub be required to (nor will the Company, without Parent’s consent, which may be withheld at Parent’s sole discretion) pay any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the transaction contemplated by this Agreement under any Contract.

(d) Each of the Company, on the one hand, and Parent and Merger Sub, on the other, shall promptly (and in any event within five (5) Business Days) notify the other party in writing if it believes that such party has breached any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, reasonably be likely to result in a failure of a condition set forth in Section 6.2 or Section 6.3 if continuing on the Closing Date.

(e) If any Antitakeover Law is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board of Directors (or a committee thereof) shall promptly grant such approvals and use commercially reasonable efforts to take such other lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Merger, as the case may be, and otherwise take such other commercially reasonable and lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

(f) Subject to Section 5.3, in the event that any litigation or other Action is commenced by a Governmental Entity challenging the Merger and the transactions contemplated by this Agreement and such litigation or Action seeks, or would reasonably be expected to seek, to prevent consummation of the Merger and the transactions contemplated by this Agreement, Parent shall use reasonable best efforts to resolve any such litigation or Action and each of the Company, Parent and Merger Sub shall cooperate in good faith with each other and use its respective reasonable best efforts to contest any such litigation or Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the transactions contemplated by this Agreement.

(g) Prior to the Closing or the earlier termination of this Agreement, Parent shall not, and shall not permit its Affiliates to, acquire or enter into a definitive written agreement to acquire any Person set forth in Section 5.3(g) of the Company Disclosure Letter, if such acquisition would reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under the HSR Act or any other Antitrust Laws with respect to the Merger and the transactions contemplated by this Agreement.

Section 5.4 Proxy.

(a) Proxy Statement. As promptly as practicable after the date hereof, the Company shall prepare the Proxy Statement and the Company shall cause the Proxy Statement to be filed with the SEC as soon as practicable after the date hereof, and in any event no later than the date that is twenty-four (24) days following the date hereof. Parent and Merger Sub shall furnish all information as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. Subject to and without limiting the rights of the Company Board of Directors pursuant to Section 5.6, the Proxy Statement shall include the Company Recommendation.

(b) SEC Comments. The Company will use its reasonable best efforts to respond as promptly as practicable to any comments made by the SEC with respect to the Proxy Statement. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will promptly supply Parent with copies of all correspondence between the Company or any of the Company Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the transactions contemplated by this Agreement. Prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent with an opportunity to review and comment on such document or response and will give due consideration to all reasonable comments proposed by Parent. As promptly as practicable after the clearance (which shall include upon expiration of the ten (10) day period after filing in the event the SEC does not review the Proxy Statement) of the Proxy Statement by the SEC (the “SEC Clearance Date”), the Company shall mail the Proxy Statement and all other proxy materials to the holders of shares of Company Common Stock and, if necessary in order to comply with applicable securities Law, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies.

(c) Information Supplied. Each of Parent and the Company agrees, as to it and its Affiliates and Representatives, that none of the information supplied or to be supplied by Parent or the Company, as applicable, expressly for inclusion or incorporation by reference in the Proxy Statement or any other documents filed or to be filed with the SEC in connection with the transactions contemplated hereby, will, as of the time such documents (or any amendment thereof or supplement thereto) are mailed to the holders of shares of Company Common Stock and at the time of the Stockholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Law and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Stockholders Meeting, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement, Parent shall promptly inform the Company and, if requested by Parent, the Company shall amend or supplement the Proxy Statement promptly to disclose such event or circumstance. If at any time prior to the Stockholders Meeting, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent and, if requested by Parent, the Company shall amend or supplement the Proxy Statement promptly to disclose such event or circumstance. Without limitation of the foregoing, if at any time prior to the Stockholders Meeting any event shall occur that is required by applicable Law to be described in the Proxy Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the Company Common Stockholders.

Section 5.5 Stockholders Meeting.

(a) Unless this Agreement is validly terminated pursuant to, and in accordance with, Article VII, the Company shall duly call, give notice of and hold the Stockholders Meeting as promptly as practicable following the date on which the Proxy Statement is mailed to the Company Common Stockholders; provided that, without the prior written consent of Parent, (i) the Stockholders Meeting shall not be held later than forty-five (45) calendar days after the SEC Clearance Date and (ii) the Company may not adjourn or postpone the Stockholders Meeting; provided that nothing herein shall prevent the Company from postponing or adjourning the Stockholders Meeting (x) if there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Stockholders Meeting to constitute a quorum at the Stockholders Meeting, (y) if the Company is required to postpone or adjourn the Stockholders Meeting by an Order or a request from the SEC or its staff or (z) to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company Common Stockholders within a reasonable amount of time in advance of the Stockholders Meeting.

(b) The Company shall establish a record date for purposes of determining Company Common Stockholders entitled to notice of and vote at the Stockholders Meeting (the “Record Date”). Once the Company has established the Record Date, the Company shall not change such Record Date or establish a different record date for the Stockholders Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

(c) At the Stockholders Meeting, unless there has been a Company Adverse Recommendation Change, (i) the Company Board of Directors shall make the Company Recommendation and (ii) the Company shall use reasonable best efforts to solicit the Company Required Vote. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with, Article VII, this Agreement shall be submitted to the Company Common Stockholders for the purpose of obtaining the Company Required Vote. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Company Required Vote. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than procedural matters) that the Company shall propose to be acted on by the Company Common Stockholders at the Stockholders Meeting.

(d) Promptly after the execution of this Agreement, the Company will contact the stockholders set forth on Section 5.5(d) of the Company Disclosure Letter and request that such stockholders execute Voting Agreements in substantially the form attached hereto as Exhibit A, and use commercially reasonable efforts to respond to any questions from such stockholders regarding the Voting Agreement, including by permitting Parent to discuss the Voting Agreement with such stockholders directly.

Section 5.6 No Solicitation of Transactions.

(a) Within one (1) Business Day following the date hereof, the Company will cause its Subsidiaries and its and their respective Representatives to immediately cease all discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal and request such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiaries made available to such Person in connection with a potential Acquisition Proposal. Except as expressly permitted by Section 5.6(b), from the date hereof until the earlier of the Effective Time or the termination of this Agreement, the Company will not and will not authorize or knowingly permit any Subsidiary, or Representative to, directly or indirectly:

(i) initiate, solicit, propose, knowingly encourage (including by providing information) or take any action to knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

(ii) engage in, continue or otherwise participate in any discussions (other than to refer to this Agreement) or negotiations regarding, or provide any non-public information or data concerning, or afford access to the business, properties, assets, books, records or personnel of, the Company or any of its Subsidiaries to any Person relating to, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

(iii) approve, endorse, recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement (which, for the avoidance of doubt, excludes any Acceptable Confidentiality Agreement) relating to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; or

(iv) resolve or agree to do any of the foregoing.

The Company represents and warrants that neither it nor any of its Subsidiaries is a party to any Contract containing a standstill or similar obligation of a third party to the Company or any of its Subsidiaries that does not terminate in accordance with its terms in connection with public announcement of the execution of this Agreement.

(b) Notwithstanding anything to the contrary contained in Section 5.6(a), at any time prior to, but not after, obtaining the Company Required Vote, the Company may:

(i) provide information or afford access to the business, properties, assets, books, records, or to any personnel of the Company in response to a request therefor to a Third Party (and its Representatives and financing sources) who has made a bona fide written Acquisition Proposal after the date hereof that was not solicited in material violation of this Section 5.6 if and only if, prior to providing such information, the Company has received from such Third Party so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within twenty-four (24) hours) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to such Third Party making such Acquisition Proposal that is given such access and that was not previously made available to Parent or its Representatives; or

(ii) engage or participate in any discussions or negotiations with a Third Party who has made such an unsolicited bona fide written Acquisition Proposal;

provided that, prior to taking any action described in Section 5.6(b)(i) or Section 5.6(b)(ii), (A) the Company Board of Directors (or a committee thereof) shall have determined in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, and (B) the Company Board of Directors (or a committee thereof) shall have determined in good faith, based on the information then available and after consultation with its independent financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal; provided, further, that the Company and its Representatives may contact such Third Party to clarify the terms and conditions of such Acquisition Proposal prior to making any such determinations.

(c) Except as expressly provided by Section 5.6(d), Section 5.6(e) or Section 5.6(f), at any time after the date hereof, neither the Company Board of Directors nor any committee thereof nor any of the directors, whether acting in their individual capacity or as a director, shall:

(i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent or the Merger Sub, the Company Recommendation with respect to the Merger, (B) adopt, approve or recommend to the Company Common Stockholders or propose to adopt, approve or recommend to the Company Common Stockholders an Acquisition Proposal, (C) fail to make a Required Reaffirmation within seven (7) Business Days after Parent so requests in writing; provided that such failure shall not be a Company

Adverse Recommendation Change if the Company shall have previously made a Required Reaffirmation on two (2) or more occasions or within the thirty (30) days immediately preceding such request; provided, further, that such failure shall not be a Company Adverse Recommendation Change if there shall not have been, at the time of such request, a publicly announced Acquisition Proposal that has not been withdrawn, (D) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal or (E) fail to include the Company Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Adverse Recommendation Change”); provided that, for the avoidance of doubt, none of (1) the determination by the Company Board of Directors (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal, or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.6(d) will in and of itself constitute a Company Adverse Recommendation Change; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into any Acquisition Agreement relating to any Acquisition Proposal.

(d) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Required Vote, if the Company has received a bona fide written Acquisition Proposal from any Person that is not withdrawn and that the Company Board of Directors (or a committee thereof) concludes in good faith constitutes a Superior Proposal, then (x) the Company Board of Directors (or a committee thereof) may effect a Company Adverse Recommendation Change with respect to such Superior Proposal, or (y) the Company Board of Directors (or a committee thereof) may authorize the Company to terminate this Agreement to enter into an alternative Acquisition Agreement with respect to such Superior Proposal, if and only if:

(i) the Company Board of Directors (or a committee thereof) determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable Law;

(ii) the Company shall have complied in all material respects with its obligations under this Section 5.6 with respect to such Acquisition Proposal;

(iii) the Company shall have provided prior written notice to Parent at least three (3) Business Days in advance (the “Notice Period”), to the effect that the Company Board of Directors has received a bona fide written Acquisition Proposal that is not withdrawn and that the Company Board of Directors (or a committee thereof) concludes in good faith constitutes a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the Company Board of Directors (or a committee thereof) has resolved to effect a Company Adverse Recommendation Change and/or to terminate this Agreement pursuant to Section 7.1(d), which notice shall specify the basis for such Company Adverse Recommendation Change and/or termination, including the identity of the party making the Superior Proposal and the material terms thereof (including copies of all material documents relating to the Superior Proposal, including, for the avoidance of doubt, a copy of the proposed merger agreement); and

(A) prior to effecting such Company Adverse Recommendation Change or termination, the Company shall, and shall cause their financial and legal advisors to, during the Notice Period, negotiate with Parent and its Representatives in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided that in the event of any material revisions to the Acquisition Proposal that the Company Board of Directors has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.6 (including this Section 5.6(d)) with respect to such new written notice; provided, further, that the Notice Period with respect to such new written notice shall expire upon the end of the second (2nd) Business Day after the delivery of such new written notice; and

(B) any such termination shall be in accordance with Section 7.1(e), including the payment of the Company Termination Fee in accordance with Section 7.2(b).

(e) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Required Vote, the Company Board of Directors (or a committee thereof) may, in response to a material development or change in material circumstances not relating to any Acquisition Proposal, which development or change first occurred or arose after the date hereof and the existence and material consequences of which development or change were not known by the Company Board of Directors at or prior to the date hereof (such material development or change in circumstances, an “Intervening Event”), make a Company Adverse Recommendation Change if the Company Board of Directors (or a committee thereof) determines in good faith, after consultation with its financial advisor and outside legal counsel, that, in light of such Intervening Event, the failure of the Company Board of Directors to effect such a Company Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law; provided that the Company Board of Directors shall not be entitled to exercise its right to make a Company Adverse Recommendation Change pursuant to this Section 5.6(e) unless the Company has (i) provided to Parent at least three (3) Business Days prior written notice (unless the Intervening Event arises fewer than four (3) Business Days prior to the Stockholders Meeting, in which case such notice shall be given as promptly as practicable prior to the Stockholders Meeting), which notice shall set forth in reasonable detail the basis for such Company Adverse Recommendation Change, and (ii) during such three (3) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to make such adjustments in the terms and conditions of this Agreement in such a manner that obviates the need for a Company Adverse Recommendation Change as a result of such Intervening Event.

(f) Nothing contained in this Section 5.6 shall be deemed to prohibit the Company or the Company Board of Directors (or a committee thereof) from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal or this Agreement, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to Company Common Stockholders), provided that the Company shall not effect or disclose pursuant to such rules or otherwise a position that constitutes a Company Adverse Recommendation Change unless otherwise specifically permitted by this Section 5.6, (ii) making any “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or (iii) informing any Person of the existence of the provisions contained in this Section 5.6.

(g) The Company agrees that it will promptly (and, in any event, within twenty-four (24) hours) notify Parent if any proposals or offers with respect to an Acquisition Proposal are received by, or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives from or by, respectively, any Third Party indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, and a summary of the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent reasonably informed, on a prompt basis or upon Parent’s reasonable request, of the status and terms of any such proposals or offers (including any amendments thereto) and any material change in the status of any such discussions or negotiations.

(h) The Company agrees that in the event any of its Representatives takes any action that, if taken by the Company, would constitute a material breach of this Section 5.6, then the Company shall be deemed to be in breach of this Section 5.6.

Section 5.7 Public Announcements. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent, and thereafter the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided that (i) a party hereto may, without the prior consent of the other parties hereto, issue such press release or make such public statement as may be required by Law or Order or the applicable rules of the NYSE if it has used its commercially reasonable efforts to consult with the other parties hereto and to obtain such party’s consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made, (ii) the Company will not be obligated to engage in such consultation with respect to communication that are (1) principally directed to employees, customers, partners or vendors so long as such communications are consistent with previous releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party), or (2) relating to a Superior Proposal, Company Adverse Recommendation Change or “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

Section 5.8 Litigation. Without limiting the obligations of the parties hereto in Section 5.3, each of Parent, Merger Sub and the Company agrees to use its commercially reasonable efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging, or seeking damages or other relief arising out of or as a result of, the Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any Order adversely affecting the ability of the parties hereto to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity promptly vacated or reversed (“Transaction Litigation”); provided that the Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any Transaction Litigation, and the right to consult on the settlement with respect to such Transaction Litigation, and the Company will in good faith take such comments into account; provided further that the Company shall not settle or compromise any Transaction Litigation without Parent’s prior written consent (such consent not to be unreasonably conditioned, withheld or delayed). Following the Effective Time, the Company and Indemnified Persons may continue to retain counsel of their choice retained prior to the Effective Time to defend any Transaction Litigation.

Section 5.9 Directors’ and Officers’ Indemnification and Insurance.

(a) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall indemnify, advance expenses to, and hold harmless all past and present officers and directors of the Company (“Indemnified Persons”) to the same extent and in the same manner such persons are indemnified as of the date hereof by the Company pursuant to any indemnification agreements between such Indemnified Persons and the Company, the DGCL, the Company Certificate of Incorporation and the Company Bylaws for acts or omissions occurring at or prior to the Effective Time; provided that in the case of advancement of expenses, any person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advance if it is ultimately determined that such person is not entitled to indemnification. The Certificate of Incorporation and the Bylaws of the Surviving Corporation will contain provisions with respect to exculpation, advancement and indemnification that are at least as favorable to the Indemnified Persons as those contained in the Company Certificate of Incorporation and the Company Bylaws as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of not less than six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such a modification is required by Law.

(b) From the Effective Time until the sixth (6th) anniversary of the Effective Time, Parent and the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors, officers, employees or agents of the Company occurring prior to the

Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date hereof in the form delivered by the Company to Parent prior to the date hereof (the “Existing D&O Policy”), to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided that: (i) Parent and the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage, including a “tail” insurance policy; and (ii) the Surviving Corporation shall not be required to pay aggregate premiums over such six (6) years for the Existing D&O Policy (or for any substitute or “tail” policies) in excess of 300% of the amount of the current annual premium of the Existing D&O Policy.

(c) The rights set forth in this Section 5.9 are in addition to, and not in limitation of, and Parent shall, and shall cause the Surviving Corporation to, enforce and honor, to the fullest extent permitted by Law for a period of six (6) years from the Effective Time, the rights otherwise available to the current officers and directors of the Company and its Subsidiaries by Law, charter, bylaw or Contract, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their Representatives.

(d) In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

Section 5.10 Conveyance Taxes. The Company and Parent shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes that become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

Section 5.11 Delisting. Each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the NYSE and terminate registration under the Exchange Act; provided that such delisting and termination shall not be effective until or immediately after the Effective Time.

Section 5.12 Financing Cooperation.

(a) From the date hereof until the earlier of the Closing or the earlier termination of this Agreement in accordance with Article VII, the Company shall use commercially reasonable efforts to provide to Parent, and to cause its Representatives to provide or cause to be provided to Parent, on a reasonably timely basis and at Parent’s sole expense, customary cooperation reasonably requested by Parent in connection with the arrangement and consummation of Parent’s Debt Financing (provided that, in all cases, such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries, is customary for a senior secured credit facility financing and does not delay or postpone the Closing), including (i) providing to Parent and its Representatives pertinent financial and other information regarding the Company as shall be reasonably available to Company and reasonably be requested by Parent, including providing (x) historical financial information regarding the Company reasonably requested by Parent and reasonably available to Company in order for Parent to prepare the pro forma financial information required in Parent’s debt commitment letter (if any) related to Parent’s Debt Financing, provided, that in no event shall the Company or its Representatives be required to provide pro forma financial statements or projections (provided that the Company agrees to use commercially reasonable efforts to cooperate with Parent in its preparation of such materials), (y) information related to the Company required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (z) customary information necessary to assist Parent in completing customary disclosure schedules required by Parent’s Debt Financing; (ii) participating (and using commercially reasonable efforts to cause representatives of senior management to participate) in a reasonable and limited number of requested meetings (including customary one-on-one meetings that are requested in advance with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, Parent’s Debt Financing and representatives of the Company’s senior management), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with Parent’s Debt Financing, and otherwise cooperating with the marketing efforts for any of Parent’s Debt Financing (including assisting with the timely preparation by Parent of materials for offering documents, bank information memoranda and similar documents); (iii) cooperating with Parent to obtain customary and reasonable corporate and facilities ratings; (iv) providing executed customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities and execute ratings agency engagement letters as required in connection with Parent’s Debt Financing (provided that the Company shall not be required to pay any cost or expenses relating to rating agency engagement letters); (v) execution and delivery of customary definitive financing documentation for Parent’s Debt Financing, including pledge and security documents, guarantees, a customary closing certificate with respect to solvency matters, providing reasonable and customary information reasonably available to the Company and required in connection with the pledging and identification of bank accounts, insurance and intellectual property to the extent required to close Parent’s Debt Financing and delivering stock certificates for certificated securities of the Company and its Subsidiaries (with transfer powers executed in blank); (vi) taking all corporate or similar administrative or organizational actions reasonably necessary to permit the consummation of Parent’s Debt Financing on the Closing Date and causing the direct borrowing or incurrence of all of the proceeds of Parent’s Debt Financing by the Surviving Corporation or any of its Subsidiaries concurrently with or immediately following the Effective Time; and (vii) obtaining a customary payoff letter with respect to the Company Existing Credit Facility and, subject to repayment of such Indebtedness on the Closing Date, collateral releases.

(b) Notwithstanding the provisions of this Section 5.12, nothing in this Agreement will require the Company or any of its Subsidiaries or Representatives to (i) waive or amend any terms of this Agreement or agree to pay any commitment or other fees or bear or reimburse any fees, costs or expenses (including legal and accounting) or make any payment to obtain consent or to incur any liability, in each case for which it has not received or otherwise become entitled to reimbursement or is not otherwise indemnified by or on behalf of Parent, in each case in connection with Parent’s Debt Financing, (ii) execute or deliver any certificate, document or agreement that is not contingent upon Closing or that would be effective prior to the Closing Date (other than customary authorization letters and ratings agency engagement letters in respect of Parent’s Debt Financing), (iii) give any indemnities the effectiveness of which is not conditioned on the occurrence of the Closing, (iv) take any action that will conflict with or violate its organizational documents or any applicable Law, cause any covenant, representation or warranty in this Agreement to be breached, or cause any closing condition in this Agreement to fail to be satisfied, (v) provide assistance or cooperate with Parent in connection with Parent’s Debt Financing to the extent it would interfere unreasonably with the business or operations of the Company or any of its Subsidiaries or result in any Encumbrance being placed on any of its assets prior to the Closing, (vi) require the Company, its Subsidiaries or their respective directors, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to Parent’s Debt Financing (other than customary authorization letters and ratings agency engagement letters) that is not contingent upon the Closing or that would be effective prior to the Closing and the directors and managers of the Company and its Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which Parent’s Debt Financing is obtained (other than customary authorization letters and ratings agency engagement letters, in each case, which are effective prior to the Closing, (vii) provide any legal opinion or other opinion of counsel, or any information that would, in its good faith opinion, result in a violation of applicable law or loss of attorney-client privilege, (viii) delay or postpone the Closing to accommodate any marketing period for Parent’s Debt Financing or (ix) issue any offering or information document for a bond offering. In no event shall the Company be in breach of this Agreement because of the failure to deliver any financial or other information that is not currently readily available to the Company on the date hereof or is not otherwise prepared in the ordinary course of business of the Company at the time requested by Parent or for the failure to obtain review of any financial or other information by its accountants that is not reviewed in the ordinary course of business of the Company at the time requested by Parent.

(c) Parent shall, promptly (and in any event within three (3) Business Days) upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company or its Subsidiaries in connection with the cooperation of the Company, its Subsidiaries and their respective Representatives with the arrangement of Parent’s Debt Financing (including attorneys’ and accountants’ fees, costs and other out-of-pocket expenses). Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, Taxes, claims, costs, expenses, interest, awards, judgments, penalties and reasonable and documented costs and expenses (including attorneys’ and auditors’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) suffered or incurred by any of them in connection with the arrangement and consummation of Parent’s Debt Financing and the performance of their respective obligations under this Section 5.12 and any information utilized in connection therewith or any actions taken and documents delivered pursuant to this Section 5.12. Parent shall ensure that any information provided to the Parent or the Debt Financing Sources under this Agreement, including in connection with Parent’s Debt Financing, shall be subject to the Confidentiality Agreement, and shall indemnify and hold harmless the Company for any losses or liabilities arising from a breach thereof in connection with Parent’s Debt Financing. This Section 5.12(c) shall survive the consummation of the Closing and any termination of this Agreement, and is intended to benefit, and may be enforced by, the Company, its Subsidiaries and their respective Representatives and their respective heirs, executors, estates, personal representatives, successors and assigns who are each third party beneficiaries of this Section 5.12(c), and shall be binding on all successors and assigns of Parent.

(d) Notwithstanding anything to the contrary in this Agreement, the conditions set forth in Section 6.2(b), as it applies to the Company’s obligations under this Section 5.12, shall be deemed to be satisfied unless the Company has knowingly and willfully materially breached its obligations under this Section 5.12.

(e) The Company hereby consents to the use of its logos in connection with Parent’s Debt Financing; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or any of its respective products, services or intellectual property rights.

(f) Parent shall (i) keep the Company reasonably informed of material developments in respect of its efforts to document and arrange any debt financing and (ii) promptly (and in any event within two (2) Business Day) upon the reasonable request of the Company, provide the Company with copies of any debt commitment letters and fee letters (subject to customary redaction for commercially sensitive economic terms) entered into by Parent or Merger Sub and any other material definitive debt financing agreements.

Section 5.13 Section 16 Matters. Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary to cause the transactions contemplated by this Agreement, including any dispositions of shares of Company Common Stock (including any Company Common Stock Options or shares of Company Restricted Stock) by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act.

Section 5.14 Employee Benefits.

(a) During the one-year period commencing at the Effective Time (or, if earlier, until the termination of employment of the relevant employee), Parent shall provide to the employees of the Company and its Subsidiaries who are employed by the Company or its Subsidiaries in the United States as of the day prior to the Effective Time (the “Continuing Employees”) compensation and benefits (but excluding any equity-based compensation) that are in the aggregate not materially less favorable than the compensation and

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benefits (but excluding any equity-based compensation) being provided to the Continuing Employees immediately prior to the Effective Time under the Company Benefit Plans. Each Continuing Employee shall, to the extent permitted by applicable Law, receive full credit for purposes of eligibility and vesting. With respect to any health benefit plans maintained by Parent for the benefit of the Continuing Employees located in the United States, subject to any applicable plan provisions, contractual requirements or applicable Law, Parent shall: (i) use commercially reasonable efforts to cause to be waived any eligibility requirements or pre-existing condition limitations in the plan year in which the Effective Time occurs, to the extent satisfied or waived under a similar Company Benefit Plan as of the Effective Time and (ii) give effect, in determining any deductible maximum out-of-pocket limitations in the plan year in which the Effective Time occurs, to amounts paid by such Continuing Employees with respect to substantially similar plans maintained by the Company or its Subsidiaries during the plan year in which the Effective Time occurs.

(b) Nothing in this Agreement shall be deemed to (i) require or guarantee employment for any period of time for, or preclude the ability of Parent or the Surviving Corporation or any of their Affiliates to terminate, any Continuing Employee at any time and for any or no reason, (ii) require Parent or the Surviving Corporation to establish or continue any benefit or compensation plan, program, agreement or arrangement or prevent the amendment, modification or termination thereof at any time, or (iii) establish or amend any benefit or compensation plan, program, agreement or arrangement. The parties hereto acknowledge and agree that this Section 5.14 is included in this Agreement for the sole benefit of the parties hereto, and that nothing in this Agreement, whether express or implied, shall be construed to create any third-party beneficiary or other rights in any other Person, including any employees or former employees of the Company, any of its Subsidiaries or Affiliates or any Continuing Employee, or any dependent or beneficiary thereof, other than the parties hereto.

Section 5.15 Repatriation. The Company and its Subsidiaries will use their commercially reasonable efforts (in the manner reasonably requested in writing by Merger Sub or Parent) to distribute or cause to be distributed to the Company immediately before the Closing any cash balances held by any of its foreign Subsidiaries.

Section 5.16 Termination of Investor Rights Agreement. The Company shall use its reasonable best efforts to cause the termination, without further liabilities or obligations on the part of the Company, of that certain Fourth Amended and Restated Investor Rights Agreement, dated as of December 11, 2007, at or prior to the Closing.

Section 5.17 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the parties hereto to effect the Merger on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Company Required Vote. The Company Required Vote shall have been obtained.

(b) No Order. No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, issued, promulgated, enforced or entered that is in effect and that prevents or prohibits consummation of the Merger.

(c) HSR Act or other Antitrust Law. The applicable waiting periods, together with any extensions thereof, under the HSR Act or any other applicable pre-clearance requirement of any foreign competition or Antitrust Law set forth on Section 6.1 of the Company Disclosure Letter shall have expired or been terminated.

Section 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger on the Closing Date are also subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. (i) Other than the representations and warranties set forth in Section 3.1(a) (Organization), Section 3.2 (Authority for Agreement), Section 3.3(a) (Capitalization), Section 3.18 (Brokers) and Section 3.20 (Anti-Takeover Provisions), the representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such failures to be so true and correct that, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect, (ii) the representations and warranties set forth in Section 3.1(a) (Organization), Section 3.2 (Authority for Agreement), Section 3.18 (Brokers) and Section 3.20 (Anti-Takeover Provisions) shall be true and correct in all material respects (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (iii) the representations and warranties set forth in Section 3.3(a) (Capitalization) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure to be so true and correct would not, individually or in the aggregate, increase the aggregate consideration payable pursuant to this Agreement by more than $2,000,000. Parent shall have received a certificate of an executive officer of the Company on its behalf to the foregoing effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate of an executive officer of the Company on its behalf to the foregoing effect.

(c) No Material Adverse Effect. Since the date hereof, there shall not have occurred a Company Material Adverse Effect that is continuing as of the Closing.

Section 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger on the Closing Date is also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date). The Company shall have received a certificate signed by an executive officer of Parent on its behalf to the foregoing effect.

(b) Agreements and Covenants. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of an executive officer of Parent to that effect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger (and the other transactions contemplated by the Transaction Documents) may be abandoned at any time prior to the Effective Time (notwithstanding if the Company Required Vote has been obtained or Parent has adopted this Agreement as the sole stockholder of Merger Sub):

(a) by the mutual written consent of the Company and Parent, which consent shall have been approved by the action of their respective Boards of Directors;

(b) by the Company or Parent, if any Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action, in either case permanently enjoining, restraining or otherwise prohibiting the Merger, and such Order or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (b) shall not have initiated the proceeding with respect to such Order, taken any action in support of such Order or failed to use such efforts as required by Section 5.3 to prevent and oppose such Order or other action;

(c) by either Parent or the Company, if at the Stockholders Meeting (giving effect to any adjournment or postponement thereof), the Company Required Vote shall not have been obtained;

(d) by the Company in order to enter into an Acquisition Agreement for a Superior Proposal; provided that this Agreement may not be so terminated unless (i) the Company Board of Directors (or a committee thereof) shall have complied with the applicable procedures set forth in Section 5.6 (other than (x) any unauthorized or materially cured breaches thereof or (y) any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal) and (ii) the payment as required by Section 7.2(b) has been made in full to Parent;

(e) by Parent if the Company Board of Directors (or a committee thereof) shall have made a Company Adverse Recommendation Change;

(f) by either Parent or the Company, at any time prior to the Effective Time if the Effective Time has not occurred by 11:59 p.m., Eastern time, on December 10, 2016 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 7.1(f) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to occur on or before such date;

(g) by Parent, if (i) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) if continuing on the Closing Date and (ii) such breach (A) shall not have been cured before the Termination Date, (B) is not reasonably capable of being cured before the Termination Date or (C) the Company does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(g) if such breach by the Company is so cured); provided that Parent may not terminate this Agreement pursuant to this Section 7.1(g) if Parent or Merger Sub is then in material breach of any of its representations, warranties, agreements or covenants contained in this Agreement;

(h) by the Company, if (i) there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) if continuing on the Closing Date (other than a breach of Section 5.12) and (ii) such breach (A) shall not have been cured before the Termination Date, (B) is not reasonably capable of being cured before the Termination Date or (C) Parent or Merger Sub does not within thirty (30) days after receipt of written notice thereof initiate and sustain commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(h) if such breach by Parent or Merger Sub is so cured); provided that the Company may not terminate this Agreement pursuant to this Section 7.1(h) if the Company is then in material breach of any of its representations, warranties, agreements or covenants contained in this Agreement; or

(i) by Parent (if Parent and Merger Sub are not in material breach of their representations, warranties, covenants and agreements under this Agreement), if the Company shall have breached any of its obligations under Section 5.6 (No Solicitation of Transactions) (other than (y) any unauthorized or materially cured breaches thereof or (z) any immaterial or inadvertent breaches thereof not intended to result in an Acquisition Proposal).

The party desiring to terminate this Agreement pursuant to subsection (b), (c), (d), (e), (f), (g), (h) or (i) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision or provisions hereof pursuant to which such termination is effected. The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, or any of their respective Affiliates or Representatives, whether prior to or after the execution of this Agreement.

Section 7.2 Expenses.

(a) Expense Allocation. Except as otherwise provided in this Agreement, all fees and expenses incurred in connection with the Transaction Documents, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fee or expense whether or not the Merger is consummated.

(b) Company Termination Fee. If:

(i) (A) this Agreement is terminated pursuant to (x) Section 7.1(c) (No Vote) or (y) Section 7.1(g) (Company Breach) due to a willful breach by the Company, (B) prior to the Stockholders Meeting an Acquisition Proposal was announced, or otherwise made publicly known, and not withdrawn or abandoned and (C) within twelve (12) months following the Stockholders Meeting, the Company consummates an Acquisition Proposal with a Third Party (for purposes of this subsection, each reference to 20% in the definition of Acquisition Proposal shall be replaced with 50%);

(ii) this Agreement is terminated pursuant to Section 7.1(d) (Superior Proposal);

(iii) this Agreement is terminated pursuant to Section 7.1(e) (Adverse Recommendation); or

(iv) this Agreement is terminated pursuant to Section 7.1(i) (Breach of No Solicitation).

then the Company shall pay to Parent or its designee the Company Termination Fee (I) in the case of Section 7.2(b)(i), substantially concurrently with the consummation of such Acquisition Proposal, (II) in the case of Section 7.2(b)(ii), concurrently with such termination or (III) in the case of Section 7.2(b)(iii) or Section 7.2(b)(iv), within two (2) Business Days after such termination, in each case by wire transfer of immediately available funds to an account specified in writing by Parent. For the avoidance of doubt, in no event shall the Company be obligated to pay, or cause to be paid, the Company Termination Fee on more than one occasion.

(c) Sole Remedy. If the Company becomes obligated to pay the Company Termination Fee pursuant to Section 7.2(b), Parent and Merger Sub agree that Parent’s right to receive the Company Termination Fee from the Company shall be Parent’s and Merger Sub’s sole and exclusive remedy against the Company and the Company Group and, upon payment of the Company Termination Fee, neither the Company nor any member of the Company Group shall have any liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the transactions contemplated hereby

(d) Acknowledgment. The parties hereto acknowledge that (i) the agreements contained in this Section 7.2 are an integral part of the transactions contemplated in this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to

Section 7.2(b) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby and (iii) without the agreements contained in this Section 7.2, the parties hereto would not have entered into this Agreement.

Section 7.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent and Merger Sub or the Company, except that the provisions of Section 5.12(c), Section 7.1, Section 7.2, this Section 7.3 and Article VIII (and the defined terms referenced therein) shall survive such termination. Notwithstanding anything to the contrary contained in this Agreement, the termination of this Agreement shall not relieve any party from any liability for any intentional and material breach of this Agreement or intentional fraud. Without limiting the generality of the foregoing, Parent and Merger Sub acknowledge and agree that any failure of Parent to cause the Closing to be effected in accordance with Section 1.2 following satisfaction of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) will be deemed to constitute an intentional and material breach of a covenant of this Agreement by Parent and Merger Sub. The Confidentiality Agreement shall not be affected by a termination of this Agreement.

Section 7.4 Amendment. This Agreement may be amended by the parties hereto in writing by action of their respective Boards of Directors at any time before or after the Company Required Vote has been obtained and prior to the filing of the Certificate of Merger with the Delaware Secretary; provided that, after the Company Required Vote shall have been obtained, no such amendment, modification or supplement shall be made that by Law requires the further approval of the Company Common Stockholders without such further approval. This Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties hereto.

Section 7.5 Extension; Waiver. At any time prior to the Effective Time, each of the Company, Parent and Merger Sub may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the provisions of Section 7.4, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party hereto against whom the waiver is to be effective. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. Notwithstanding anything to the contrary contained herein, no modification, waiver or termination of Section 7.3, Section 8.5(a), Section 8.6(b), Section 8.10, Section 8.11 and this sentence of Section 7.5 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) prior to the Closing that is adverse to the interests of any Debt Financing Source, in its capacity as such, will be effective against such Debt Financing Source without the prior written consent of either such Debt Financing Source or of one of its affiliates or Representatives party to Parent’s debt commitment letter.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto in this Agreement that by its terms contemplates performance after the Effective Time.

Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any section of this Agreement) and shall be deemed given (and duly received) if delivered personally, sent by overnight courier to the parties hereto or sent by e-mail at the following addresses:

if to Parent, to

Project Brady Holdings, LLC

c/o Thoma Bravo, LLC

600 Montgomery Street, 20th Floor

San Francisco, California 94111

E-mail: scrabill@thomabravo.com

             cvirnig@thomabravo.com

Attn:     S. Scott Crabill

             Chip Virnig

Phone:  (415) 263-3660

with a copy to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

E-mail: gerald.nowak@kirkland.com

             theodore.peto@kirkland.com

             bradley.reed@kirkland.com

Attn:     Gerald T. Nowak, P.C.

             Theodore A. Peto, P.C.

             Bradley Reed

Phone:  (312) 862-7351

if to the Company, to

Imprivata, Inc.

10 Maguire Road, Building 1, Suite 125

Lexington, MA 02421

E-mail: jmilton@imprivata.com

Attn:     John Milton, General Counsel

Phone:  (781) 674-2700

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

E-mail: kgordon@goodwinprocter.com;

             jjohnson@goodwinprocter.com;

             agoodman@goodwinprocter.com

Attn:     Kenneth J. Gordon, Esq.

             Joseph L. Johnson III, Esq.

             Andrew H. Goodman, Esq.

Phone:  (617) 570-1000

Section 8.3 Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.” Unless the context of this Agreement otherwise requires, (i) the words “hereof,” “herein” and “hereby” refer to this Agreement, (ii) words using the singular or plural form also include the plural or singular form, respectively and (iii) words of any gender include each other gender. The Company Disclosure Letter, as well as any schedules thereto and any exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to a Person are also to its permitted successors and assigns. References to “$” and “dollars” are to the currency of the United States. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.”

Section 8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 8.5 Entire Agreement; No Third-Party Beneficiaries; No Reliance.

(a) This Agreement (including the documents and instruments referred to herein, including the Confidentiality Agreement) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter of this Agreement and (ii) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, other than (i) the Indemnified Persons intended to benefit from the provisions of Section 5.9, and (ii) the Debt Financing Sources with respect to Section 7.3, the last sentence of Section 7.5, this Section 8.5(a), Section 8.6(b), Section 8.10 and Section 8.11, in each case, who shall have the right to enforce such provisions directly.

(b) Each party hereto agrees that, except for the representations and warranties contained in Article III (including the Company Disclosure Letter), and Article IV of this Agreement, neither the Company, Parent or Merger Sub makes any other representations or warranties and each hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing, including, in the case of the Company, any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or its Subsidiaries or the future business, operations or affairs of the Company or its Subsidiaries heretofore or hereafter delivered to or made available to Parent.

Section 8.6 Governing Law.

(a) This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in New Castle County, Delaware (or, if (and only if) the Court of Chancery of the State of Delaware shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware) and hereby waive the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action, or other proceeding. In furtherance of the foregoing, each of the parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in any such court, and (iii) agrees that a final judgment in any such suit, action, or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by Law. Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 8.6(a) shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

(b) Notwithstanding anything to the contrary contained in this Agreement, each party hereto: (i) agrees that it will not bring or support any Person in any proceeding before any Governmental Entity of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any of the Debt Financing Sources in any way relating to this Agreement or any of the transactions contemplated hereby, including but not limited to any dispute arising out of or relating in any way to Parent’s Debt Financing or the performance thereof or the financings contemplated thereby, in any forum other than the United States Federal and New York State courts located in the Borough of Manhattan, New York County, State of New York and (ii) agrees that, except as specifically set forth in Parent’s debt commitment letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Debt Financing Sources in any way relating to this Agreement, Parent’s Debt Financing or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided that (i) prior to the Closing, Parent and Merger Sub may assign this Agreement (in whole but not in part) to any direct or indirect wholly owned Subsidiary of Parent, provided such Subsidiary of Parent is a Delaware corporation and that such assignment shall not impair, delay or prevent the consummation of the Merger, (ii) at or after the Effective Time, Parent and Merger Sub may assign this Agreement for collateral security purposes to any lender providing financing to Parent and (iii) after the Effective Time, Parent or the Surviving Corporation may assign this Agreement, including any or all rights, interests or obligations hereunder, to any Person, including in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent or the Surviving Corporation. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 8.8 Specific Performance. The parties agree that irreparable damage for which money damages may not be an adequate remedy would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement in accordance with the terms of this Agreement. It is accordingly agreed that, in addition to any other applicable remedies at law or equity, the parties and the third party beneficiaries of this Agreement shall be entitled to seek an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Nothing in this Section 8.8 shall require the Company to seek (or limit the Company’s right to seek) specific performance under this Section 8.8 prior to or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the exercise of the Company’s right to seek specific performance pursuant to this Section 8.8 or anything set forth in this Section 8.8 reduce, restrict, or otherwise limit the Company’s right to terminate this Agreement pursuant to Article VII or pursue all applicable remedies at law, including seeking money damages. Each of the parties hereto hereby waives (x) the defense that monetary damages would be an adequate remedy in an action for specific performance and (y) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. In addition to the rights of Parent and Merger Sub hereunder, Parent and Merger Sub shall be entitled, at their sole election, to settle claims arising from or relating to this Agreement by consummating the Closing in accordance with the terms of this Agreement.

Section 8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provision hereof. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, illegal or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid, illegal or unenforceable term or provision with a valid, legal and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable term.

Section 8.10 WAIVER OF TRIAL BY JURY. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

Section 8.11 Provision Regarding Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company and each other Company Related Party hereby waives any claims against the Debt Financing Sources, in its capacity as such, relating in any way to the transactions contemplated by this Agreement and hereby agrees that in no event shall the Debt Financing Sources, in their capacities as such, have any liability or obligation to the Company or any other Company Related Party under or arising out of this Agreement, Parent’s Debt Financing or the debt commitment letter with respect thereto or the transactions contemplated hereby.

ARTICLE IX

CERTAIN DEFINITIONS

“Acceptable Confidentiality Agreement” shall mean a confidentiality agreement containing terms no less favorable in the aggregate to the Company than the terms of the Confidentiality Agreement.

“Acquisition Agreement” shall mean any letter of intent, agreement in principle, merger agreement, stock purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to an Acquisition Proposal.

“Acquisition Proposal” shall mean any inquiry, proposal or offer relating to (i) the acquisition of twenty percent (20%) or more of any class of the Equity Interests in the Company (by vote or by value) by any Third Party, (ii) any merger, consolidation, business combination, reorganization, share exchange, sale of assets, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction that would result in any Third Party acquiring assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) the acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party, directly or indirectly, of any class of Equity Interest in any entity that holds assets representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iv) any tender offer or exchange offer, as such terms are defined under the Exchange Act, that, if consummated, would result in any Third Party beneficially owning twenty (20%) or more of the outstanding shares of Company Common Stock and any other voting securities of the Company (or instruments convertible to or exchangeable for twenty percent (20%) or more of such outstanding shares or securities) or (v) any combination of the foregoing. For the avoidance of doubt, all references to “Third Party” in this definition shall include any “group” as defined pursuant to Section 13(d) of the Exchange Act.

“Action” shall mean any lawsuit, court action or other court proceeding.

“ADA” shall mean the Americans with Disabilities Act.

“ADEA” shall mean the Age Discrimination in Employment Act.

“Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Antitakeover Law” shall mean any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover Law of any state or other jurisdiction, including the provisions of any statute or regulation under the DGCL.

“Antitrust Law” shall mean any antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Law under any applicable jurisdictions, whether federal, state, local or foreign.

“Associate” of any Person shall have the meaning assigned thereto by Rule 12b-2 under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California or New York are authorized or obligated by Law or executive order to be closed.

“Certificate of Merger” shall mean the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the DGCL.

“Closing” shall mean the closing of the Merger, as contemplated by Section 1.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” shall mean each “employee benefit plan,” as defined in Section 3(3) of ERISA, and each other stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity or equity-based, deferred-compensation, employment, consulting, retirement, welfare-benefit, bonus, incentive, commission, change in control, retention, severance, separation, vacation, paid time off, or fringe benefit or other benefit or compensation plan, policy, program, contract, arrangement or agreement sponsored, maintained or contributed or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any Liability.

“Company Bylaws” shall mean the Bylaws of the Company, as in effect as of the date hereof, including any amendments.

“Company Certificate of Incorporation” shall mean the Company’s Certificate of Incorporation as in effect as of the date hereof, including any amendments.

“Company Common Stock Option” shall mean each outstanding option to purchase shares of Company Common Stock under the Company Equity Incentive Plan.

“Company Common Stock Rights” shall mean any options, warrants, convertible securities, subscriptions, stock appreciation rights, voting interest, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating the Company to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or that would otherwise alter the capitalization of the Company.

“Company Compensatory Award” shall mean each Company Common Stock Option, Company Restricted Stock, Company RSU and each other right of any kind to receive shares of Company Common Stock or benefits measured by the value of a number of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, granted under any Company Equity Incentive Plan (including stock appreciation rights, restricted stock, restricted stock units, deferred stock units and dividend equivalents), other than Company Common Stock Options.

“Company Disclosure Letter” shall mean the Company Disclosure Letter dated the date hereof and delivered by the Company to Parent prior to the execution of this Agreement.

“Company Equity Incentive Plans” shall mean the 2014 Stock Option and Incentive Plan, adopted on May 15, 2014, and the Amended and Restated 2002 Stock Option and Incentive Plan, adopted on February 13, 2002 and amended and restated on December 13, 2011.

“Company Existing Credit Facility” shall mean that certain Loan and Security Agreement, dated as of January 2009, by and between Silicon Valley Bank and Company, as amended by (i) the First Loan Modification and Reinstatement Agreement dated as of April 26, 2010, (ii) the Second Loan Modification Agreement dated as of May 24, 2011, (iii) the Third Loan Modification and Reinstatement Agreement dated as of December 12, 2012, (iv) the Fourth Loan Modification and Reinstatement Agreement dated as of February 27, 2014, (v) the Fifth Loan Modification Agreement dated as of February 19, 2015, (vi) the Sixth Loan Modification Agreement dated as of April 28, 2015 and (vii) the Seventh Loan Modification Agreement dated as of April 20, 2016.

“Company Financial Advisor” shall mean Barclays Capital Inc.

“Company Financial Statements” shall mean all of the financial statements of the Company and its Subsidiaries included in the Company Reports.

“Company Group” shall mean, collectively, the Company, its Subsidiaries or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing.

“Company Intellectual Property” shall mean Intellectual Property and Software that is used in the business of the Company or any of its Subsidiaries as currently conducted by the Company or any of its Subsidiaries and to which the Company or any of its Subsidiaries claims rights by virtue of ownership of title to such Intellectual Property and Software.

“Company Material Adverse Effect” shall mean, with respect to the Company, any Effect that is or would reasonably be expected to become materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that in no event shall any of the following, alone or in combination, or any Effect to the extent any of the foregoing results from any of the following, be taken into account in determining whether there shall have occurred a Company Material Adverse Effect: (i) changes in the Company’s stock price or trading volume, (ii) any failure by the Company to meet published revenue, earnings or other financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections, in and of itself (provided that the exception in this clause (ii) and in clause (i) shall not in any way prevent or otherwise affect a determination that any Effect underlying such failures has resulted in, or contributed to, a Company Material Adverse Effect), (iii) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry), (iv) changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world, (v) changes in conditions in the industries in which the Company and its Subsidiaries conduct business, including changes in conditions in the software industry generally or the information security industry generally (to the extent such changes in each case do not disproportionately affect the Company relative to other companies in its industry), (vi) changes in political conditions in the United States or any other country or region in the world (including the decision by the United Kingdom to leave the European Union), (vii) acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (to the extent such acts in each case do not disproportionately affect the Company), (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions in the United States or any other country or region in the world (to the extent such events in each case do not disproportionately affect the Company), (ix) the execution or announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, vendors or partners, or the identity of Parent or any of its Affiliates as the acquiror of the Company, (x) (A) any action taken, or failure to take action, in each case to which Parent has in writing expressly approved, consented to or requested, (B) any action taken in compliance with the terms of, or the taking of any action required by, this Agreement or (C) the failure to take any action prohibited by this Agreement, (xi) changes in Law, regulation or other legal or regulatory conditions (or the interpretation thereof) (to the extent such changes do not disproportionately affect the Company relative to other companies in its industry), (xii) changes in GAAP or other accounting standards (or the interpretation thereof), (xiii) solely due to the unavailability of equity, debt or other financing to Parent or Merger Sub, (xiv) any Transaction Litigation and (xv) any matters expressly set forth in the Company Disclosure Letter; provided that, for purposes of this clause (xv), the mere inclusion of a list of items such as Contracts, option grants, customers, vendors or intellectual property shall not be deemed to be disclosure of any issues under or liabilities with respect to the items on such list.

“Company Permits” shall mean all authorizations, licenses, permits, certificates, approvals and orders of all Governmental Entities necessary for the lawful conduct of the businesses of the Company and its Subsidiaries.

“Company Product” shall mean all products and services, including the provision of such products and services on a software-as-a-service, web-based application, or other service basis, provided by the Company and its Subsidiaries.

“Company Related Parties” means, collectively, the Company and its Subsidiaries and any of their respective former, current or future stockholders, managers, members, directors, officers, employees, agents, advisors, other representatives or successors or assignees of any of the foregoing.

“Company Reports” shall mean all forms, reports, statements, information and other documents (as supplemented and amended since the time of filing) filed or required to be filed by the Company with the SEC since June 30, 2014.

“Company Required Vote” shall mean the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of this Agreement.

“Company Restricted Stock” shall mean shares of Company Common Stock issued pursuant to any Company Equity Incentive Plan that are subject to specified vesting criteria.

“Company RSUs” shall mean issued and outstanding restricted stock units granted under the Company Equity Incentive Plans.

“Company Termination Fee” shall mean an amount in cash equal to $13,600,000.

“Company 10-K” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

“Confidentiality Agreement” shall mean the Confidentiality Agreement, between the Company and Thoma Bravo, LLC, dated as of May 10, 2016.

“Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, mortgage, indenture, debenture, note, option, warrant, warranty, purchase order, license, permit, franchise, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Debt Financing Sources” shall mean the Persons (other than the Company or any of its Subsidiaries) that have committed to provide or have otherwise entered into agreements to provide (including any debt commitment letter or any definitive agreements relating to Parent’s Debt Financing), in each case, Parent’s Debt Financing, and any joinder agreements or credit agreements entered into pursuant thereto, including any lenders specified in any debt commitment letter enter into in connection with Parent’s Debt Financing, together with their Affiliates, and any of their or their Affiliates’ respective current or future stockholders, managers, members, directors, officers, employees, or any successors or assignees of any of the foregoing, in each case in such Person’s capacity as such; it being understood that neither the Sponsor, Parent or Merger Sub, nor any Affiliates of or funds managed by such Persons, shall be Debt Financing Sources for any purposes hereunder.

“Delaware Secretary” shall mean the Secretary of State of the State of Delaware.

“Dissenter Shares” shall mean shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by Dissenting Stockholders.

“Dissenting Stockholder” means any holder of shares of Company Common Stock who has not voted such shares in favor of the Merger and who is entitled to assert and properly asserts appraisal rights with respect to such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL, and who has not effectively withdrawn or lost the right to assert appraisal rights under the provisions of Section 262 of the DGCL.

“Effect” shall mean any effect, change, event, occurrence, circumstance or development.

“Effective Time” shall mean the effective time of the Merger, which shall be the time the Certificate of Merger is duly filed with the Delaware Secretary, or at such later time as the parties hereto agree shall be specified in such Certificate of Merger.

“Employment Agreements” shall mean any Contracts, termination or severance agreements, change of control agreements or any other agreements respecting the terms and conditions of employment of any officer, employee or former employee.

“Encumbrance” shall mean any lien, mortgage, pledge, deed of trust, security interest, charge, encumbrance or other adverse claim or interest.

“Environmental Claims” shall mean any and all Actions, Orders or Encumbrances by any Governmental Entity or other Person alleging potential responsibility or liability arising out of, based on or related to (i) the presence, release or threatened release of, or exposure to, any Hazardous Materials at any location or (ii) circumstances forming the basis of any violation or alleged violation of, or Liability under, any Environmental Law.

“Environmental Law” shall mean all Law relating to pollution or protection of the environment or human health.

“Environmental Permits” shall mean all Company Permits required to be obtained by the Company in connection with its business under applicable Environmental Law.

“Equity Interest” shall mean any share, capital stock, partnership, member or similar interest in any entity and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument or right the value of which is based on any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ESPP” shall mean the Company’s Employee Stock Purchase Plan, adopted on May 15, 2014, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FLSA” shall mean the Fair Labor Standards Act.

“FMLA” shall mean the Family and Medical Leave Act.

“GAAP” shall mean United States generally accepted accounting principles.

“Government Official” shall mean any officer or employee of a Governmental Entity, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any Governmental Entity or public organization.

“Governmental Entity” shall mean any United States or foreign federal, domestic, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

“Hazardous Materials” shall mean all hazardous, toxic, explosive or radioactive substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated, listed, defined or for which liability or standards of conduct may be imposed pursuant to any Environmental Law.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness” shall mean any of the following Liabilities: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other pertinent fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts in connection therewith, in each case, to the extent due and payable), (ii) Liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) Liabilities under or in connection with letters of credit or bankers’ acceptances or similar items (in each case solely to the extent drawn), (iv) Liabilities related to the deferred purchase price of property or services (including deferred purchase price, “earn-out,” or similar Liabilities related to prior acquisitions), other than trade payables incurred in the ordinary course of business or deferred revenue, (v) Liabilities arising from cash/book overdrafts, (vi) Liabilities under capitalized leases to the extent required to be capitalized under GAAP, (vii) Liabilities under conditional sale or other title retention agreements, (viii) Liabilities with respect to vendor advances, (ix) Liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (x) Liabilities or obligations for severance, change of control payments, stay bonuses, retention bonuses, success bonuses, and other bonuses and similar Liabilities and (xi) indebtedness of the types described in clauses (i) through (x) above of others guaranteed by the Company or its Subsidiaries or secured by any Encumbrance on the assets of the Company or its Subsidiaries.

“Information Systems” shall mean the computer Software, computer firmware, computer hardware (whether general purpose or special purpose), electronic data processing, information, record keeping, communications, telecommunications, third-party Software, networks, peripherals and computer systems, including any outsourced systems and processes, and other similar or related items of automated, computerized and/or Software systems that are used or relied on by the Company and its Subsidiaries.

“Intellectual Property” shall mean all of the following in any jurisdiction throughout the world: (i) all trademarks, trademark registrations, trademark rights and renewals thereof, trade names, trade name rights, trade dress, corporate names, logos, slogans, all service marks, service mark registrations and renewals thereof, service mark rights, and all applications to register any of the foregoing, together with the goodwill associated with each of the foregoing, (ii) all issued patents, patent rights, and patent applications, together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions, and reexaminations in connection therewith (iii) all registered and unregistered copyrights, copyrightable works, copyright registrations, renewals thereof, and applications to register the same, (iv) all Internet domain names and Internet web-sites and the content thereof; (v) all confidential and proprietary information, including trade secrets, know-how, inventions, invention disclosures (whether or not patentable and whether or not reduced to practice), inventor rights, reports, quality records, engineering notebooks, models, processes, procedures, drawings, specifications, designs, ingredient or component lists, formulae, plans, proposals, technical data, financial, marketing, customer and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information; (vi) Software; and (vii) all other proprietary and intellectual property and all associated rights.

“IRS” shall mean the Internal Revenue Service.

“Knowledge” or any similar expression used with respect to the Company, shall mean the actual knowledge of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, General Counsel, Chief People Officer or the knowledge that any such Person would reasonably be expected to have after reasonable inquiry.

“Law” shall mean any federal, state, local or foreign statute, law, regulation, requirement, interpretation, permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy or rule of common law of any Governmental Entity, including any judicial or administrative interpretation thereof.

“Leased Property” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Requirements” means with respect to any Person, any federal, foreign, state, local, municipal or other administrative Order, constitution, law (statutory, common or otherwise), code, ordinance, regulation, statute, treaty, convention, rule, or other provisions having the force or effect of law of any Governmental Entity applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject.

“Liabilities” shall mean any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or undertaking and those arising as a result of any act or omission.

“made available to Parent” shall mean that such information, document or material was: (a) publicly available on the SEC EDGAR database; (b) delivered to Parent or Parent’s representatives via electronic mail or in hard copy form before 5:00 p.m., Eastern Time, on July 12, 2016; or (c) made available for review by Parent or Parent’s representatives before 5:00 p.m., Eastern Time, on July 12, 2016 in the virtual data room hosted by RR Donnelley and maintained by the Company in connection with the Merger and which remains available to Parent or Parent’s representatives through the Closing.

“NYSE” shall mean The New York Stock Exchange.

“Open Source Software” shall mean any Software that is subject to the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), any “copyleft” license or any other license that requires as a condition of use, modification or distribution of such Software that such Software or other Software combined or distributed with it be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, (iii) redistributable at no charge or (iv) licensed subject to a patent non-assert or royalty-free patent license.

“Order” shall mean any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.

“Parent Bylaws” shall mean Parent’s Bylaws as in effect as of the date hereof.

“Parent Material Adverse Effect” shall mean, with respect to Parent, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would be reasonably likely to prevent or materially delay the performance by Parent of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by the Transaction Documents.

“Parent’s Debt Financing” shall mean a senior secured term loan facility and a senior secured revolving loan credit facility, each to be provided to Parent (and/or Merger Sub) by one or more banks or financial institutions to finance the consummation of the transactions contemplated under the Merger Agreement on the Closing and ongoing working capital of the Company and its Subsidiaries.

“Permitted Encumbrances” shall mean: (i) real estate taxes, assessments and other governmental levies, fees or charges that are not due and payable as of the Closing Date, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (ii) mechanics, carriers, workmen, warehouseman, repairmen and materialmen liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts that are not due and payable, or that are being contested in good faith, (iii) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property that are not violated by the current use or occupancy of real property or the operation of the business thereon, (iv) restrictions of record identified in any title reports obtained by or made available to Parent, or easements, covenants, conditions, restrictions, defects and other similar matters of record affecting title to real property that do not or would not materially impair the use or occupancy of such real property in the operation of the business conducted thereon, (v) liens imposed by Law (other than Tax Law), (vi) non-exclusive licenses by the Company or a Subsidiary in the ordinary course of business consistent with past practice on its standard form of customer agreement as made available to Parent and (vii) deposits or pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable.

“Personal Data” shall mean any data or information concerning an identified natural person that is subject to Laws or other Legal Requirements concerning privacy and/or data security.

“Person” shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government, or any political subdivision, agency or instrumentality thereof.

“Proxy Statement” shall mean a definitive proxy statement, including the related preliminary proxy statement and any amendment or supplement thereto, relating to the Merger and this Agreement to be mailed to the Company Common Stockholders in connection with the Stockholders Meeting.

“Representatives” shall mean officers, directors, employees, auditors, attorneys and financial advisors (including, with respect to the Company, the Company Financial Advisor).

“Required Reaffirmation” shall mean the public reaffirmation by the Company of the Company Recommendation upon Parent’s written request.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Software” shall mean any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, human readable form or other form (B) databases and compilations, including any and all data, metadata, indices, abstracts, and collections of data, whether machine readable or otherwise, (C) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (D) all documentation, including User Documentation, user manuals and training materials, relating to any of the foregoing.

“Stockholders Meeting” shall mean a meeting of the Company Common Stockholders to be called to consider the adoption of this Agreement.

“Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Subsidiary Stock Rights” shall mean any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Subsidiary of the Company relating to the issued or unissued capital stock of the Subsidiaries of the Company or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, any Subsidiary of the Company.

“Superior Proposal” shall mean a bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 75%) that the Company Board of Directors determines in good faith, after consultation with independent financial advisor and outside legal counsel, and taking into consideration, among other things, all of the terms, conditions, impact and all legal, financial, regulatory and other aspects of such Acquisition Proposal (including whether stockholder approval is required for such Person) and this Agreement that the Company Board (or a committee thereof) deems relevant (in each case taking into account any revisions to this Agreement made in writing by Parent prior to the time of determination), including financing, regulatory approvals, identity of the Person or group making the Acquisition Proposal, breakup fee provisions, (a) is reasonably likely to be consummated in accordance with its terms and (b) would result in a transaction more favorable to the Company Common Stockholders from a financial point of view than the transactions provided for in this Agreement.

“Surviving Corporation” shall mean the corporation surviving the Merger.

“Tax” (and, with correlative meaning, “Taxes”) shall mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, value added, ad valorem, transfer or excise tax, or any other tax of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of another Person.

“Tax Return” shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Third Party” shall mean any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company, Parent, Merger Sub or any Affiliates thereof.

“Transaction Documents” shall mean this Agreement, the Voting Agreements and all other agreements, instruments and documents to be executed by Parent, Merger Sub and the Company in connection with the transactions contemplated by such agreements.

“User Documentation” shall mean explanatory and informational materials concerning the Company products, in printed or electronic format, which the Company or any Subsidiary has released for distribution to end users with such Company products, which may include manuals, descriptions, user and/or installation instructions, diagrams, printouts, listings, flow-charts and training materials, contained on visual media such as paper or photographic film, or on other physical storage media in machine readable form.

“WARN” shall mean the United States Worker Adjustment and Retraining Notification Act, as amended, or any similar Law.

Other Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Agreement	Preamble
Bankruptcy and Equity Exception	3.2
Certificates	2.2
Certifications	3.8(b)
Closing Date	1.2
Company Common Stock	Recitals
Company Common Stockholders	Recitals
Company Material Contract	3.15(a)
Company Recommendation	3.5(c)
Confidential Data	3.6(d)
Continuing Employees	5.14(a)
DGCL	Recitals
Equity Commitment Letter	4.5(b)
Equity Financing	4.5(b)
Exchange Fund	2.1
Existing D&O Policy	5.9(b)
FCPA	3.6(b)
Final Exercise Date	1.7(f)
Final Offering	1.7(f)
Government Contract	3.15(d)
HIPAA	3.6(d)
HITECH	3.6(d)
Indemnified Persons	5.9(a)
Intervening Event	5.6(e)

Commerce	3.6(c)
Company	Preamble
Company Adverse Recommendation Change	5.6(c)(i)
Company Board of Directors	Recitals
Leases	3.11(c)
Major Customer	3.22
Major Vendor	3.22
Merger	Recitals
Merger Consideration	1.4(a)
Merger Sub	Preamble
Notice Period	5.6(d)(iii)
OFAC	3.6(c)
Parent	Preamble
Paying Agent	2.1
PHI	3.6(d)
Record Date	5.5(b)
Regulatory Action	5.3(c)
SDN List	3.6(c)
SEC Clearance Date	5.4(b)
Sponsor	4.5(b)
Termination Date	7.1(f)
Transaction Litigation	5.8
Voting Agreements	Recitals

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PROJECT BRADY HOLDINGS, LLC

By:	/s/ S. Scott Crabill
Name:	S. Scott Crabill
Title:	President

PROJECT BRADY MERGER SUB, INC.

By:	/s/ S. Scott Crabill
Name:	S. Scott Crabill
Title:	President

IMPRIVATA, INC.

By:	/s/ Omar Hussain
Name:	Omar Hussain
Title:	President and CEO

Signature Page to Agreement and Plan of Merger

Exhibit A

Form of Voting Agreement

[See Attached]

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 13, 2016, by and between Project Brady Holdings, LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder (“Holder”) of Imprivata, Inc., a Delaware corporation (the “Company”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Project Brady Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent. Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement. Holder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of the outstanding common stock, par value $0.001 per share, of the Company as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”), provided that Shares subsequently transferred as permitted by, and in accordance with, Section 1(b) below shall, from and after such transfer, cease to be considered “Shares” under this Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1. Agreement to Retain Shares.

(a) Transfer. During the period beginning on the date hereof and ending on the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (as defined in Section 5), (1) except as contemplated by the Merger Agreement, pursuant to the terms of any applicable Rule 10b5-1 trading plan in existence on the date of this Agreement and except as provided in Section 1(b), Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares or any New Shares (as defined below), and (2) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause (2) (other than as required to comply with Section 2(a)).

(b) Permitted Transfers. Section 1(a) shall not prohibit a transfer of Shares or New Shares (as defined below) by Holder to (i) any family member or trust for the benefit of any family member, (ii) any charitable trust, (iii) stockholder, member or partner of any Holder which is an entity, (iv) any Affiliate of Holder or (v) any person or entity if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar Law, so long as, in the case of the foregoing clauses (i), (ii), (iii), (iv) and (v), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement.

(c) New Shares. Holder agrees that any shares of Company Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership (but excluding shares of Company Common Stock underlying unexercised Company Common Stock Options (until such time as any such Company Common Stock Options are exercised and the underlying shares of Company Common Stock are acquired by Holder)) after the date of this Agreement and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised the Shares.

2. Agreement to Vote Shares.

(a) Until the earlier to occur of the Effective Time, the Expiration Date and a Company Adverse Recommendation Change that is not rescinded or otherwise withdrawn, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) and shall vote (or cause to be voted) or consent the Shares and any New Shares (i) in favor of adoption of the Merger Agreement and (ii) against any Acquisition Proposal (the “Covered Proposals”). This Agreement is intended to bind Holder as a stockholder of the Company (and not in any other capacity such as a director or officer of the Company) and only with respect to the Covered Proposals. Except as expressly set forth in clauses (i) and (ii) of this Section 2, Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company. Until the earlier to occur of the Effective Time and the Expiration Date, Holder covenants and agrees not to enter into any agreement or understanding with any Person with respect to voting of its Shares on any Covered Proposal which conflicts with the terms of this Agreement.

(b) Holder further agrees that, until the earlier to occur of the Effective Time and the Expiration Date, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (B) initiate a stockholders’ vote with respect to an Acquisition Proposal or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.

3. Representations, Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants to Parent that Holder (i) is the beneficial owner of the Shares, which, at the date of this Agreement and at all times up until the earlier to occur of (A) the Effective Time and (B) the Expiration Date, will be free and clear of any liens, claims, options, charges or other encumbrances (other than those created by this Agreement) and (ii) as of the date hereof does not own of record or beneficially any shares of outstanding capital stock of the Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law). Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4. Representations, Warranties and Covenants of Parent. Parent hereby represents, warrants and covenants to Holder that Parent has the legal capacity, power and authority to enter into and perform all of Parent’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

5. Termination. This Agreement shall terminate automatically and shall have no further force and effect as of the earliest to occur of (i) the termination of the Merger Agreement in accordance with the terms and provisions thereof, (ii) the notification by Parent to the Company that it is not willing or not able to proceed with the Merger on substantially the terms set forth in the Merger Agreement, including by advising the Company that it is unwilling to proceed with the Merger unless the Merger Consideration is reduced or changed in form, (iii) any waiver, change or amendment to the terms or conditions of the Merger Agreement that adversely affects Holder in any material respect (including any reduction in the Merger Consideration, but excluding any extension of the Termination Date pursuant to the Merger Agreement), (iv) immediately following the Stockholders Meeting, including any adjournment or postponement thereof, at which the Company Common Stockholders vote on the adoption of the Merger Agreement and (v) the Termination Date (the earliest of such dates, the “Expiration Date”). Upon expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a beneficial owner of the Shares and (ii) nothing in this Agreement shall be construed to limit or affect Holder, or any Affiliate or designee of Holder, who serves as an officer or as a member of the Board in acting in his or her capacity as an officer or director of the Company and exercising his or her fiduciary duties and responsibilities in such capacity.

7. Termination of Investor Rights Agreement. To the extent a party thereto, the Holder hereby acknowledges and agrees that the Fourth Amended and Restated Investor Rights Agreement of the Company, dated as of December 11, 2007, will be terminated, without any further rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto, effective and conditioned upon the occurrence of the Effective Time.

8. Miscellaneous.

(a) Entire Agreement; Amendments and Waivers. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. Any term of this Agreement may be amended or waived with the written consent of the parties hereto or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 8(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law thereof. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it shall not bring any action relating to this Agreement in any court other than a federal or state court sitting in the State of Delaware.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.2 of the Merger Agreement and to each Holder at its address set forth on the signature page attached hereto (or at such other address for a party as shall be specified by like notice).

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares. All rights, ownership and economic benefit of and relating to the Shares and any New Shares shall remain vested in and belong to Holder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority with respect to Holder in the voting of any Shares or New Shares, except as specifically provided herein and in the Merger Agreement.

(h) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

(i) No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s organizational documents, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date first above written.

PROJECT BRADY HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Voting Agreement]

“HOLDER”

Name:

Holder’s Address for Notice:

Shares owned of record:		Beneficially owned shares:
Class of Shares	Number	Class of Shares	Number

[Signature Page to Voting Agreement]

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of:1

Name of Holder

and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of July 13, 2016, by and among Project Brady Holdings, LLC, a Delaware corporation, and the undersigned’s spouse. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated: , 2016
Name:

[1]	To be executed by spouses of Holders who reside in community property states.

ANNEX B

745 Seventh Avenue New York, NY 10019 United States

July 12, 2016

Board of Directors

Imprivata, Inc.

10 Maguire Road

Lexington, MA 02421

Members of the Board of Directors:

We understand that Imprivata, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Project Brady Holdings, LLC (“Parent”) pursuant to which (i) Project Brady Merger Sub, Inc., a wholly-owned direct subsidiary of Parent (“Merger Sub”), will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger, and (ii) upon the effectiveness of the Merger, each issued and outstanding share of common stock of the Company (the “Company Common Stock”) (other than shares of Company Common Stock owned by Parent or any of its affiliates or by the Company or any of its subsidiaries, or as to which appraisal rights have been properly asserted (the “Excluded Shares”)) will be converted automatically into the right to receive $19.25 in cash, without interest (the “Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, to be dated July 13, 2016 (the “Agreement”), by and among the Company, Merger Sub and Parent. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of the shares of Company Common Stock (other than the Excluded Shares) of the Merger Consideration to be offered to such holders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the Merger Consideration to be offered to the holders of the shares of Company Common Stock (other than the Excluded Shares) in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of July 12, 2016, and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company; (4) a trading history of the Company’s common stock from June 25, 2014 to July 11, 2016 and a comparison of that trading history with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (7) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company; and (8) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be offered to the holders of the shares of Company Common Stock (other than the Excluded Shares) in the Proposed Transaction is fair to such holders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse a portion of our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in August 2015, we served as an underwriter in connection with the Company’s registered secondary offering of shares of Company Common Stock. We and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to General Catalyst LLC, Polaris Partners and Highland Capital Partners LLC, each a significant holder of shares of Company Common Stock (collectively, the “Specified Stockholders”), and certain of their respective portfolio companies and affiliates and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to the Specified Stockholders and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for the Specified Stockholders and certain of their respective portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by the Specified Stockholders and certain of their respective portfolio companies and affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Thoma Bravo, L.L.C. (“Thoma Bravo”), and certain of its portfolio companies and affiliates and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Thoma Bravo and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Thoma Bravo and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by Thoma Bravo and certain of its portfolio companies and affiliates.

Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, the Specified Stockholders and certain of their respective portfolio companies and/or affiliates and Thoma Bravo and certain of Thoma Bravo’s portfolio companies and/or affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

ANNEX C

SECTION 262

OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

§262 of DGCL

DGCL Section 262

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION Imprivata, Inc. Meeting of Stockholders This proxy is solicited by Imprivata’s board of directors The undersigned(s) hereby appoint(s) Jeff Kalowski, Chief Financial Officer, and John Milton, General Counsel and Corporate Secretary, or either of them, as the true and lawful attorneys-in-fact, agents and proxies (each of them with full power of substitution) to represent the undersigned(s) and to vote at the meeting of stockholders of Imprivata, Inc., to be held on [¨], 2016, at [¨], at [¨], Eastern time, and any and all adjournments or other delays thereof (the “stockholders meeting”), in the manner directed, with respect to all shares of common stock of Imprivata, Inc. that the undersigned(s) is entitled to vote and in the discretion of the proxies on such other matters as may properly come before the stockholders meeting. This proxy is solicited by the board of directors of Imprivata, Inc. and will be voted as directed or, if no direction is indicated, will be voted “FOR” Proposals 1 and 2. The board of directors recommends a vote “FOR” Proposals 1 and 2. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued, and to be signed, on reverse side [Insert Imprivata Logo] [VOTE BY INTERNET] • Go to [¨] • Follow steps outlined on the secure website. VOTE BY TELEPHONE • Call toll free - 1-800-[¨] within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message PROXIES SUBMITTED BY THE INTERNET OR TELEPHONE MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON [¨]. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [¨]. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

END KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR Proposals 1 and 2. For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of July 13, 2016, by and among Project Brady Holdings, LLC, Project Brady Merger Sub, Inc. and Imprivata, Inc., as it may be amended from time to time. ¨ ¨ ¨ 2. To approve the adoption of any proposal to adjourn the stockholders meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the stockholders meeting. ¨ ¨ ¨ For address change/comments, mark here. ¨ (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting ¨ ¨ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date